As filed with the Securities and Exchange Commission on February 4, 2008
                                                     Registration No. 333-148219
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           WILLIAM PENN BANCORP, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

       United States                      6035                  [Applied For]
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                  8150 Route 13, Levittown, Pennsylvania 19057
                                 (215) 945-1200
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          (Address and telephone number of principal executive offices)

                           Charles Corcoran, President
                  8150 Route 13, Levittown, Pennsylvania 19057
                                 (215) 945-1200
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

           John J. Spidi, Esq.                     Edward G. Olifer, Esq.
       Tiffany A. Hasselman, Esq.               Muldoon Murphy & Aguggia LLP
        Malizia Spidi & Fisch, PC          5101 Wisconsin Avenue, N.W., Suite 500
901 New York Avenue, N.W., Suite 210 East          Washington, D.C. 20016
          Washington, DC 20001                        (202) 362-0840
            (202)  434-4660                      Fax: (202) 966-9409
       Fax: (202) 434-4661


Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box |_|

                         CALCULATION OF REGISTRATION FEE
=============================================  ====================== ================ ================== =================
              Title of each                      Amount to be         Proposed maximum  Proposed maximum
           class of securities                    Registered           offering price  aggregate offering    Amount of
             to be registered                                             per unit            price       Registration fee
---------------------------------------------  --------------------- ----------------- ------------------ -----------------
Common Stock, $0.10 par value                   1,983,750 shares (1)      $10.00         $19,837,500         $609.01(2)
Interests of Participants in the 401(k) Plan     187,800 shares (3)       $10.00          $1,878,004
=============================================  ===================== ================= ================== ==================

(1) Includes up to 132,250 shares to be issued to William Penn Bank Community Foundation.
(2)      Previously paid.
(3) These shares are included in the 1,983,750 shares being registered. The number of shares registered for the 401(k) Plan is based upon the current value of the Plan assets. Pursuant to Rule 457(h)(2),no additional registration fee is required with respect to these shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS SUPPLEMENT
                             Participation Interest
                             in up to 187,800 shares
                               of common stock of
                           WILLIAM PENN BANCORP, INC.

                William Penn Bank 401(k) Retirement Savings Plan

         This prospectus supplement is being provided to employees of William Penn Bank, FSB who are participants in the William Penn Bank 401(k) Retirement Savings Plan (referred to in this prospectus supplement as "the Plan"). This supplement relates to the election by Plan participants to use a portion of the funds in their Plan accounts to invest in shares of common stock of William Penn Bancorp, Inc.

         William Penn Bancorp, Inc. is offering for sale shares of its common stock that will represent 28% of its outstanding common stock upon completion of this offering 2% of the outstanding shares of William Penn Bancorp, Inc. will be contributed to the William Penn Bank Community Foundation. The remaining 70% of William Penn Bancorp, Inc.'s outstanding common stock upon completion of this offering will be held by William Penn, MHC, the mutual holding company parent of William Penn Bancorp, Inc. Plan participants may direct the Plan Trustee to use up to of their current account balances to subscribe for and purchase shares of William Penn Bancorp, Inc. common stock through the William Penn Bancorp, Inc. Stock Fund. Based upon the value of the Plan's assets as of December 31, 2007, the Trustee may purchase up to 187,800 shares of William Penn Bancorp, Inc. common stock, assuming a purchase price of $10.00 per share.

         If you direct the Trustee to invest plan funds in William Penn Bancorp, Inc. common stock after the initial public offering, the Trustee will purchase shares for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus dated February __, 2008 of William Penn Bancorp, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the Stock Offering, and the financial condition, results of operations and business of William Penn. This prospectus supplement provides information regarding the William Penn Bank 401(k) Retirement Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to "Risk Factors" beginning on page ___ in the prospectus.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                                     The date of this  prospectus  supplement is
February __, 2008.

         This prospectus supplement may be used only in connection with offers and sales by William Penn Bancorp, Inc. of interests or shares of common stock under the Plan to employees of William Penn Bank, FSB. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

         You should rely only on the information contained in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with information that is different.

         This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of William Penn or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

                                                TABLE OF CONTENTS

THE OFFERING                                                                                                1
           Securities Offered                                                                               1
           Election to Purchase William Penn Bancorp, Inc. Common Stock in the Stock Offering               2
           Value of Participation Interests                                                                 2
           Method of Directing Transfer                                                                     2
           Time for Directing Transfer                                                                      2
           Irrevocability of Transfer Direction                                                             2
           Purchase Price of William Penn Bancorp, Inc. Common Stock                                        2
           Direction to Purchase the Stock After the Stock Offering                                         3
           Nature of a Participant's Interest in William Penn Bancorp, Inc. Common Stock                    3
           Voting and Tender Rights of William Penn Bancorp, Inc. Common Stock                              3

DESCRIPTION OF THE 401(k) SAVINGS AND PROFIT SHARING PLAN                                                   4
           Introduction                                                                                     4
           Eligibility and Participation                                                                    4
           Contributions Under the Plan                                                                     4
           Limitations on Contributions                                                                     5
           Investment of Contributions                                                                      6
           Benefits Under the Plan                                                                          11
           Withdrawals and Distributions From the Plan                                                      11

ADMINISTRATION OF THE 401(k) SAVINGS AND PROFIT SHARING PLAN                                                13
           Trustees                                                                                         13
           Reports to Plan Participants                                                                     13
           Plan Administrator                                                                               13
           Amendment and Termination                                                                        13
           Merger, Consolidation or Transfer                                                                13
           Federal Income Tax Consequences                                                                  14
           Restrictions on Resale                                                                           15
           SEC Reporting and Short-Swing Profit Liability                                                   16

LEGAL OPINION                                                                                               17

                                  THE OFFERING
Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the William Penn Bank 401(k) Retirement Savings Plan (referred to here as the "Plan"). The interests offered under this prospectus supplement are conditioned on the completion of the Stock Offering of William Penn Bancorp, Inc. Assuming a purchase price of $10.00 per share, the Trustee for the Plan may acquire up to 187,800 shares of William Penn Bancorp, Inc. common stock for the William Penn Bancorp, Inc. Stock Fund. Certain subscription rights and purchase limitations also govern your investment in William Penn Bancorp, Inc. Stock Fund in connection with the Stock Offering. See "Persons Who May Order Stock In The Offering" and "Purchase Limitations" in the prospectus attached to this prospectus supplement for further discussion of the subscription rights and purchase limitations.

         This prospectus supplement contains information regarding the Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of William Penn Bank, FSB. The address of the principal executive office of William Penn Bank, FSB is 8150 Route 13, Levittown, Pennsylvania 19059. The telephone number of William Penn Bank, FSB is (215) 945-1200.

Election  To Purchase  William  Penn  Bancorp,  Inc.  Common  Stock In The Stock
Offering

         In connection with the Stock Offering of William Penn Bancorp, Inc., you may direct the Trustee of the Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Plan to purchase William Penn Bancorp, Inc. common stock through the William Penn Bancorp, Inc. Stock Fund. The Plan Trustee will subscribe for William Penn Bancorp, Inc. common stock offered for sale in connection with the Stock Offering in accordance with each participant's direction. If there is not enough common stock in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the Trustee for the Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the Trustee will purchase shares in the open market on your behalf, after the Stock Offering, to fulfill your initial request. The Trustee may make such purchases at prices higher than the initial public offering price.

         All plan participants are eligible to direct a transfer of funds to the William Penn Bancorp, Inc. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. William Penn Bancorp, Inc. has granted rights to subscribe for shares of William Penn
Bancorp, Inc. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at William Penn Bank, FSB as of September 30, 2006 and (2) persons with $50 or more on deposit at William Penn Bank, FSB as of December 31, 2007 and (3) all other depositors of William Penn Bank, FSB as of January 31, 2008 and borrowers of William Penn Bank, FSB as of June 1, 2005 whose borrowings remained outstanding as of January 31, 2008. If you fall into one of the above subscription offering categories, you have
--------------------------------------------------------------------------------
subscription  rights to purchase  shares of common stock in the offering and you
--------------------------------------------------------------------------------
may use funds in the Plan account to pay for your  purchase of shares of William
--------------------------------------------------------------------------------
Penn Bancorp,  Inc.  common stock.  You also will be permitted to direct ongoing
---------------------------------
purchases of the
stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering."

Value Of Participation Interests

         As of December 31, 2007, the market value of the assets of the Plan equaled approximately $1,878,004. The plan administrator has informed each participant of the value of his or her beneficial interest in the Plan on January 9, 2008 for balances as of December 31, 2007. The value of Plan assets represents past contributions made to the Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method Of Directing Transfer

         The last two pages of this prospectus supplement contain a form for you to direct a transfer of current Plan assets to the William Penn Bancorp, Inc. Stock Fund (the "Investment Form"). If you wish to transfer any portion, up to 60%, in multiples of not less than 1%, of your beneficial interest in the assets of the Plan to the William Penn Bancorp, Inc. Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in William Penn Bancorp, Inc. Stock Fund during the initial public offering is $250.00. There is no minimum level of investment after the initial offering for investment in the William Penn Bancorp, Inc. Stock Fund.

Time For Directing Transfer

         You must submit your direction to transfer amounts to the William Penn Bancorp, Inc. Stock Fund in connection with the Stock Offering by the deadline of noon on __________, 2008. You should return the Investment Form to Terry Sager. After the initial offering, you will still be able to direct the investment of your account under the plan for in the William Penn Bancorp, Inc. Stock Fund and in other investment alternatives.

Irrevocability Of Transfer Direction

         You cannot change your direction to transfer amounts credited to your account in the Plan to the William Penn Bancorp, Inc. Stock Fund prior to the completion of the Stock Offering. Following the closing of the Stock Offering and the initial purchase of shares in the William Penn Bancorp, Inc. Stock Fund, you may change your investment directions, in accordance with the terms of the Plan.

Purchase Price of William Penn Bancorp, Inc. Common Stock

         The Trustee will use the funds transferred to the William Penn Bancorp, Inc. Stock Fund to purchase shares of William Penn Bancorp, Inc. common stock in the Stock Offering. The Trustee will pay the same price for shares of William Penn Bancorp, Inc. common stock as all other persons who purchase shares of William Penn Bancorp, Inc. common stock in the offering. IF THERE IS NOT ENOUGH COMMON STOCK IN THE OFFERING TO FILL ALL SUBSCRIPTIONS, THE COMMON STOCK WILL BE APPORTIONED AND THE

TRUSTEE FOR THE PLAN MAY NOT BE ABLE TO PURCHASE ALL OF THE COMMON STOCK YOU REQUESTED. IF YOU ELECT, THE TRUSTEE WILL PURCHASE SHARES ON YOUR BEHALF AFTER THE STOCK OFFERING IN THE OPEN MARKET, TO FULFILL YOUR INITIAL REQUEST. THE TRUSTEE MAY MAKE SUCH PURCHASES AT PRICES HIGHER OR LOWER THAN THE $10.00 OFFERING PRICE.

Direction To Purchase William Penn Bancorp, Inc. Common Stock After the Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 60%) be transferred to the William Penn Bancorp, Inc. Stock Fund and invested in William Penn Bancorp, Inc. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the William Penn Bancorp, Inc. Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the William Penn Bancorp, Inc. Stock Fund. Following your initial election, the allocation of your interest in the William Penn Bancorp, Inc. may be changed by you at any time by either completing the administrative forms provided or by using your online access at www.gwynco.com
                            --------------

Nature Of A Participant's Interest In William Penn Bancorp, Inc. Common Stock

         The Plan Trustee will hold William Penn Bancorp, Inc. common stock in your name on behalf of the Plan. The Trustee will credit shares of common stock acquired at your direction to your account under the Plan. Therefore, the investment designations of other Plan participants should not affect earnings on your Plan account.

         Your account assets directed for investment in the William Penn Bancorp, Inc. Stock Fund account after the initial offering shall be invested by the Trustee to purchase shares of William Penn Bancorp, Inc. common stock in open market transactions. The price paid by the Trustee for shares of the William Penn Bancorp, Inc. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA".

Voting And Tender Rights Of William Penn Bancorp, Inc. Common Stock

         The Trustee generally will exercise voting and tender rights attributable to all William Penn Bancorp, Inc. common stock held by the William Penn Bancorp, Inc. Stock Fund, as directed by participants with interests in the William Penn Bancorp, Inc. Stock Fund. With respect to each matter as to which holders of William Penn Bancorp, Inc. common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the William Penn Bancorp, Inc. Stock Fund. The number of shares of William Penn Bancorp, Inc. common stock held in the William Penn Bancorp, Inc. Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for William Penn Bancorp, Inc. common stock, the Plan allots each participant a number of tender instruction rights reflecting the participant's proportionate interest in the

William Penn Bancorp, Inc. Stock Fund. The percentage of shares of William Penn Bancorp, Inc. common stock held in the William Penn Bancorp, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of William Penn Bancorp, Inc. common stock held in the William Penn Bancorp, Inc. Stock Fund will not be tendered.

         Subject to the Trustees fiduciary duty, the Trustee shall vote and, if applicable, tender the shares of William Penn Bancorp, Inc. stock allocated to the accounts of participants for whom no timely instructions have been received in the same proportion as those shares of William Penn Bancorp, Inc. stock for which instructions were timely received.

                             DESCRIPTION OF THE PLAN

Introduction

         Effective August 1, 1979, William Penn Bank, FSB adopted the William Penn Bank, FSB Cash-Op Plan. William Penn Bank, FSB amended and to allow the plan as the William Penn Bank 401(k) Retirement Savings Plan effective as of January 1, 2008 to allow employer securities up to 60% of a participant's account balance as directed by the participant.

         William Penn Bank, FSB intends for the Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and ERISA. William Penn Bank, FSB may change the Plan from time to time in the future to ensure continued compliance with these laws. William Penn Bank, FSB may also amend the Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Plan.

         The  following  portions of this  prospectus  supplement  summarize the
         -----------------------------------------------------------------------
material  provisions of the Plan.  William Penn Bank, FSB qualifies this summary
--------------------------------------------------------------------------------
in its entirety by reference to the full text of the Plan,  as amended.  You may
--------------------------------------------------------------------------------
obtain  copies of the full Plan  document,  and any  amendments  to the plan, by
--------------------------------------------------------------------------------
sending a request to Terry Sager at William Penn Bank, FSB. You should carefully
--------------------------------------------------------------------------------
read the entire  Plan  document,  as  amended,  to  understand  your  rights and
--------------------------------------------------------------------------------
obligations under the Plan.
---------------------------

Eligibility And Participation

         Salaried employees who have attained age 21 may participate in the Plan and make salary deferrals as of the first day of the month after they have completed such requirement. Salaried employees who have attained age 21 and have one year of service will be eligible to receive employer matching contributions and profit sharing contributions.

         As of January 1, 2008, a total of 22 of the 25 employees of William Penn Bank, FSB participated in the Plan.

Contributions Under The Plan

         Employee Before-Tax Contributions. Subject to certain IRS limitations, the Plan permits each participant to make before-tax contributions to the Plan each payroll period of between 1% and 50% of the participant's salary. Participants may change their rate of before-tax contributions by submitting a form prior to each calendar quarter.

         Matching Contributions. The Plan provides that William Penn Bank, FSB will make matching contributions on behalf of each participant equal to 25% of the participant's compensation, up to a maximum of 12.0% of compensation. William Penn Bank, FSB makes matching contributions only for those participants who make before-tax contributions to the Plan. If a participant stops making before-tax contributions to the Plan, William Penn Bank, FSB will cease its matching contributions on the participant's behalf.

         Rollover Contributions. William Penn Bank, FSB allows employees who receive a distribution from a previous employer's tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Plan, provided the rollover contribution satisfies IRS requirements.

Limitations On Contributions

         Limitation On Employee Salary Deferrals. Although the Plan permits you to defer up to 50% of your compensation, by law your total deferrals under the Plan, together with similar plans, may not exceed $15,500 for 2008. Employees who are age 50 and over may also make additional, "catch-up" contributions to the plan, up to a maximum of $5,000 for 2008. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

         Limitation On Annual Additions And Benefits. As required by the Internal Revenue Code, the Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of William Penn Bank, FSB (including the William Penn Bank, FSB Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant's annual compensation or $46,000 for 2008.

         Limitation On Plan Contributions For Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

         In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $105,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2008, and may be adjusted periodically by the IRS.

         Top-Heavy Plan Requirements. If the Plan is a Top-Heavy Plan for any calendar year, William Penn Bank, FSB may be required to make certain minimum contributions to the Plan on behalf of non-key employees. In general, the Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1) an officer of William Penn Bank, FSB whose annual compensation exceeds $150,000;

(2) a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of William Penn Bancorp, Inc., or who owns stock that possesses more than 5% of the total combined voting power of all stock of William Penn Bancorp, Inc.; or

(3) a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of William Penn Bancorp, Inc., or who owns stock that possesses more than 1% of the total combined voting power of all stock of William Penn Bancorp, Inc., AND whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2008.

                           INVESTMENT OF CONTRIBUTIONS

         A trust holds all amounts credited to participants' accounts under the Plan. The Plan offers the following investment options:

William Penn Bank CD Account investment is represented solely by certificates of deposit through William Penn Bank WPSLF

PIMCO Total Return D seeks to maximize total return consistent with preservation of capital and prudent investment management. It invests, under normal circumstances, at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities. PTTDX

Loomis Sayles Bond Instl seeks current income and capital appreciation. Invests in long-term corporate bonds. Approximately 2/3 of the bonds are investment grade or better. The average maturity is around 17.4 yrs. This provides higher interest returns and less stable value. LSBDX

Fidelity Balanced seeks income and capital growth consistent with reasonable risk. The fund invests approximately 60% of assets in stocks and other equities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. It invests at least 25% of total assets in fixed-income senior securities, including debt securities and preferred stock. FBALX

Fidelity Spartan U.S. Equity Index Inv seeks to provide investment results that correspond to the total return performance of common stocks publicly traded in the United States. The fund normally invests at least 80% of assets in common stocks included in the S&P 500. FUSEX

Quaker Strategic Growth A seeks long-term growth of capital by investing in equity securities that are believed to show a high probability for superior growth. The fund employs an aggressive strategy of portfolio trading to respond to marketplace changes. QUAGX

Fidelity Capital Appreciation seeks capital appreciation by normally investing primarily in common stocks, investing in domestic and foreign issuers, and investing in either "growth" stocks, "value" stocks or both. FDCAX

Excelsior Value & Restructuring seeks long-term capital appreciation by normally investing at least 65% of assets in common and/or preferred stock and convertible securities issued by companies expected to benefit from restructuring or redeployment of assets (mergers, etc. included). UMBIX

Third Avenue Value seeks to achieve long-term capital appreciation by investing in common stocks of well-financed companies at what is believed to be a substantial discount considering true business value. TAVFX

Fidelity Value seeks capital appreciation. Normally invests primarily in common stocks of companies that possess valuable fixed assets or that Fidelity Management & Research Company believes are undervalued in the marketplace in relation to factors such as the issuing company's assets, earnings, or growth potential. FDVLX

UMB Scout Small Cap seeks long-term growth of capital. The fund invests 80% of net assets in equity securities (mostly common stocks) of smaller companies located anywhere in the United States. Any change in this 80% policy approved by the Board may not take effect until shareholders have received written notice of the change at least sixty days before it occurs. Smaller companies are those with a market capitalization of $2.5 billion or less at the time of purchase. UMBHX

Keeley Small Cap Value seeks capital appreciation. The fund normally invests at least 80% of assets in equities issued by companies with market capitalizations of less than $1 billion. Investments often include companies that are undergoing corporate reorganizations or other significant changes. The fund generally attempts to invest in companies with low price to book ratios. KSCVX

Third Avenue Real Estate Value seeks long-term capital appreciation. The fund normally invests at least 80% of assts in equity and debt securities of companies in the real estate industry. Management seeks to acquire securities of well-financed companies at a substantial discount to the estimate of the issuing company's private market value or liquidation value. The fund is nondiversified. TAREX

Fidelity International Discovery seeks long-term growth of capital by normally investing primarily common stock of non-U.S. securities. FIGRX

Dodge & Cox International Stock seeks long-term growth of principal and income. The fund will generally invest at least 80% of its assets in a diversified portfolio of equity securities issued by non-U.S. companies from at least three different countries, including emerging markets. It focuses on countries whose economic and political systems appear more stable and are believed to provide some protection to foreign shareholders. DODFX

Fidelity Select Health Care seeks capital appreciation. The fund invests at least 80% of assets in securities of companies principally engaged in the design, manufacture, or sale of products or services used for or in connection with health care or medicine. It may invest in securities of foreign issuers. The fund is nondiversified. FSPHX

Fidelity Select Natural Resources seeks capital appreciation. The fund normally invests at least 80% of assets in securities of companies principally engaged in owning or developing natural resources, or supplying goods and services to such companies, and in precious metals. Natural resources include precious meals, ferrous and nonferrous metals, strategic metals, hydrocarbons, chemicals, paper and forest products, real estate, food, textile and tobacco products, and other basic commodities. FNARX

Federated Kaufmann K seeks long-term appreciation of capital by investing in smaller/emerging companies. The manager seeks companies with high earnings growth rates and those with management in a personal ownership position in the company. KAUFX

Heartland Value seeks long-term capital appreciation by investing in undervalued small stocks with market capitalizations less than $1 billion. HRTVX

Delafield seeks preservation and growth of capital. The fund normally invests at least 65% of assets in equity securities, including common stocks, securities convertible into common stocks or rights or warrants to subscribe for or purchase common stocks. It may invest up to 35% of total assets in debt securities and preferred stocks which offer a significant opportunity for price appreciation. DEFIX

Fidelity Freedom 2015 target retirement fund (a fund of funds) emphasizes capital growth and income. Allocation to fixed income increase as fund nears target date. FFVFX

Fidelity Freedom 2025 target retirement fund (a fund of funds) emphasizes capital growth and income. Allocation to fixed income increases as fund nears target date. FFTWX

Fidelity Freedom 2035 target retirement fund (a fund of funds) emphasizes capital growth and income. Allocation to fixed income increases as fund nears target date. FFTHX

Fidelity Freedom 2045 target retirement fund (a fund of funds) emphasizes capital growth and income. Allocation to fixed income increases as fund nears target date. FFFGX

         The annual percentage return (net of fees) for the prior three years on the funds offered as investment choices under the Plan was:

Name                                            2007         2006        2005
--------                                      ---------    ---------    --------

William Penn Bank CD Account                      5.30         4.56        3.91
Dodge & Cox International Stock                  11.71        28.01       16.75
Excelsior Value & Restructuring                  10.43        14.88        9.96
Fidelity Balanced                                 8.99        11.65       10.68
Fidelity Capital Appreciation                     6.86        13.80        5.80
Fidelity Freedom 2015                             7.82        10.36        7.01
Fidelity Freedom 2025                             8.64        11.84        8.19
Fidelity Freedom 2035                             9.27        12.94        9.04
Fidelity Freedom 2045                             9.50          n/a         n/a
Fidelity International Discovery                 18.98        24.22       18.55
Fidelity Select Health Care                      12.45         5.11       16.86
Fidelity Select Natural Resources                50.08        19.10       46.02
Fidelity Spartan U.S. Equity Index Inv.           5.43        15.72        4.85
Fidelity Value                                    2.21        15.09       14.27
Heartland Select Value                            4.02        16.69       13.49
Heartland Value                                  -5.53        28.02        1.99
Keeley Small Cap Value A                          7.17        19.55       16.12
Loomis Sayles Bond Instl                          8.53        11.29        4.28
PIMCO Total Return D                              8.73         3.66        2.56
Quaker Strategic Growth A                        33.07         5.13       14.44
Third Avenue Real Estate Value                   -8.35        30.16       14.38
Third Avenue Value                                5.76        14.69       16.50
UMB Scout Small Cap                              13.32        12.07        5.60

         The Plan now offers the William Penn Bancorp, Inc. Stock Fund as an additional choice to the investment alternatives described above. The William Penn Bancorp, Inc. Stock Fund invests primarily in the common stock of William Penn Bancorp, Inc. Participants in the Plan may direct the Trustee to invest any portion, up to 60% of their Plan account balances in the William Penn Bancorp, Inc. Stock Fund.

         The William Penn Bancorp, Inc. Stock Fund consists of investments in the common stock of William Penn Bancorp, Inc. made on the effective date of the Stock Offering. Each Participant's proportionate undivided beneficial interest in the William Penn Bancorp, Inc. Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the William Penn Bancorp, Inc. Stock Fund.

         Upon payment of a cash dividend, the Trustee will determine the unit value prior to distributing the dividend. The Trustee may use the dividend to purchase additional shares of William Penn Bancorp, Inc. Common Stock. The Trustee will, to the extent practicable, use amounts held in the William Penn Bancorp, Inc. Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the William Penn Bancorp, Inc. Stock Fund will be placed in bank deposits and other short-term investments.

         As of the date of this prospectus supplement, no shares of William Penn Bancorp, Inc. common stock have been issued or are outstanding, and there is no established market for William Penn Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of the William Penn Bancorp, Inc. Stock Fund. Performance of the William Penn Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of William Penn Bank and general stock market conditions.

         Once you have submitted your Investment Form, you may not make any transfers until after the completion of the Stock Offering. After the Stock
Offering, the allocation of your interest in the Employer Stock Fund may be changed by you at any time by either completing the administrative forms provided or by using your online access at www.gwynco.com.

Notice of Your Rights Concerning Employer Securities. There has been an important change in federal law that provides specific rights concerning investments in employer securities, such as William Penn Bancorp, Inc. Common Stock. Because you may in the future have investments in William Penn Bancorp, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

     Your Rights Concerning Employer Securities. Beginning in 2007, the Plan must allow you to elect to move any portion of your account that is invested in William Penn Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of William Penn Bancorp, Inc. Stock Fund.

     The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

     In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in William Penn Bancorp, Inc. Common Stock through the Plan.

     It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Benefits Under The Plan

         Vesting. All participants are 100% vested in their contribution accounts under the Plan and in any income earned on their investments and on all William Penn Bank, FSB matching contributions and profit sharing contributions to the Plan. This means that participants have a non-forfeitable right to their contributions and William Penn Bank, FSB contributions and any earnings on those amounts at all times.

                   WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

         Withdrawals Before Termination Of Employment. You may receive in-service distributions from the Plan under limited circumstances in the form of non-hardship withdrawals after age 59 1/2 and hardship withdrawals and loans.

         Participants age 59 1/2 or over may withdraw the net value of their accounts.

         In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the Trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

         Distribution Upon Retirement Or Disability. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant's accounts under the Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer's qualified plan, if the other employer's plan permits rollover contributions. If your Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by William Penn Bank, FSB.

         Distribution Upon Death. A participant's designated beneficiary will receive the full value of a participant's accounts under the Plan upon the participant's death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

         Distribution Upon Termination For Any Other Reason. If your Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, after completion of the proper paperwork, you may elect to receive the value of your vested Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the Trustee transfer the value of your accounts to an IRA or to another employer's qualified plan, if the other employer's plan permits rollover contributions. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by William Penn Bank, FSB.

         Nonalienation Of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan will be void.

APPLICABLE FEDERAL TAX LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH WILLIAM PENN BANK, FSB. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS FROM THE PLAN BEFORE YOU ATTAIN 59 1/2 YEARS OF AGE, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH WILLIAM PENN BANK, FSB OR AFTER TERMINATION OF EMPLOYMENT.

                           ADMINISTRATION OF THE PLAN

Trustee

         The Trustee of the Plan is the named fiduciary of the Plan for purposes of ERISA. The board of directors of William Penn Bank, FSB appoints the Trustee to serve at its pleasure. The board of directors has appointed Charles Corcoran and Terry Sager as Trustee of the Plan.

         The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Plan and the directions of the plan administrator. The Trustee is responsible for the investment of the trust assets.

Reports To Plan Participants

         The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

         William Penn Bank, FSB currently acts as plan administrator for the Plan. The plan administrator handles the following administrative functions:
interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

Amendment And Termination

         William Penn Bank, FSB expects to continue the Plan indefinitely. Nevertheless, William Penn Bank, FSB may terminate the Plan at any time. If William Penn Bank, FSB terminates the Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Plan. William Penn Bank, FSB reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. William Penn Bank, FSB may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation Or Transfer

         If the Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Plan or the other plan is subsequently terminated, the Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had terminated at that time.

Federal Income Tax Consequences

         The following summarizes only briefly the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. YOU SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO ANY TRANSACTION INVOLVING THE PLAN, INCLUDING ANY DISTRIBUTION FROM THE PLAN.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the Plan certain tax advantages, including the following:

(1) The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         William Penn Bank, FSB administers the Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If William

Penn Bank, FSB should receive an adverse determination letter from the IRS regarding the Plan's tax exempt status, all participants would generally recognize income equal to their vested interests in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and William Penn Bank, FSB would be denied certain tax deductions taken in connection with the Plan.

Lump Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by William Penn Bank, FSB. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by William Penn Bank, FSB, if the distribution includes those amounts.

William Penn Bancorp, Inc. Common Stock Included In Lump Sum Distribution. If a lump sum distribution includes William Penn Bancorp, Inc. common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on William Penn Bancorp, Inc. common stock; that is, the excess of the value of William Penn Bancorp, Inc. common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of William Penn Bancorp, Inc. common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of William Penn Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of William Penn Bancorp, Inc. common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the William Penn Bancorp, Inc. common stock, or the "holding period." Any gain on a subsequent sale or other taxable disposition of William Penn Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of William Penn Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

WE HAVE PROVIDED YOU WITH A BRIEF DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE PLAN THAT ARE GENERALLY APPLICABLE UNDER THE INTERNAL REVENUE CODE. WE DO NOT INTEND THIS DESCRIPTION TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR
RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, YOU SHOULD CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions On Resale

         Any "affiliate" of William Penn Bancorp, Inc. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An "affiliate" of William Penn Bancorp, Inc. is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, William Penn Bancorp, Inc. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an "affiliate" of that corporation.

         Any person who may be an "affiliate" of William Penn Bancorp, Inc. may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of William Penn Bancorp, Inc. common stock acquired under the Plan or other sales of William Penn Bancorp, Inc. common stock.

         Persons who are NOT deemed to be "affiliates" of William Penn Bancorp, Inc. at the time of resale may resell freely any shares of William Penn Bancorp, Inc. common stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an "affiliate" of William Penn Bancorp, Inc. at the time of a proposed resale may publicly resell common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of William Penn Bancorp, Inc. common stock then outstanding or the average weekly trading volume reported on the OTC Electronic Bulletin Board during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when William Penn Bancorp, Inc. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.


SEC Reporting And Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as William Penn Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

         In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by William Penn Bancorp, Inc. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

         The SEC has adopted rules that exempt many transactions involving the Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

         Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Plan for six months after the distribution date.

                                  LEGAL OPINION

         The validity of the issuance of the common stock of William Penn Bancorp, Inc. will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C. Malizia Spidi & Fisch, PC acted as special counsel for William Penn Bancorp, Inc. in connection with the Stock Offering of William Penn Bancorp, Inc.

                WILLIAM PENN BANK 401(k) RETIREMENT SAVINGS PLAN
                                 INVESTMENT FORM

Name of Plan:             William Penn Bank 401(k) Retirement Savings Plan
Participant:              ______________________________________________________
Social Security Number:   _____________________________

1. INSTRUCTIONS. In connection with the offering to the public of the common stock of William Penn Bancorp, Inc. (the "Stock Offering"), the William Penn Bank 401(k) Retirement Savings Plan (the "Plan") has been amended to permit participants to direct their current account balances for their elective deferrals, employer matching contributions and rollovers, and all other employer contributions to the Plan into a new fund: the William Penn Bancorp, Inc. Stock Fund ("Employer Stock Fund"). The dollar amount of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of Common Stock of William Penn Bancorp, Inc. ("Common Stock").

         To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than ___ days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Terry Sager at 215-945-1200. If you do not complete and return this form to the Human Resources Department by noon on ____________, 2008, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustees to invest the following amounts (prorated by contribution source) of their elective deferrals, employer matching contributions, rollover contributions and all other employer contributions to the Plan in the Employer Stock Fund.


William Penn Bank CD Account                                    $_______________
Dodge & Cox International Stock                                 $_______________
Excelsior Value & Restructuring                                 $_______________
Fidelity Balanced                                               $_______________
Fidelity Capital Appreciation                                   $_______________
Fidelity Freedom 2015                                           $_______________
Fidelity Freedom 2025                                           $_______________
Fidelity Freedom 2035                                           $_______________
Fidelity Freedom 2045                                           $_______________
Fidelity International Discovery                                $_______________
Fidelity Select Health Care                                     $_______________
Fidelity Select Natural Resources                               $_______________
Fidelity Spartan U.S. Equity Index Inv.                         $_______________
Fidelity Value                                                  $_______________
Heartland Select Value                                          $_______________
Heartland Value                                                 $_______________
Keeley Small Cap Value A                                        $_______________
Loomis Sayles Bond Instl                                        $_______________
PIMCO Total Return D                                            $_______________
Quaker Strategic Growth A                                       $_______________
Third Avenue Real Estate Value                                  $_______________
Third Avenue Value                                              $_______________
UMB Scout Small Cap                                             $_______________

Total                                                           $_______________



NOTE: The total dollar amount of directed investments, above for each fund, may not exceed 60% of total participant account assets.

         If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Plan Trustee to purchase shares of Common Stock in the open market after the Stock Offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not direct the Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

[ ] Yes, I direct the Trustee to purchase stock in the open market, if necessary.

3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's subscription rights. Please indicate your status.

[ ] Check here if you had $50.00 or more in your account with William Penn Bank, FSB Plan as of September 30, 2006,

[ ] Check here if you had $50.00 or more in your account with William Penn Bank, FSB Plan as of December 31, 2007 (but not as of September 30, 2006).

[ ] Check here if you had a deposit in William Penn Bank, FSB as of January 31, 2008 (but not as of September 30, 2006 or December 31, 2007) or are a borrower of William Penn Bank, FSB as of June 1, 2005 whose borrowings remained outstanding as of January 31, 2008.

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


---------------------------------------------        ---------------------------
Signature of Participant                             Date


--------------------------------------------------------------------------------


ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


By:
           ----------------------------------        ---------------------------
                                                     Date


THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY WILLIAM PENN BANCORP, INC., WILLIAM PENN, MHC OR WILLIAM PENN BANK, FSB. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

MINIMUM STOCK PURCHASE IS  $    250.00
MAXIMUM STOCK PURCHASE IS $250,000.00 provided, not more than 60% of total participant account value may be directed in investment under the Employer Stock Fund.


PLEASE COMPLETE AND RETURN TO TERRY SAGER AT WILLIAM PENN BANK, FSB BY NOON ON ________________, 2008.

^PROSPECTUS

                           WILLIAM PENN BANCORP, INC.
              (Proposed Holding Company for William Penn Bank, FSB)

                     Up to 1,610,000 Shares of Common Stock
                (Subject to Increase to up to 1,851,500 Shares)


         William Penn Bancorp, Inc. is the proposed federally-chartered mid-tier holding company for William Penn Bank, FSB. In connection with the mutual holding company reorganization of William Penn Bank, FSB, William Penn Bancorp, Inc. is offering for sale up to 1,610,000 shares of its common stock, representing ^approximately 28% of its common stock to be outstanding ^upon completion of the offering. In addition, William Penn Bancorp, Inc. intends to contribute to the newly established William Penn Bank Community Foundation shares of its common stock equal to ^approximately 2% of its total outstanding common stock upon completion of the offering. The remaining 70% of the common stock outstanding upon completion of this offering will be held by William Penn, MHC, the mutual holding company to be formed in connection with the reorganization. Upon completion of the offering, William Penn Bancorp, Inc. will have between 4,^233,985 and 5,^745,^957 total shares outstanding, including the shares contributed to the foundation and the shares held by William Penn, MHC. The total number of shares of William Penn Bancorp, Inc. common stock outstanding upon completion of the offering is subject to an independent appraisal that must be updated before the offering can be completed and may be increased to an adjusted maximum of 6,^615,^404 shares without resoliciting subscribers. The shares sold in the offering would, in that case, total 1,851,500 shares.


         The offering is expected to expire at __:__ _.m., Eastern time, on ___________, 2008. We may extend this expiration date without notice to you until ____________, 2008, unless the Office of Thrift Supervision approves a later date.

         Keefe Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares being sold are being offered at a price of $10.00 per share. The offering will not be completed if we do not sell a minimum of 1,190,000 shares. We expect that our common stock will trade on the OTC Bulletin Board.

         The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ____________, 2008. If the offering is extended beyond ____________, 2008, subscribers will have the right to modify or rescind their purchase orders. We will hold funds received with orders in a deposit account that we have established at William Penn Bank, FSB for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to William Penn Bank, FSB's regular passbook savings rate. If we do terminate the offering, we will promptly return your funds with interest. If we extend the offering beyond ___________, 2008, you will be given an opportunity to confirm, modify or rescind your order, and if an affirmative response is not received, we will promptly return your funds with interest.

                   This investment involves a degree of risk, including the possible loss of principal.
                 Please read Risk Factors beginning on page ___.

                                OFFERING SUMMARY
 Price Per Share: $10.00


                                                                                          Maximum,
                                                Minimum            Midpoint               Maximum          As adjusted
                                             ------------      -------------      -----------------      --------------
Number of shares                                1,190,000         1,400,000             1,610,000           1,851,500
Gross proceeds                               $ 11,900,000      $ 14,000,000          $ 16,100,000        $ 18,515,000
Estimated offering expenses                  $    628,488      $    647,674          $    666,860        $    688,923
Estimated net proceeds                       $ 11,271,512      $ 13,352,326          $ 15,433,140        $ 17,826,077
Estimated net proceeds per share             $       9.47      $       9.54                $ 9.59        $       9.63


         See Plan of Distribution and Marketing Arrangements on page___ for a description of the underwriting commission paid in connection with this offering.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         For   assistance  on  how  to  subscribe,   please  contact  the  stock
information center at __________________.

                             Keefe Bruyette & Woods
                 The date of this prospectus is _________, 2008

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                              ------

Summary
Risk Factors
A Warning About Forward-Looking Statements
Use of Proceeds
Our Policy Regarding Dividends
Market for the Stock
Capitalization
Pro Forma Data
Comparison of Valuation and Pro Forma Information With and Without the Foundation
Historical and Pro Forma Capital Compliance
^Recent Developments
Selected Financial and Other Data
Management's  Discussion and Analysis of Financial Condition and Results of Operations
Business of William Penn, MHC
Business of William Penn Bancorp, Inc.
Business of William Penn Bank, FSB
Regulation
Taxation
Management
The Reorganization and Offering
Proposed Purchases By Directors and Management
William Penn Bank Community Foundation
Restrictions on Acquisition of William Penn Bancorp, Inc.
Description of Capital Stock
Registrar and Transfer Agent
Legal and Tax Opinions
Experts
Registration Requirements
Where You Can Find Additional Information
Index to Consolidated Financial Statements


                                   [Map page]

--------------------------------------------------------------------------------

                                     SUMMARY

         This summary contains an overview of the key aspects of the offering. To understand this offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning on page F-1 of this document. Throughout this document, the terms "we", "us" or "our" refer to William Penn Bancorp, Inc. or William Penn Bank, FSB, or both, as the context indicates. We also refer to William Penn Bank, FSB as "the Bank."

         William Penn Bancorp, Inc.

         William Penn Bancorp, Inc. is being formed to serve as a holding company for William Penn Bank, FSB, a federally-chartered savings bank originally established in 1870. William Penn Bancorp's principal executive offices will be located at the administrative offices of the Bank at 8150 Route 13, Levittown, Pennsylvania 19057. The phone number at that address is (215) 945-1200.

The Reorganization and Offering

         This  chart  shows  our  current   corporate   structure  (before  this
offering).

                   -----------------------------------------
                                     Members
                   -----------------------------------------
                                     100% |
                   -----------------------------------------
                             William Penn Bank, FSB
                   -----------------------------------------

         This chart shows our new corporate structure (after this offering). William Penn, MHC will hold 70% of the outstanding stock of William Penn Bancorp, ^approximately 28% will be held by public stockholders and ^approximately 2% will be held by the charitable foundation.

-----------------------------------------
              Members
-----------------------------------------
             100% |
-----------------------------------------      -------------------------------     ----------------------------------
           William Penn, MHC                        Public Stockholders                    William Penn Bank
                                                                                         Community Foundation
-----------------------------------------      -------------------------------     ----------------------------------
                 70% |                         ^approximately 28% |                ^approximately 2% |
          --------------------------------------------------------------------------------------------------
                                         William Penn Bancorp, Inc.
          --------------------------------------------------------------------------------------------------
                                                         100% |
                                ----------------------------------------------------------------
                                                    William Penn Bank, FSB
                                ----------------------------------------------------------------


Purpose of the Offering


         The primary reason for our decision to sell stock is to support our future growth plans. The proceeds of the offering will increase our capital, allowing us to seek to implement a growth strategy while maintaining a solid capital position. Our growth strategy calls for increasing and diversifying our loans and deposits and expanding our branch network. We intend to increase our origination of multi-family residential real estate loans and nonresidential commercial real estate loans. William Penn Bank currently operates three offices located in Bucks County, Pennsylvania. We currently plan to open up to three new offices within approximately the next five years.


         Selling stock will also mean that William Penn Bank's depositors, employees, management and directors will have an opportunity to acquire an equity ownership interest in us and thereby obtain an economic interest in our future operations. In addition, we intend to utilize stock benefit plans as a means of attracting and retaining qualified and experienced officers, directors and employees. In connection with

                                       1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the offering, we will establish an employee stock ownership plan under which all eligible full time employees of the Bank will receive shares of William Penn Bancorp common stock.

Use of Proceeds

         William Penn Bank will receive a minimum of 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. The offering proceeds may in part be used to finance the opening of new branches.

         We will lend a portion of the offering proceeds to the William Penn Bank, FSB Employee Stock Ownership Plan to enable it to buy up to 8% of the aggregate shares sold in the offering plus shares contributed to the foundation. The balance of the offering proceeds will be retained by William Penn Bancorp and deposited with or loaned to William Penn Bank, providing the Bank with funds to support the Bank's lending activities. William Penn Bancorp will use the offering proceeds it retains for general corporate purposes, which may include repurchasing shares of its common stock and paying cash dividends.

         Conduct of the Offering

         Rights to subscribe for shares of William Penn Bancorp common stock have the following order of priority:

o Priority 1 - depositors of William Penn Bank at the close of business on September 30, 2006 with deposits of at least $50.00.

o    Priority 2 - the William Penn Bank, FSB Employee Stock Ownership Plan.

o Priority 3 - depositors of William Penn Bank at the close of business on December 31, 2007 with deposits of at least $50.00.

o Priority 4 - all other depositors of William Penn Bank as of January 31, 2008 and borrowers of William Penn Bank as of June 1, 2005 whose borrowings remained outstanding as of January 31, 2008.

         Please note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

         We are offering for sale a minimum of 1,190,000 shares and a maximum of 1,610,000 shares. The independent appraisal that we used to set the number of shares being offered must be updated before we can complete the stock offering, and this could result in the number of shares being increased to up to an adjusted maximum of 1,851,500 shares. We may sell that number of shares without any notice to you. If the updated independent appraisal is higher than the adjusted maximum, we will be required to return all subscribers' funds to them (with interest) and conduct a resolicitation of all orders received. Subscribers would in that case be permitted to modify, rescind or resubmit their orders prior to the expiration of the resolicitation offering. It is possible that we would increase the purchase limitations in such a situation. Any change in the estimated valuation range would first need to be approved by the Office of Thrift Supervision.

         If we sell between the maximum and the adjusted maximum number of shares, the William Penn Bank, FSB Employee Stock Ownership Plan will have the first priority right to purchase the additional

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

shares to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of the priorities described above. See The Reorganization and Offering - Subscription Offering for a description of the allocation procedure.

         We may offer shares not sold in the subscription offering to the general public in a community offering. In the community offering, we will give a preference first to residents of Bucks County, Pennsylvania, second to other residents of Pennsylvania, and third to the general public. This part of the offering may commence concurrently with the subscription offering or any time thereafter and may terminate at any time without notice but no later than ____________, 2008, unless extended.

         Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Keefe Bruyette & Woods, Inc. This part of the offering may terminate at any time without notice but no later than ____________, 2008, unless extended.

         We have the right to reject, in whole or in part, any orders for stock received in the community offering and syndicated community offering.

         Deadline for Ordering Stock

         The subscription offering will expire at __:__ _.m., Eastern time, on _________, 2008. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2008. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2008. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2008, but in no event may the offering be extended beyond
____________,  2009. If the offering is extended beyond  ____________,  2008, we will notify each subscriber, and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received, a subscriber's subscription will be canceled and funds will be returned promptly with interest.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned promptly with interest.

         Purchase Limitations

         Limitations on the purchase of stock in the offering have been set by the plan of reorganization and stock issuance adopted by our Board of Directors. These limitations include the following:

o    The minimum purchase is 25 shares.

o No individual may purchase more than 25,000 shares.

o The purchases of individuals who are considered to be associates of each other or who are deemed to be acting in concert with each other will be limited so that no more than 25,000 shares in aggregate are purchased by such individuals. Persons with joint account relationships are presumed to be acting in concert with each other and may only purchase up to an aggregate of 25,000 shares.

         Please call the stock information center if you have any questions about how any shares you may order, including what persons may be deemed to be your associates or acting in concert with you. Contact information for the stock information center appears on page __.

                                       3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by the Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

Procedure for Ordering Stock

         If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent. We may, in our sole discretion, reject orders received in the community offering or syndicated community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

         To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts.

         You may pay for shares in the subscription offering or the community offering in either of the two following ways:

o    By check or money order made payable to "William Penn Bancorp, Inc."

o By authorizing withdrawal from an account at William Penn Bank. To use funds in a William Penn Bank IRA account, you must transfer your account to an unaffiliated institution or broker. Since IRA account transfers take time to complete, please contact the stock information center as soon as possible for assistance.

         We will hold funds received with orders in a deposit account that we have established at William Penn Bank for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to William Penn Bank's regular passbook savings rate from the date we receive your funds until the offering is completed or terminated.

         All funds authorized for withdrawal from deposit accounts with us, including certificates of deposit, will continue to earn interest at the applicable account or certificate of deposit rate until the offering is completed or terminated. However, if, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Proposed Stock Purchases by Management


         Our directors and executive officers and their associates have indicated that they intend to purchase an aggregate of approximately 103,500 shares of common stock in the offering. If 1,400,000 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 7.4% of the shares sold in the offering and 2.1% of the ^total shares outstanding after the offering, including shares issued to William Penn, MHC. At the maximum of the offering range, these percentages decrease to 6.4% and 1.^8%. ^


                                       4
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Our Estimated Pro Forma Market Value

         Our estimated pro forma market value was established by an independent appraisal provided by RP Financial LC. The appraisal was based on our current and projected financial condition and results of operations and also reflects the effect of the capital to be raised by the offering as well as the effect of the stock benefit plans we expect to implement after the offering.


         RP Financial has estimated that as of November 30, 2007 the pro forma market value of William Penn Bancorp ranged from a minimum of $42.^3 million to a maximum of $57.5 million. This valuation is based on the full pro forma market value of William Penn Bancorp as though we were undertaking a full mutual to stock conversion in which all of the shares outstanding upon completion of the offering (other than the shares held by the charitable foundation) would have been sold in the offering without the issuance of any shares to a mutual holding company. The Board of Directors considered the Bank's present level of capital and our business plan in order to determine the percentage of shares to be sold in the offering, with the result that 70% of our pro forma market value will be held by William Penn, MHC.


         Peer Group Analysis. RP Financial relied primarily on the comparative market value methodology in determining the estimated pro forma market value of William Penn Bancorp. In applying this methodology, RP Financial analyzed financial and operational comparisons of William Penn Bank with a group of companies deemed to be comparable to us. In accordance with Office of Thrift Supervision appraisal guidelines, the peer group companies for a minority offering are other mutual holding companies. In that the market pricing ratios for the peer group companies may reflect a discount for the controlling majority interest owned by the mutual holding companies, that discount would also be reflected in our pro forma market value since our market value is estimated in relation to the peer group companies' market value.

         Ten publicly traded mutual holding companies were selected to comprise the peer group for estimating our pro forma market value. The companies in the peer group range in asset size from $133 million to $390 million (based on September 30, 2007 data) and have market capitalizations ranging from $9.3 million to $71.0 million (based on November 30, 2007 market prices). RP Financial examined how we compare to the peer group on various bases, including earnings prospects, market area, management, acquisition activity in the state of Pennsylvania, stock market conditions, subscription interest, liquidity and dividend policy.

         In estimating our pro forma market value, RP Financial took into account that this type of offering is typically priced at a discount on a price-to-book basis to publicly traded companies. One measure of profitability is the return on equity, which measures the amount of net income produced by a company in relation to that company's net worth. Since it will take a period of time to invest and leverage the additional capital provided by the offering, the return on equity for William Penn Bancorp is expected to be low compared to other publicly traded mutual holding companies that have been in existence for longer periods. RP Financial also took into account that this type of offering is typically priced at a discount on a price-to-book basis to publicly traded companies due to the inherent uncertainty regarding the degree of success any issuer will have in effectively deploying capital. After the offering, William Penn Bancorp will be faced with the challenge of successfully investing the additional capital to generate profitable and competitive earnings returns in a difficult interest rate environment.


         RP Financial utilized the market pricing ratios of the peer group to establish appropriate pro forma pricing ratios for William Penn Bancorp. The estimated pro forma market value was established based on how William Penn Bank compares to the peer group companies on a financial and operational basis. ^As indicated by the ratios below, William Penn's value on a price to book basis is discounted relative to the peer group's average and median price to book value. The reasons for this pricing


                                       5
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discount are (1) the peer group companies on average demonstrate  stronger asset and loan growth than William Penn, (2) the trading market for William Penn's common stock will be less liquid than the market for the peer group companies and (3) there has been an overall downturn in the market for thrift stocks over the last year and the after-market performance of other recent offerings by mutual holding companies has generally been unfavorable.

         Pricing Ratios. Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial's analysis relied primarily on two key market pricing ratios: the price-to-earnings ratio and the price-to-book value ratio. The ratio of "price-to-earnings" is calculated as the price of one share of stock divided by the earnings per share. The price per share in the offering is $10.00. On a pro forma fully converted basis, William Penn Bancorp's estimated earnings for the ^twelve-month period ended September 30, 2007 would have been $1.9 million at the maximum of the offering range, or approximately $0.33 per share, resulting in a pro forma fully converted price-to-earnings ratio of 30.30x at the maximum of the offering range ($10.00 is 30.30 times greater than $0.33). The ratio of "price-to-book value" is calculated as the price of one share of stock divided by the per share value of the company's net worth (also known as the per share book value). On a pro forma fully converted basis, William Penn Bancorp's estimated total equity is $82.0 million at the maximum of the offering range, or approximately $14.26 per share, resulting in a pro forma fully converted price-to-book ratio of 70.13% at the maximum of the offering range ($10.00 is 70.13% of $14.26). See Pro Forma Data at page __ for a full discussion of these projections and The Offering Range at page __ for a full discussion of the calculation of the ratios.


         We also intend to contribute ^approximately 2% of the total shares outstanding upon completion of the offering to a charitable foundation to be established by William Penn Bancorp. We will also contribute $150,000 in cash to the charitable foundation to fund its expenses. The contribution of cash and stock to the foundation has the effect of reducing the estimated pro forma market value of William Penn Bancorp.


         Shown below are the average and median price to earnings multiples and price to book value ratios of the peer group companies and our price to earnings multiple and price to book value ratio at the minimum, midpoint, maximum and adjusted maximum of our pro forma market value as estimated by the appraisal^, all shown on a ^non-fully-converted basis.

                                                    Price-to-Earnings         Price-to-Book
                                                        Multiple                  Value Ratio
                                                    -----------------        ---------------
Pricing ratios for peer group:
Average                                                  26.98x                  137.12%
Median                                                   25.31x                  131.15%
Pro forma pricing ratios for William Penn Bancorp:
Minimum                                                  43.48x                  136.43%
Midpoint                                                 38.46x                  123.92%
Maximum                                                  32.26x                  112.11%
Maximum, as adjusted                                     27.78x                   99.30%

         Fully-Converted Pricing Ratios. The pricing ratios in the following table are calculated on a fully-converted basis, as though we had sold the full amount (100%) of our estimated pro forma market value instead of only
^approximately 28% of that value. The pricing ratios for the peer group have also been adjusted to assume that they were fully public, with all of their outstanding shares held by public stockholders. The


                                       6

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fully-converted ratios for the peer group give effect to the pro forma impact on earnings and book value assuming that the shares held by each company's mutual holding company were sold at their respective trading prices as of November 30,
2007.   Comparing  our  pricing  ratios  to  the  peer  group   companies  on  a
fully-converted basis removes the distortion created by comparing a company that sold ^approximately 28% of its outstanding common stock in a minority stock offering (such as we plan to do) with companies that sold a greater percentage of their outstanding common stock. Repurchases by the peer group companies of shares of their common stock after their respective offerings can distort the comparison. The non-fully-converted public ownership ratios of the peer group companies as of November 30, 2007 ranged between a low of 31.0% and a high of 47.7%.


                                                                         Fully-Converted      Fully-Converted
                                                                        Price-to-Earnings      Price-to-Book
                                                                            Multiple            Value Ratio
                                                                        ------------------    ---------------
Pricing ratios for peer group (on a fully-converted basis):
Average                                                                        23.15x               80.54%
Median                                                                         24.51x               81.10%
Pro forma pricing ratios for William Penn ^Bancorp
(on a fully-converted basis):
Minimum                                                                        23.26x               61.46%
Midpoint                                                                       27.03x               66.18%
Maximum                                                                        30.30x               70.13%
Maximum, as adjusted                                                           34.48x               73.96%

         ^After-Market Performance^. The following ^tables provide information regarding the after-market performance of publicly traded mutual holding companies that have converted in approximately the past twelve months. ^These tables are not intended to indicate how our stock may perform. ^ The independent appraisal is not necessarily indicative of the post-stock offering trading value; you should not assume or expect that William Penn Bancorp's common stock will trade at or above the $10.00 per share purchase price. We expect that William Penn Bancorp's common stock will be traded on the OTC Bulletin Board.


                                       7

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
                                                                            Appreciation From Initial
                                                                                  Offering Price
                                                                    -----------------------------------------------
                                                   Date of Initial  After      After        After         Through
Issuer (Market/Symbol)                                Offering      1 Day      1 Week       1 Month       11/30/07
----------------------                              --------------  ------     --------     ---------     ---------
Northfield Bancorp, Inc. (NASDAQ: NFBK)                 11/8/2007    4.5 %     16.7 %          6.8 %          6.8 %
LaPorte Bancorp, Inc. (NASDAQ: LPSB)                   10/15/2007   (8.1)%    (17.2)%        (18.7)%        (23.1)%
FSB Cmty Bankshares, Inc. (OTCBB: FSBC)                 8/15/2007     -- %       -- %         (5.0)%        (12.4)%
Beneficial Mutual Bancorp (NASDAQ: BNCL)                7/16/2007   (7.9)%     (6.2)%        (13.0)%         (2.5)%
Hometown Bancorp, Inc. (OTCBB: HTWC)                    6/29/2007    0.0 %      0.0 %        (12.5)%        (23.6)%
TFS Financial Corp. (NASDAQ: TFSL)                      4/23/2007   17.9 %     17.2 %         23.3 %         23.5%
Sugar Creek Financial (OTCBB: SUGR)                      4/4/2007    0.0 %      5.0 %          6.0 %         (5.0)%
Delanco Bancorp, Inc. (OTCBB: DLNO)                      4/2/2007    0.0 %      0.0 %         (5.0)%        (30.0)%
Oritani Financial Corp. (NASDAQ: ORIT)                  1/24/2007   59.7 %     53.5 %         55.0 %         29.0%
Polonia Bancorp (OTCBB: PBCP)                           1/16/2007    1.0 %      0.1 %          0.6 %        (10.5)%
MSB Financial Corp. (NASDAQ: MSBF)                       1/5/2007   23.0 %     21.0 %         19.3 %         (6.0)%
Mainstreet Financial Corp. (OTCBB: MSFN)               12/27/2006   10.0 %     10.0 %         (2.5)%        (20.0)%

Average                                                              8.3 %      8.3 %          4.5 %         (6.2)%
Median                                                               0.5 %      2.6 %         (1.0)%         (8.3)%

                                       8

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          The  following  table  presents the  after-market  performance  of the twelve companies listed above broken down into two groups: companies that trade on NASDAQ and companies that trade on the OTC Bulletin Board. As shown below, the companies that are NASDAQ traded have generally traded better than companies that are traded on the OTC Bulletin Board.

                                                                               Appreciation From Initial
                                                                                    Offering Price
                                                                    -----------------------------------------------
                                                                    After      After        After         Through
                                                                    1 Day      1 Week       1 Month       11/30/07
                                                                    ------     --------     ---------     ---------
NASDAQ Traded Companies
Average                                                             14.9 %     14.2   %     12.1    %     4.6     %
Median                                                              11.2 %     17.0   %     13.1    %     2.2     %
OTC Bulletin Board Traded Companies
Average                                                             1.8  %     2.5    %     (3.1    )%    (16.9   )%
Median                                                              0.0  %     0.1    %     (3.8    )%    (16.2   )%


         The stock price of a particular company is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors section beginning on page ___. You should not assume that William Penn Bancorp's common stock will trade at prices similar to other mutual holding companies.


         Contribution ^to William Penn Bank Community Foundation

         To further our commitment to our local community, we intend to establish a charitable foundation as part of the offering. The foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. We will contribute to the foundation: (i) cash in the amount of $150,000 and (ii) approximately 2% of our total shares of common stock outstanding upon completion of the offering. As a result of the issuance of shares and the contribution of cash, we will record an after-tax expense of approximately ^$739,000 during the quarter in which the offering is completed, assuming the offering is completed at the midpoint.


         Issuing shares of common stock to the charitable foundation will:

     o dilute the voting interests of purchasers of shares of our common stock in the offering; and

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     o    result in an expense,  and a reduction in earnings  during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation^.

         The expense of the contribution to the foundation will be offset in part by a corresponding tax benefit; however, our ability to utilize the tax deduction is limited by the fact that we are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry-forward the excess contribution over the five-year period following the contribution to the foundation. We anticipate that substantially all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period), however, if we do not have sufficient earnings we may not be able to use the deduction in full.


         The establishment and funding of the charitable foundation has been approved by our Board of Directors, subject to the approval of the members of William Penn Bank. A vote to approve the funding of the foundation will be taken at the meeting of members separate from the members' vote on the reorganization and stock offering. If the members vote to approve the reorganization and stock offering but not the funding of the foundation, we will conduct the reorganization and stock offering without the foundation.

         For more information about the foundation, see Risk Factors - The contribution of shares to the Charitable Foundation will dilute your ownership interests and adversely affect net income in fiscal 2008 at page ___, Comparison of Valuation and Pro Forma Information With and Without the Foundation at page ___ and William Penn Bank Community Foundation at page ___.

Conditions to Completing the Offering

         We cannot complete the offering unless:

o    we sell at least 1,190,000 shares, the minimum of the offering range;

o the members of William Penn Bank vote to approve the reorganization and offering; and

o we receive final authorization from the Office of Thrift Supervision to complete the offering.

         Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

         Market for William Penn Bancorp's Common Stock

         We expect that our common stock will trade on the OTC Bulletin Board. Keefe Bruyette & Woods, Inc. currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After our common stock begins trading, you may contact a stock broker to buy or sell shares.

         Dividends

         We have not yet established a dividend policy, and we have not yet made plans as to the amount or timing of cash dividends that William Penn Bancorp may pay after the offering. The timing, amount

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and frequency of dividends  will be determined by the Board of Directors.  There are also restrictions on our ability to pay dividends. See Our Policy Regarding Dividends.


         It is expected that, if and when William Penn Bancorp adopts a dividend policy, William Penn Bank will declare dividends to it in amounts necessary to allow it to pay dividends to its shareholders. In determining whether to pay dividends to William Penn Bancorp, William Penn Bank's Board of Directors will consider a number of factors, including: (i) the Bank's results of operations and financial condition; (ii) full compliance with regulatory capital requirements and dividend restrictions; (iii) tax considerations; and (iv) general economic conditions.


         If we pay dividends to stockholders of William Penn Bancorp, it is anticipated that dividends payable to William Penn, MHC would be waived. We must receive the non-objection of the Office of Thrift Supervision for any dividend waiver by William Penn, MHC. See Regulation - Regulation of William Penn Bancorp.

Restrictions on the Acquisition of Shares of William Penn Bancorp

         Under current Office of Thrift Supervision regulations, we can prohibit anyone from acquiring more than 10% of William Penn Bancorp's outstanding common stock for the five year period following the offering. However, because we are majority owned by William Penn, MHC, this means that someone who holds 10% of our outstanding common stock controls approximately 36% of the minority shares held by stockholders other than William Penn, MHC and the foundation.

         The Office of Thrift Supervision has recently proposed changes to its regulations that would permit us to apply the 10% limit to the minority shares so that no entity, person or group acting in concert may during the five years following the offering acquire or vote more than 10% of the minority shares held by stockholders other than William Penn, MHC.

Tax Effects of the Offering

         The reorganization and offering will not be a taxable transaction for purposes of federal or state income taxes for William Penn, MHC, William Penn Bancorp, William Penn Bank or persons eligible to subscribe for stock in the offering. See Material Federal and State Tax Consequences of the Offering.


         Stock ^Benefits to the Directors and Management from the Offering


         We intend to establish certain benefit plans that will use our stock to provide additional compensation to employees and directors. The William Penn Bank, FSB Employee Stock Ownership Plan, for the benefit of employees eligible to participate in the plan, intends to purchase 8% of the aggregate shares sold in the offering plus contributed to the foundation. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers no earlier than six months after completion of the offering which must be approved by stockholders. Officers, directors, and employees will not be required to pay cash for shares received under the William Penn Bank, FSB Employee Stock Ownership Plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options. The exercise price for the options will be at least equal to the market price of our common stock on the date of grant.

         The stock benefit plans will result in additional annual compensation and benefit expenses, thereby reducing our earnings. The following table presents information, at the maximum of the offering range, regarding the number of shares and options expected to be made available under the stock benefit plans. The value of the share awards is based on an assumed value of $10.00 per share; however, this

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does not mean you should  assume  the stock  will  trade at or above  $10.00 per share. It could trade below $10.00 per share. The value of the option grants was determined using the Black-Scholes option-pricing formula. Ultimately, the value of awards under the stock benefit plans will depend on the actual trading price of our stock.


                                                                At the Maximum of the Offering Range
                                      ------------------------------------------------------------------------------------------
                                                                                                                 Percentage of
                                            Persons                                                               Shares Sold
                                            Eligible                             Number                               and
                                               to                                  of         Percentage of       Contributed
                                            Receive             Estimated       Shares/        Total Shares          to the
                                             Awards               Value         Options        Outstanding         Foundation
                                      ---------------------    ------------    -----------    ---------------    ---------------
Employee Stock Ownership Plan         Employees                $1,379,034       137,903              2.40%              8.00%
Restricted Stock                      Directors/Employees       1,126,208       112,621              1.96%              6.53%
Stock Options                         Directors/Employees       1,086,790       281,552              4.90%             16.33%
                                                               ------------    -----------    ---------------    ---------------
                                                               $3,592,032       532,076              9.26%             30.86%
                                                               ============    ===========    ===============    ===============


         Dilution. If newly issued shares are used to fund stock options and awards made under the restricted stock plan instead of outstanding shares purchased in the open market by William Penn Bancorp, the resulting dilution to your ownership interest in William Penn Bancorp would be 4.7% for the option plan and 1.9% for the restricted stock plan. It is our current intention, however, to purchase stock in the open market to fund the restricted stock plan and the stock option plan to avoid stockholder dilution. The cost of purchasing shares in the open market will depend on the trading price of the stock at the time the purchases are made. We would expect to be able to use existing equity to fund the purchase of shares.

         Stockholder Approval. Under recently approved Office of Thrift Supervision regulations, the stock option plan and the restricted stock plan must be approved by a majority of the total votes actually cast by our public stockholders - meaning all stockholders other than our mutual holding company parent, William Penn, MHC, which will own 70% of our outstanding stock upon completion of the offering and will continue to hold a majority of our outstanding stock so long as we remain in mutual holding company form. The stock option plan and restricted stock plan will comply with all applicable Office of Thrift Supervision regulations in effect at the time the plans are adopted. If the Office of Thrift Supervision regulations were to change in the future to eliminate the requirement to obtain the separate vote of the public stockholders then William Penn, MHC would control the outcome of any vote.

         See Management - Stock Benefit Plans and Pro Forma Data for more information about the stock benefit plans.

         Possible Conversion of William Penn, MHC to Stock Form

         In the future, William Penn, MHC may convert from the mutual holding company form of organization, wherein a majority of the outstanding stock is held by the mutual holding company, to a corporation with 100% of its shares held by public stockholders. This type of conversion transaction is

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commonly  known as a  "second-step  conversion."  The Board of Directors  has no current plans to undertake a second-step conversion transaction.

         Stock Information Center

         For assistance, please contact the stock information center at (___) ___-____. The stock information center's hours of operation are generally __:__ a.m. to __:__ p.m., Eastern time, Monday through Friday. The stock information center is closed on weekends and holidays.

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                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.


We realize income primarily from the difference between interest earned on loans and investments and interest paid on deposits and borrowings^. Our net interest income has suffered in recent years as the result of changes in interest rates. We may continue to experience compression of our interest rate spread and net interest margin and changes in interest rates may continue to adversely affect us.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income. Our net interest income has suffered in recent years as the result of the continued compression of our interest rate spread and net interest margin caused by the flat or inverted interest rate yield curve environment during recent periods. Our net interest rate spread for the fiscal years 2005, 2006 and 2007 was 2.11%, 1.74% and 1.42%, respectively, while our net interest margin for the fiscal years 2005, 2006 and 2007 was 2.51%, 2.25% and 2.03%, respectively.

         Several  years ago  market  interest  rates  were at  historically  low levels. Between June 2004 and June 2006, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it 17 times, from 1.00% to 5.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, increased, intermediate and long-term market interest rates, which we use as a guide to our loan pricing, did not increase proportionately. This led to a "flattening" of the market yield curve, which even "inverted" at times as short-term rates exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments. It has also affected the amount of lending we have done as we intentionally reduced our mortgage lending since the yield curve did not, in our opinion, allow us to be properly compensated for the interest rate risk on longer-term loans. In a normal yield curve environment, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In September, October and December of 2007, the U.S. Federal Reserve lowered its target federal funds rate three times, to 4.25%^, however, the yield curve ^continued to be relatively flat.^ On January 22, 2008, the U.S. Federal Reserve lowered its target federal funds rate by 75 basis points to 3.50%, and then on January 30, 2008 lowered it again by 50 basis points to 3.00%. The U.S. Federal Reserve stated in January 2008 that the rate cuts were made in response to: (1) a weakening of the economic outlook and increasing downside risks to growth; (2) the continued deterioration of broader financial market conditions despite the easing of strains in short-term funding markets and further tightening of credit for businesses and households; and (3) a deepening of the housing contraction as well as some softening in labor markets.


         Changes in interest rates can also affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we generally are not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Our return on average assets (ROA) and return on average equity (ROE), which are measures of our profitability, have fallen in recent years as our net income has declined as a result of interest rate spread and margin compression as well as the relatively high rates we pay on deposits, the high cost of our FHLB advances, and our relatively low levels of noninterest income. There is no guarantee that we will be successful in reversing this trend of lower net income.

         Net income for the year ended June 30, 2007 was 21% lower than the year ended June 30, 2006, and net income for the year ended June 30, 2006 was approximately 13% lower than net income for the year ended June 30, 2005. Our ROA for the fiscal years 2005, 2006 and 2007 was 0.88%, 0.75% and 0.60%, respectively, while our ROE for the fiscal years 2005, 2006 and 2007 was 7.66%, 6.21% and 4.67%, respectively.

         The decreases in net income in recent years resulted primarily from the continued compression of net interest income as a result of the rate environment. Our net interest income has been negatively affected by high borrowings expense, although we expect our refinancing of approximately $25.0 million of those advances in December 2007 will improve our net interest margin going forward. Our net interest income has also been negatively affected by offering deposit rates toward the high end of current market ranges. The other part of our strategy to compete for deposits was by charging lower fees, however, this has negatively impacted our noninterest income and thus our profitability. We have not in the past focused on fee generation, and we currently have no plans to seek fee income generation through the offering of complementary services or acquisition of fee producing subsidiaries such as title insurance or third-party securities sales.

We intend to embark on a proactive growth strategy and increase our total assets and loan portfolio. This represents a fundamental change in our operating philosophy and there is no guarantee that we will be successful in implementing this change.

         We have in the past intentionally reduced mortgage lending when the yield curve did not, in our opinion, allow us to be properly compensated for the interest rate risk on longer-term loans as a result of the flat or inverted yield curve's impact on the pricing of short-term assets relative to long term assets. Our preference was to sacrifice growth in order to avoid interest rate risk exposure. The result has been that our total assets and loan portfolio have been relatively flat for some time. In an effort to improve our profitability, we now anticipate fundamentally changing our approach, and we will seek to grow our total assets and loan portfolio. We plan to hire additional staff to achieve the growth in loans, including business development officers, lenders, credit analysts and loan processors. We intend to hire additional personnel and management support outside the lending department as well. We also intend to open up to three de novo branches over the next five years. There is no guarantee that we will be able to realize our growth plans or that we will be successful in managing our growth.


At September 30, 2007, approximately 28% of our total loan portfolio consisted of multi-family and nonresidential mortgage loans, land loans and construction loans. The repayment risk related to these types of loans is considered to be greater than the risk related to one to four family residential loans. Part of our business plan is to increase our origination of multi-family and nonresidential mortgage loans.

         Unlike single-family or one to four family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property with values that tend to be more easily ascertainable, multi-family and nonresidential mortgage loans tend to be based on the borrower's ability to make repayment from the cash flow of the borrowers' business, which may include rental income. The repayment of construction loans and land loans for residential and commercial land acquisition and development, including loans to builders and developers, is dependent, in part, on the success of the ultimate construction project. In addition, these types of loans generally result in larger balances to single borrowers, or related groups of borrowers, than one to four family loans.

         A  significant  amount of our one to four  family  residential  lending
consists  of  "investor   loans"   (defined  as  loans  on  non-owner   occupied
properties), and this may expose us to increased lending risks.

         At September 30, 2007, we had approximately $57.2 million of loans on non-owner occupied one to four family residences ("investor loans"), representing approximately 30% of total loans. This $57.2 million of one to four family investor loans includes $50.3 million of first mortgages, $1.4 million of second mortgages and $5.6 million of construction loans. Loans on one to four family residences are generally considered to have less credit risk than other types of real estate lending, but a property being non-owner occupied puts the loan on that property into the category of "investor loans." These loans are generally considered to involve a higher degree of credit risk than financing of owner occupied properties. The interest rates on these loans are priced to reflect the additional credit risk, however, any late payments or the failure to repay such loans would hurt our earnings.

The market for stock of financial institutions has been unusually volatile recently, and our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our operating results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, political and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. We might experience market fluctuations that are not directly related to our operating performance but are influenced by the market's perception of the health of the financial industry and, in particular, the market's assessment of the credit quality conditions, including default and foreclosure rates.

If we do not achieve profitability on new branches, the new branches may hurt our earnings.


      We intend to expand our branch network by opening up to three new offices over approximately the next five years. The success of our expansion strategy, however, is contingent upon numerous factors, such as our ability to select suitable locations for branches, real estate acquisition costs, competition, interest rates, managerial resources, our ability to hire and retain qualified personnel, the effectiveness of our marketing strategy and our ability to attract deposits. The opening of new offices may not increase the volume of our loans and deposits as quickly or to the degree that we hope, and opening new offices will increase our operating expenses. On average, de novo branches do not become profitable until three to four years after opening. We estimate our fixed asset expenses (including furniture, fixtures and equipment and leasehold improvements) for each new office could be between approximately $650,000 and $800,000. We currently expect to lease rather than own the additional branches. The projected time line and the estimated dollar amounts involved in opening de novo branches could differ significantly from actual results, however. There is no guarantee that we will successfully manage the costs and implementation risks associated with our branching strategy.

The loss of senior management could hurt our operations.


      We rely heavily on our president, Mr. Charles Corcoran, and on our chief lending officer, Mr. James D. Douglas. The loss of Mr. Corcoran or Mr. Douglas could have an adverse effect on us because, as a small community bank, these key officers have more responsibility than would be typical at a larger financial institution with more employees. In addition, as a small community bank, we have fewer management-level personnel who are in a position to assume the responsibilities of our senior executive officers. ^The Board may consider ^entering into employment agreements with Mr. Corcoran and Mr. Douglas ^at a later date.
      ^

      Strong competition within our industry and market area may limit our growth and profitability.

         Competition in the banking and financial services industry is intense. Many of our competitors have substantially greater resources and lending limits than we do. We will soon install ATM machines at two of our offices and launch our online banking program, but there are still services available from larger banks that we do not or cannot provide. Price competition for loans has in recent years caused us to originate fewer loans. Additionally, competition in the market for hiring experienced lenders and other highly qualified bank officers is also a challenge, which may restrict our ability to grow.

Our business is geographically concentrated in and around Bucks County, Pennsylvania, and a downturn in economic conditions in this market area could have an adverse impact on our profitability.


         We primarily originate loans to and gather deposits from retail customers in our market area. We focus on the 90-mile radius surrounding our offices. Any decline in the economy of this market could have an adverse impact on our earnings. Adverse economic changes may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. Additionally, because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected. According to data collected by the National Association of Realtors, the median sales price of existing family homes in our market area fell by approximately 5% in late 2006 and was $224,000 and $222,000 during the fourth quarter of 2006 and first quarter of 2007, as compared to $236,000 during the third quarter of 2006, but recovered during mid-2007 to $243,000 for both the second and third quarter of 2007.


         There is a potential for loss on a sizable land loan in our portfolio.

         In 2003 we originated a land loan in the amount of $3.0 million secured by a tract of land in Wildwood, New Jersey. We have concerns about the financial condition of the borrower on this loan. Monthly payments were current as of September 30, 2007, however payments are being received not from the borrower but from the borrower's new business partner, who could cease payment at any time as he is not a party to the loan agreement and has no legal obligation to make payments on this loan. The most recent appraisal we have on this property was prepared in 2004, and although that "as is" appraisal for this undeveloped site was greater than the outstanding balance of the loan, we have designated the loan as special mention in light of the uncertainty related to the development of the property. The issues that could impede the development include zoning, wetlands preservation, site improvements and environmental cleanup.

If we experience loan losses in excess of our allowance, our earnings will be adversely affected.

         The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management maintains an allowance for loan losses based upon historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. If management's assumptions and judgments about the ultimate collectibility of the loan portfolio prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses or if we are required to make material additions to the allowance, our earnings and capital could be significantly and adversely affected.

         Recently, there have been concerns on a national level with regard to a slowdown in the housing market and a credit quality crisis marked by significant loan losses in addition to increasing rates of non-performing loans, defaults and foreclosures. There is also growing concern about the economy in general. To date, we have not directly experienced any adverse affects with regard to credit quality as our non-performing assets have continued to be low and we have not observed any trends in delinquencies. No assurances can be given however that our credit quality will remain unaffected particularly if the slowdown in the housing market, the credit crisis or concerns about the economy persists or worsens.


There may be a limited market for our common stock, which may lower our stock price.

         Our common stock will trade on the OTC Bulletin Board, but there is no guarantee that an active, regular trading market for our common stock will develop because the size of our offering is not large enough to result in a liquid trading market. The limited trading market could also result in a wider spread between the bid and ask price for the stock, meaning the highest price being offered for shares for sale at any particular time may be further from the lowest price being offered by buyers for the stock at that moment than if the stock were more actively traded (the difference between the bid and ask price being the "spread" for the stock). This could make it more difficult to sell a large number of shares at one time and could mean the sale of a large number of shares at one time could depress the market price.


Our return on equity is currently low and will decrease after this offering. This could negatively impact the price of our stock.


         The net proceeds from the offering will substantially increase our equity capital. We expect that it will take a significant period of time to prudently invest this capital. For the year ended June 30, 2007, our return on average equity, which is the ratio of our earnings divided by our average equity capital, was 4.67%. After the offering, our estimated ratio of pro forma earnings divided by pro forma stockholders' equity is expected to be approximately 3.^37% at the midpoint of the offering range. Because the stock market values a company based in part on its return on equity, our low return on equity could negatively affect the trading price of our stock.


         Additional compensation and benefit expenses following the offering will negatively impact our profitability.

         Following the offering, we will recognize additional annual employee compensation and benefit expenses stemming from equity-based compensation to employees, officers and directors under new benefit plans, including the William Penn Bank, FSB Employee Stock Ownership Plan. The actual amount of the new stock-related compensation and benefit expenses is unknown at this point because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material.

         New expenses that we will incur as a public company will affect our earnings.

         Following the offering, our noninterest expense will increase as a result of the financial accounting, legal and various other additional noninterest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. In addition, the Bank's senior management will be required to devote a significant amount of time to such matters, diverting their full attention from regular operations.

The implementation of stock-based benefit plans may dilute your ownership interest in William Penn Bancorp.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in fiscal 2008.

         We intend to establish a charitable foundation in connection with the offering. We will contribute to the foundation ^approximately 2% of the total outstanding shares of William Penn Bancorp common stock and $150,000 in cash. This contribution of shares and cash will have an adverse effect on our net income for the quarter and year in which we make the contribution. The after-tax expense of the contribution will reduce net income in our 2008 fiscal year by approximately ^$739,000, assuming the offering is completed at the midpoint. Persons purchasing shares in the offering will have their ownership and voting interests in William Penn Bancorp diluted by ^approximately 6.7% due to the issuance of shares of common stock to the charitable foundation.

If our contribution to the charitable foundation is determined not to be tax deductible our net income would be reduced.

         We believe that the contribution to the charitable foundation will be deductible for federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution were determined not to be deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully.

^Persons who purchase stock in the offering will own a minority of William Penn Bancorp's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of William Penn Bancorp.

         William Penn, MHC will own 70% of William Penn Bancorp's common stock after the offering. The MHC's Board of Directors will be comprised of the same persons as William Penn Bancorp's Board of Directors and will generally be able to exercise voting control over matters put to a vote of stockholders of William Penn Bancorp, such as a vote on a sale or merger of William Penn Bancorp or other transaction in which stockholders could receive a premium for their shares and the election of directors of William Penn Bancorp. There are certain matters which require separate approval by the minority shareholders and thus are determined by the minority shareholders: (1) the approval of stock benefit plans and (2) the conversion of William Penn, MHC to stock form. William Penn, MHC cannot determine the outcome of those particular proposals.


Office of Thrift Supervision policy on remutualization transactions could prevent acquisition of William Penn Bancorp which may adversely affect our stock price.

      Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in what is commonly called a "remutualization" transaction. In the past, remutualization transactions resulted in minority stockholders receiving a significant premium for their shares. However, in 2003 the Office of Thrift Supervision issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or further restrict these transactions in the future, our per share stock price may be adversely affected. For further information, see Restrictions on Acquisition of William Penn Bancorp--Regulatory Restrictions.

      We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material impact on our operations.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

     o    statements of our goals, intentions and expectations;

     o    statements  regarding  our  business  plans,  prospects,   growth  and
          operating strategies;

     o    statements   regarding   the  quality  of  our  loan  and   investment
          portfolios; and

     o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

     o general economic conditions, either nationally or in our market area, that are worse than expected;

     o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

     o our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities;

     o    increased competitive pressures among financial services companies;

     o    changes in consumer spending, borrowing and savings habits;

     o    legislative or regulatory changes that adversely affect our business;

     o    adverse changes in the securities markets;

     o    our ability to successfully manage our growth; and

     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise capital to support our anticipated future growth. The actual net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which depends on the independent valuation and market considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $11.3 million and $15.4 million, or $17.8 million at the adjusted maximum. The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. Payments for shares made through withdrawals from existing deposit accounts at William Penn Bank will not result in the receipt of new funds for investment but will result in a reduction of William Penn Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

         William Penn Bancorp intends to use proceeds from the offering as follows:


                                                                                                                     Maximum
                                 Minimum                  Midpoint                      Maximum                    As Adjusted
                          ----------------------- --------------------------    ------------------------     -----------------------
                                        Percent                   Percent                     Percent                       Percent
                                        of Net      Amount         of Net                      of Net                       of Net
                           Amount      Proceeds                   Proceeds       Amount       Proceeds        Amount       Proceeds
                          ---------    ---------- -----------    -----------    ---------    -----------     ----------    ---------
                                                                    (Dollars in Thousands)
Estimated net proceeds    $ 11,272                  $ 13,352                    $ 15,433                      $ 17,826
    Less:
50% to Bank                  5,636       50.0%         6,676       50.0%           7,717       50.0%             8,913      50.0%
Loan to ESOP                 1,016        9.0%         1,198        9.0%           1,379        8.9%             1,588       8.9%
Cash contribution to
     foundation                150        1.3%           150        1.1%             150        1.0%               150       0.8%
Capitalization of MHC          100        0.9%           100        0.7%             100        0.6%               100       0.6%
                          ---------                 ---------                   ---------                    ----------
Proceeds retained by
  William Penn Bancorp     $ 4,370       38.8%       $ 5,228       39.2%         $ 6,087       39.4%           $ 7,075      39.7%
                          =========                 =========                   =========                    ==========


         William Penn Bank will receive at least 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. The Bank will receive such additional amount as may be necessary so that the ratio of the Bank's tangible capital to its total assets upon completion of the offering is at least 10%. The proceeds will provide the opportunity for the Bank to significantly grow its assets and maintain its status as a well-capitalized financial institution under applicable banking regulations. The offering proceeds may also be used to finance the opening of new offices.

         We will lend a portion of the offering proceeds to the William Penn Bank, FSB Employee Stock Ownership Plan to enable it to buy up to 8% of the aggregate shares sold in the offering plus contributed to the foundation. If it does not buy the full amount of its intended common stock purchase in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the William Penn Bank, FSB Employee Stock Ownership Plan will increase.

         The balance of the offering proceeds will be retained by William Penn Bancorp and deposited with or loaned to William Penn Bank, providing funds to support the Bank's operations. William Penn Bancorp will use the offering proceeds it retains for general corporate purposes, which may include repurchasing shares of its common stock and paying cash dividends.

                         OUR POLICY REGARDING DIVIDENDS

         We have not yet determined what our dividend policy will be, and we have no plans or understandings as to the amount or timing of cash dividends that William Penn Bancorp may pay after the offering. Future declarations of dividends by the Board of Directors will depend on a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

                  The timing, frequency and amount of dividends will be determined by the Board. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         William Penn Bancorp's ability to pay dividends may also depend on the receipt of dividends from William Penn Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of William Penn Bank - Dividend and Other Capital Distribution Limitations. ^It is expected that, if and when William Penn Bancorp adopts a dividend policy, William Penn Bank will declare dividends to it in amounts necessary to allow it to pay dividends to its shareholders. In determining whether to pay dividends to William Penn Bancorp, William Penn Bank's Board of Directors will consider a number of factors, including: (i) the Bank's results of operations and financial condition; (ii) full compliance with regulatory capital requirements and dividend restrictions; (iii) tax considerations; and (iv) general economic conditions. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, we have agreed that we will not initiate any action within one year of completion of the stock offering involving the payment of a special distribution or return of capital to stockholders of William Penn Bancorp.


         If William Penn Bancorp pays dividends to its stockholders, it is anticipated that dividends payable to William Penn, MHC would be waived. We must notify the Office of Thrift Supervision of any proposed dividend waiver by William Penn, MHC. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members.

                              MARKET FOR THE STOCK

         There is not, at this time, any market for William Penn Bancorp's stock. We expect that our common stock will trade on the OTC Bulletin Board. Keefe Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

         The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share. Therefore, purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock. This may make it difficult to sell our common stock after the offering and may have an adverse affect on the price at which the common stock may be sold.

                                 CAPITALIZATION


         Set forth below is the historical capitalization as of September 30, 2007 of William Penn Bank and the pro forma capitalization of William Penn Bancorp as of September 30, 2007. ^ The minimum, midpoint, maximum and maximum, as adjusted, pro forma capitalization amounts assume the sale of 1,190,000 shares, 1,400,000 shares, 1,610,000 shares and 1,851,500 shares, respectively, at an offering price of $10.00 per share.


                                                                                       William Penn Bancorp, Inc.,
                                                                                       Pro Forma Capitalization at
                                                                                          September 30, 2007(1)
                                                                         --------------------------------------------------------
                                                   William Penn Bank,                                                 Maximum,
                                         Historical Capitalization at      Minimum      Midpoint       Maximum       as adjusted
                                                   September 30, 2007    -----------   -----------   -------------   ------------
                                                                                      (In thousands)
Deposits(2)                                           $       157,687    $  157,687    $  157,687    $    157,687    $   157,687
Borrowings                                                     71,000        71,000        71,000          71,000         71,000
                                                      ----------------   -----------   -----------   -------------   ------------
     Total deposits and borrowings                    $       228,687    $  228,687    $  228,687    $    228,687    $   228,687
                                                      ================   ===========   ===========   =============   ============

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares
     authorized, no shares outstanding                 $            -    $        -     $       -     $         -    $         -
Common stock, $0.10 par value,
     49,000,000 shares authorized, assuming
     shares outstanding as shown(3)                                 -           423           499             575            662
Additional paid-in capital (3)                                      -        11,651        13,823          15,996         18,495
Retained earnings                                              34,690        34,690        34,690          34,690         34,690
Accumulated other comprehensive loss                             (174)         (174)         (174)           (174)          (174)
Less:
    Capital contribution to MHC(4)                                  -          (100)         (100)           (100)          (100)
Less:
    Expense of stock contribution to foundation                     -          (802)         (970)         (1,138)        (1,331)
    Expense of cash contribution to foundation                      -          (150)         (150)           (150)          (150)
Plus:
   Tax benefit of contribution to foundation(5)                     -           324           381             438            504
Less:
    Common stock acquired by ESOP(6)                                -        (1,016)       (1,198)         (1,379)        (1,588)
    Common stock acquired by restricted stock plan(7)               -          (830)         (978)         (1,126)        (1,297)
                                                      ----------------   ------------- ------------- --------------  --------------
     Total stockholders' equity                       $        34,516    $   44,016    $   45,823    $     47,632    $    49,711
                                                      ================   ===========   ===========   =============   ============


--------------------

(1) No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by William Penn Bancorp and presented for approval by the stockholders after the offering. An amount equal to 4.9% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC, would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Stock Benefit Plans - Stock Option Plan.

(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.


(3) Pro forma data includes all shares to be outstanding upon completion of the stock offering, including shares held by William Penn, MHC and shares held by the charitable foundation. Total outstanding shares upon completion of the offering will be 4,^233,985, ^4,^989,^983, 5,^745,^957 and 6,^615,^404,
     at the minimum, midpoint, maximum and adjusted maximum, respectively.

(4)  Pro  forma  ^data   reflects  a  reduction   of  $100,000  to  the  initial
     capitalization of William Penn Bancorp for the initial capitalization of William Penn, MHC.


(5) Represents the tax effect of the contribution to the charitable foundation based on a 34% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of William Penn Bancorp's annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(6) Assumes that 8% of the aggregate shares sold in the offering plus contributed to the foundation will be purchased by the William Penn Bank, FSB Employee Stock Ownership Plan (the "ESOP"), and that the funds used to acquire those shares will be borrowed from William Penn Bancorp, concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data. William Penn Bank intends to make scheduled discretionary contributions to the ESOP sufficient to enable it to service and repay its debt over a ten year period. The amount of shares to be acquired by the ESOP is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan. If the ESOP is unable to purchase stock in the stock offering due to an oversubscription in the offering by Eligible Account Holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity.


(7) Assumes that an amount equal to 1.96% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC and the charitable foundation, is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the ^tables under Pro Forma Data.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. The net proceeds of the offering are currently estimated to be between $11.3 million and $15.4 million ($17.8 million at the adjusted maximum), based on the following assumptions:

     o Shares sold in the offering will be sold in either the subscription offering or the community offering, with no shares being sold in a syndicated community offering; and

     o An amount equal to the cost of purchasing 8% of the aggregate shares sold in the offering plus contributed to the foundation will be loaned to the employee stock ownership plan to fund its purchase at an assumed purchase price of $10.00 per share;

     o An amount equal to 1.96% of the total number of outstanding shares, including shares held by William Penn, MHC and shares held by the charitable foundation, will be acquired by the restricted stock plan through open market purchases at an assumed purchase price of $10.00 per share;


     o Expenses of the offering, including the fees and expenses of Keefe Bruyette & Woods, are estimated to be between approximately ^$628,000 at the minimum and ^$667,000 at the maximum (^$689,000 at the adjusted maximum).


     o    Cash  totaling   $150,000  will  be   contributed  to  the  charitable
          foundation.


         The following ^tables set forth the pro forma net income for the twelve-month period ended June 30, 2007 and the three-month period ended September 30, 2007 and pro forma stockholders' equity as of June 30, 2007 and September 30, 2007. In preparing ^these tables, we have made the following assumptions:

     o Pro forma net income has been calculated assuming the stock had been sold at the beginning of the ^periods and the net proceeds had been invested at an average yield of 4.91% for the twelve-month period ended June 30, 2007 and at an average annualized yield of 4.05% for the three-month period ended September 30, 2007, which represents the yield on a one-year U.S. Treasury bill as of June 30, 2007 and September 30, 2007, respectively. That yield is used for the pro forma calculations rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits because we believe that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on the investment of net proceeds from the offering. The pro forma after-tax yield
          (based upon a 34% tax rate) on the net proceeds is assumed to be ^3.24% for the twelve-month period ended June 30, 2007 and 2.67% for the three-month period ended September 30, 2007^. ^

     o We assumed that 8.0% of the aggregate shares sold in the offering and contributed to the charitable foundation were purchased in the offering by the William Penn Bank, FSB Employee Stock Ownership Plan (the "ESOP") at a price of $10.00 per share using funds borrowed from William Penn Bancorp. We assumed that William Penn Bank would make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 10-year amortization period for the loan. The stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan.


     o We assumed that the stock option plan had been approved by stockholders of William Penn Bancorp and that William Penn Bancorp had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 4.9% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC and the charitable foundation. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the ^periods and that 25% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the five-year vesting period. See Management - Stock Benefit Plans - Stock Option Plan.

     o We assumed that the restricted stock plan had been approved by stockholders of William Penn Bancorp and that the restricted stock plan had acquired an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC, at the beginning of the periods presented through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by William Penn Bank. We assumed that all shares held by the plan were granted to plan participants at the beginning of the ^periods, that the shares would vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. See Management - Stock Benefit Plans - Restricted Stock Plan.

     o We assumed that no withdrawals were made from deposit accounts to purchase shares in the offering.

         Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma earnings per share to give effect to the purchase of shares by the William Penn Bank, FSB Employee Stock Ownership Plan.


         Pro forma stockholders' equity amounts have been calculated as if the stock had been sold at the end of the ^periods and no effect has been given to the assumed earnings effect of the transaction.


         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if William Penn Bancorp were liquidated. It does not give effect to the impact of the bad debt reserve in the event of liquidation. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations or as a basis for projections of market value of the stock following the stock offering.


                                                                                 William Penn Bancorp, Inc.
                                                                                          Pro Forma
                                                                       At or For the Twelve Months Ended June 30, 2007
                                                               ----------------------------------------------------------------
                                                                                                                    Maximum
                                                                   Minimum         Midpoint         Maximum       as adjusted
                                                               ----------------  -------------    -------------   -------------
                                                                  1,190,000       1,400,000        1,610,000       1,851,500
                                                                 shares sold     shares sold      shares sold     shares sold
                                                                  at $10.00       at $10.00        at $10.00       at $10.00
                                                                  Per share       per share        per share       per share
                                                               ----------------  -------------    -------------   -------------
                                                                                   (Dollars in thousands,
                                                                                  Except per share amounts)
Gross proceeds                                                 $        11,900  $      14,000    $      16,100   $      18,515
Less expenses                                                             (628)          (648)            (667)           (689)
                                                               ---------------- --------------   --------------  ----------------
     Estimated net proceeds                                    $        11,272  $      13,352    $      15,433   $      17,826
Less: cash contribution to foundation                                     (150)          (150)            (150)           (150)
Less: common stock purchased by ESOP                                    (1,016)        (1,198)          (1,379)         (1,588)
Less: common stock purchased by restricted stock plan                     (830)          (978)          (1,126)         (1,297)
                                                               ---------------- --------------   --------------  ----------------
Estimated net cash proceeds                                    $         9,276  $      11,026    $      12,778   $      14,792
                                                               ================ ==============   ==============  ==============
Consolidated net income:
     Historical                                                $         1,560  $       1,560    $       1,560   $       1,560
     Pro forma income on net proceeds                                      301            357              414             479
     Less: loss of income from MHC capitalization                           (3)            (3)              (3)             (3)
     Less: loss of income from foundation contribution                      (5)            (5)              (5)             (5)
     Pro forma ESOP adjustment(1)                                          (67)           (79)             (91)           (105)
     Pro forma restricted stock plan adjustment(2)                        (110)          (129)            (149)           (171)
     Pro forma stock option plan adjustment(3)                            (147)          (173)            (199)           (229)
                                                               ---------------- --------------   --------------  ----------------
     Pro forma net income                                      $         1,529  $       1,528    $       1,527   $       1,526
                                                               ================ ==============   ==============  ==============
Per share net income:
     Historical                                                $          0.38  $        0.32    $        0.28   $        0.24
     Pro forma income on net proceeds                                     0.07           0.07             0.07            0.07
     Pro forma ESOP adjustment(1)                                        (0.02)         (0.02)           (0.02)          (0.02)
     Pro forma restricted stock plan adjustment(2)                       (0.03)         (0.03)           (0.03)          (0.03)
     Pro forma stock option plan adjustment(3)                           (0.04)         (0.04)           (0.04)          (0.04)
                                                               ---------------- --------------   --------------  ----------------
     Pro forma net income per share(4)                         $          0.36  $        0.30    $        0.26   $        0.22
                                                               ================ ==============   ==============  ==============

Offering price as a multiple of pro forma earnings per share             27.78x         33.33x           38.46x          45.45x

Number of shares outstanding for pro forma
    net income per share calculations                                4,142,530      4,882,199        5,621,844       6,472,512



                                                                                   William Penn Bancorp, Inc.
                                                                                           Pro Forma
                                                                        At or For the Twelve Months Ended June 30, 2007
                                                                  -------------------------------------------------------------
                                                                                                                    Maximum
                                                                    Minimum        Midpoint         Maximum       as adjusted
                                                                  ------------    ------------    -------------   -------------
                                                                   1,190,000       1,400,000       1,610,000       1,851,500
                                                                  shares sold     shares sold     shares sold     shares sold
                                                                   at $10.00       at $10.00       at $10.00       at $10.00
                                                                   per share       per share       per share       per share
                                                                  ------------    ------------    -------------   -------------
Stockholders' Equity:
     Historical                                                   $    34,058    $     34,058    $      34,058    $     34,058
     Estimated net proceeds                                            11,272          13,352           15,433          17,826
     Plus: shares issued to foundation                                    802             802              802             802
     Less: shares issued to foundation                                   (802)           (802)            (802)           (802)
     Less: capitalization of MHC                                         (100)           (100)            (100)           (100)
     Less: cash contribution to foundation                               (150)           (150)            (150)           (150)
     Plus: tax benefit of contribution to foundation                      324             381              438             504
     Less: common stock acquired by ESOP                               (1,016)         (1,198)          (1,379)         (1,588)
     Less: common stock acquired by restricted stock plan                (830)           (978)          (1,126)         (1,297)
                                                                  ------------   -------------   --------------   -------------
     Pro forma stockholders' equity per share                     $    43,558    $     45,365    $      47,174    $     49,253
                                                                  ============   =============   ==============   =============

Book Value Per Share:
     Historical                                                   $      8.04    $       6.83    $        5.93    $       5.15
     Estimated net proceeds                                              2.66            2.68             2.69            2.69
     Plus: shares issued to foundation                                   0.19            0.19             0.20            0.20
     Less: shares issued to foundation                                  (0.19)          (0.19)           (0.20)          (0.20)
     Less: capitalization of MHC                                        (0.02)          (0.02)           (0.02)          (0.02)
     Less: cash contribution to foundation                              (0.04)          (0.03)           (0.03)          (0.02)
     Plus: tax benefit of contribution to foundation                     0.08            0.08             0.08            0.08
     Less: common stock acquired by ESOP                                (0.24)          (0.24)           (0.24)          (0.24)
     Less: common stock acquired by restricted stock plan               (0.20)          (0.20)            0.20)          (0.20)
                                                                  ------------   -------------   --------------   -------------
     Pro forma stockholders' equity per share                     $     10.28    $       9.10    $        8.21    $       7.44
                                                                  ============   =============   ==============   =============

Offering price as a % of pro forma book value per share                 97.28%         109.89%          121.80%         134.41%

Number of shares outstanding for pro forma book value
    per share calculations                                          4,233,985       4,989,983        5,745,975       6,615,404



__________________

(1) The expense of William Penn Bank's contribution to its Employee Stock Ownership Plan (ESOP) is based on an assumed average fair value of $10.00 per share. If the fair market value is different than $10.00 per share at the time the shares are released to ESOP participants, the related expense recognized will be different. A higher fair market value will result in higher compensation expense for the Bank.

(2) Assumes that the restricted stock plan is approved by stockholders of William Penn Bancorp and that the restricted stock plan acquires an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC, at the beginning of the period through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by William Penn Bank. Assumes also that all shares held by the plan were granted to plan participants at the beginning of the periods, that the shares vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of stockholders that purchased shares in the offering by approximately 1.9%. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Stock Benefit Plans - Restricted Stock Plan.

(3) The pro forma net income assumes that the options granted under the stock option plan have a value of $3.86 per option, which was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share;
     (ii)  exercise  price is equal to the  trading  price on the date of grant;
     (iii) dividend yield of 0%; (iv) vesting period of five years and expected life of 10 years; (v) expected volatility of 12.27%; and ^(vi) risk-free interest rate of 4.59%. Because there is currently no market for William Penn Bancorp's common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of stockholders that purchased shares in the offering by approximately 4.7%. See Management - Stock Benefit Plans - Stock Option Plan.

(4) For purposes of calculating earnings ^per share, only the shares committed to be released under the William Penn Bank, FSB Employee Stock Ownership Plan (the "ESOP") were considered outstanding. For purposes of calculating book value per share, all shares under the ESOP were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of William Penn Bancorp common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or book value per share. ^No impact is shown to the pro forma net income per share for either (1) the loss of income from the capitalization of the mutual holding company or (2) the loss of income from the contribution to the foundation because the effect of those items on a per share basis is de minimus.


                                                                                  William Penn Bancorp, Inc.
                                                                                           Pro Forma
                                                                      At or For the Three Months Ended September 30, 2007
                                                                 --------------------------------------------------------------
                                                                                                                    Maximum
                                                                   Minimum         Midpoint         Maximum       as adjusted
                                                                 ------------    -------------    -------------   -------------
                                                                  1,190,000       1,400,000        1,610,000       1,851,500
                                                                 shares sold     shares sold      shares sold     shares sold
                                                                  at $10.00       at $10.00        at $10.00       at $10.00
                                                                  per share       per share        per share       per share
                                                                 ------------    -------------    -------------   -------------
                                                                                    (Dollars in thousands,
                                                                                   Except per share amounts)
Gross proceeds                                                   $    11,900    $      14,000    $      16,100   $      18,515
Less expenses                                                           (628)            (648)            (667)           (689)
                                                                 ------------------------------- --------------------------------
     Estimated net proceeds                                      $    11,272    $      13,352    $      15,433   $      17,826
Less: cash contribution to foundation                                   (150)            (150)            (150)           (150)
Less: common stock purchased by ESOP                                  (1,016)          (1,198)          (1,379)         (1,588)
Less: common stock purchased by restricted stock plan                   (830)            (978)          (1,126)         (1,297)
                                                                 ------------------------------- --------------------------------
Estimated net cash proceeds                                      $     9,276    $      11,026    $      12,778   $      14,792
                                                                 ============   ==============   ==============  ==============

Consolidated net income:
------------------------
     Historical                                                  $       458    $         458    $         458   $         458
     Pro forma income on net proceeds                                     62               74               86              99
     Less: loss of income from MHC capitalization                         (1)              (1)              (1)             (1)
     Less: loss of income from foundation contribution                    (1)              (1)              (1)             (1)
     Pro forma ESOP adjustment(1)                                        (17)             (20)             (23)            (26)
     Pro forma restricted stock plan adjustment(2)                       (28)             (32)             (37)            (43)
     Pro forma stock option plan adjustment(3)                           (37)             (43)             (50)            (57)
                                                                 ------------------------------- --------------------------------
     Pro forma net income                                        $       436    $         435    $         432   $         429
                                                                 ============   ==============   ==============  ==============

Per share net income:
     Historical                                                  $      0.11    $        0.09    $        0.08   $        0.07
     Pro forma income on net proceeds                                   0.01             0.02             0.02            0.02
     Pro forma ESOP adjustment(1)                                       0.00             0.00             0.00            0.00
     Pro forma restricted stock plan adjustment(2)                     (0.01)           (0.01)           (0.01)          (0.01)
     Pro forma stock option plan adjustment(3)                         (0.01)           (0.01)           (0.01)          (0.01)
                                                                 ------------------------------- --------------------------------
     Pro forma net income per share(4)                           $      1.10    $        0.09    $        0.08   $        0.07
                                                                 ============   ==============   ==============  ==============

Offering price as a multiple of pro forma earnings per share           25.00x           27.78x           31.25x          35.71x

Number of shares outstanding for pro forma net income
     per share calculations                                        4,134,909        4,873,217        5,611,501       6,460,605



                                                                                   William Penn Bancorp, Inc.
                                                                                           Pro Forma
                                                                      At or For the Three Months Ended September 30, 2007
                                                                  -------------------------------------------------------------
                                                                                                                    Maximum
                                                                    Minimum        Midpoint         Maximum       as adjusted
                                                                  ------------    ------------    -------------   -------------
                                                                   1,190,000       1,400,000       1,610,000       1,851,500
                                                                  shares sold     shares sold     shares sold     shares sold
                                                                   at $10.00       at $10.00       at $10.00       at $10.00
                                                                   per share       per share       per share       per share
                                                                  ------------    ------------    -------------   -------------
Stockholders' Equity:
     Historical                                                   $    34,516    $     34,516    $      34,516    $     34,516
     Estimated net proceeds                                            11,272          13,352           15,433          17,826
     Plus: shares issued to foundation                                    802             802              802             802
     Less: shares issued to foundation                                   (802)           (802)            (802)           (802)
     Less: capitalization of MHC                                         (100)           (100)            (100)           (100)
     Less: cash contribution to foundation                               (150)           (150)            (150)           (150)
     Plus: tax benefit of contribution to foundation                      324             381              438             504
     Less: common stock acquired by ESOP                               (1,016)         (1,198)          (1,379)         (1,588)
     Less: common stock acquired by restricted stock plan                (830)           (978)          (1,126)         (1,297)
                                                                  ----------------------------------------------- ---------------
     Pro forma stockholders' equity per share                     $    44,016    $     45,823    $      47,632    $     49,711
                                                                  ============   =============   ==============   =============

Book Value Per Share:
     Historical                                                   $      8.15    $       6.92    $        6.01    $       5.22
     Estimated net proceeds                                              2.66            2.68             2.69            2.69
     Plus: shares issued to foundation                                   0.19            0.19             0.20            0.20
     Less: shares issued to foundation                                  (0.19)          (0.19)           (0.20)          (0.20)
     Less: capitalization of MHC                                        (0.02)          (0.02)           (0.02)          (0.02)
     Less: cash contribution to foundation                              (0.04)          (0.03)           (0.03)          (0.02)
     Plus: tax benefit of contribution to foundation                     0.08            0.08             0.08            0.08
     Less: common stock acquired by ESOP                                (0.24)          (0.24)           (0.24)          (0.24)
     Less: common stock acquired by restricted stock plan               (0.20)          (0.20)            0.20)          (0.20)
                                                                  ----------------------------------------------- ---------------
     Pro forma stockholders' equity per share                     $     10.39    $       9.19    $        8.29    $       7.51
                                                                  ============   =============   ==============   =============

Offering price as a % of pro forma book value per share                 96.25%         108.81%          120.63%         133.16%

Number of shares outstanding for pro forma book value
    per share calculations                                          4,233,985       4,989,983        5,745,957       6,615,404



______________
(1) The expense of William Penn Bank's contribution to its Employee Stock Ownership Plan (ESOP) is based on an assumed average fair value of $10.00 per share. If the fair market value is different than $10.00 per share at the time the shares are released to ESOP participants, the related expense recognized will be different. A higher fair market value will result in higher compensation expense for the Bank.

(2) Assumes that the restricted stock plan is approved by stockholders of William Penn Bancorp and that the restricted stock plan acquires an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by William Penn, MHC, at the beginning of the period through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by William Penn Bank. Assumes also that all shares held by the plan were granted to plan participants at the beginning of the periods, that the shares vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of stockholders that purchased shares in the offering by approximately 1.9%. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Stock Benefit Plans - Restricted Stock Plan.

(3) The pro forma net income assumes that the options granted under the stock option plan have a value of $3.86 per option, which was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share;
     (ii)  exercise  price is equal to the  trading  price on the date of grant;
     (iii) dividend yield of 0%; (iv) vesting period of five years and expected life of 10 years; (v) expected volatility of 12.27%; and ^(vi) risk-free interest rate of 4.59%. Because there is currently no market for William Penn Bancorp's common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of stockholders that purchased shares in the offering by approximately 4.7%. See Management - Stock Benefit Plans - Stock Option Plan.

(4) For purposes of calculating earnings ^per share, only the shares committed to be released under the William Penn Bank, FSB Employee Stock Ownership Plan (the "ESOP") were considered outstanding. For purposes of calculating book value per share, all shares under the ESOP were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of William Penn Bancorp common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or book value per share. ^No impact is shown to the pro forma net income per share for either (1) the loss of income from the capitalization of the mutual holding company or (2) the loss of income from the contribution to the foundation because the effect of those items on a per share basis is de minimus.

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                         WITH AND WITHOUT THE FOUNDATION

         As reflected in the table below, if the charitable foundation is not established and funded as part of the offering, RP Financial LC estimates that the pro forma valuation of William Penn Bancorp would be greater. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma valuation of William Penn Bancorp is $42.5 million, $50.0 million, $57.5 million and $66.1 million with the charitable foundation, as compared to $43.5 million, $51.2 million, $58.8 million and $67.7 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that the pro forma market value of William Penn Bancorp would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at or for the three-month period ended September 30, 2007, assuming the offering was completed at September 30, 2007, with and without the charitable foundation.

                               Pro Forma Valuation of William Penn Bancorp, Inc. At or For the Three Months Ended September 30, 2007
                               -----------------------------------------------------------------------------------------------------
                                                                                                                 At the Maximum,
                                    At the Minimum            At the Midpoint         At the Maximum              as Adjusted
                                     of Estimated              of Estimated            of Estimated               of Estimated
                                    Valuation Range           Valuation Range         Valuation Range            Valuation Range
                                -----------------------  ------------------------ ------------------------- ------------------------
                                   With        Without      With       Without       With         Without      With        Without
                                Foundation   Foundation  Foundation   Foundation  Foundation     Foundation Foundation    Foundation
                                ----------   ----------  ----------   ----------  ----------     ---------------------    ----------
                                        (Dollars in Thousands)
Estimated Offering Amount        $ 11,900    $  13,048    $ 14,000    $  15,350     $16,100     $  17,653    $18,515     $  20,300
Pro Forma Market Capitalization
     (Offering and Foundation)   $ 12,702    $  13,048    $ 15,000    $  15,350     $17,250     $  17,653    $19,838     $  20,300
Estimated Full Value             $ 42,340    $  43,492    $ 50,000    $  51,167     $57,500     $  58,842    $66,125     $  67,668
Pro Forma Total Assets           $276,208    $ 275,897    $276,798    $ 277,843    $278,603     $ 279,791    $280,679    $ 282,028
Pro Forma Total Liabilities      $232,192    $ 232,192    $232,192    $ 232,192    $232,192     $ 232,192    $232,192    $ 232,192
Pro Forma Stockholders' Equity   $ 44,016    $  44,928    $ 45,823    $  46,874     $47,632     $  48,822    $49,711     $  51,060
Pro Forma Net Income
  (3 months ended 9/30/07)       $    437    $     445    $    435    $     443     $   432     $     441    $   429     $     440
Pro Forma Stockholders'
  Equity per Share               $  10.39    $   10.33    $   9.19    $    9.16     $  8.29     $    8.29    $  7.51     $    7.55
Pro Forma Net Income per Share
  (3 months ended 9/30/07)       $   0.10    $    0.11    $   0.09    $    0.09     $  0.08     $    0.08    $  0.07     $    0.07

Pro Forma Pricing Ratios
Offering price as a % of
  Pro Forma Stockholders'
  Equity % per Share                96.25%       96.81%     108.81%      109.17%     120.63%       120.63%    133.16%       132.45%
Offering Price to Pro Forma
  Net Income per Share              25.00x       22.73x      27.78x       27.78x      31.25x        31.25x     35.71x        35.71x

Pro Forma Financial Ratios
Return on Assets                     0.16%        0.16%       0.16%        0.15%       0.16%         0.16%      0.15%         0.16%
Return on Equity                     0.99%        0.99%       0.95%        0.95%       0.91%         0.90%      0.86%         0.86%
Stockholders' Equity as
  a % of Total Assets               15.94%       16.21%      16.48%       16.80%      17.02%        17.37%     17.63%        18.03%



                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents William Penn Bank's historical and pro forma capital position relative to its regulatory capital requirements as of September 30, 2007. The minimum, midpoint, maximum and maximum, as adjusted, pro forma capital levels assume the sale of 1,190,000 shares, 1,400,000 shares, 1,610,000 shares and 1,851,500 shares, respectively, at an offering price of $10.00 per share. Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds at all points of the offering range. However, such additional amount as may be necessary will be contributed to the Bank so that the ratio of its tangible capital to its total assets upon completion of the offering is at least 10%. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data. For a discussion of the capital standards applicable to William Penn Bank, see Regulation - Regulation of William Penn Bank - Regulatory Capital Requirements.

                      William Penn Bank
        Capital Compliance, Historical,                             William Penn Bank
                  At September 30, 2007                   Capital Compliance, Pro Forma, at September 30, 2007
                  --------------------- ---------------------------------------------------------------------------------------
                                             Minimum              Midpoint               Maximum           Maximum, as adjusted
                                        -------------------- ---------------------- --------------------  ---------------------
                          Percentage            Percentage             Percentage           Percentage            Percentage
                  Amount  of Assets(1)  Amount  of Assets(1)  Amount   of Assets(1)  Amount of Assets(1)   Amount of Assets(1)
                  ------  ------------  ------  ------------  ------   ------------  ------ ------------   ------ ------------
                                                              (Dollars in thousands)
GAAP Capital     $34,516    12.94%     $39,136     14.42%    $39,994     14.69%     $40,854   14.96%      $41,841     15.27%

Tangible
  Capital(2)     $34,690    13.00%     $39,310     14.48     $40,168     14.78%     $41,025   15.04%      $42,014     15.35%
Tangible
  Capital
  Requirement      4,003     1.50%       4,072      1.50%      4,085      1.50%       4,090    1.50%        4,105      1.50%
                 -------    -----      -------     -----     -------     -----      -------   -----       -------     -----
Excess           $30,687    11.50%     $35,238     12.98%    $36,083     13.28%     $36,935   13.54%      $37,909     13.85%
                 =======    =====      =======     =====     =======     =====      =======   =====       =======     =====

Core or
  Tier 1
  Capital(2)     $34,690    13.00%     $39,310     14.48     $40,168     14.78%     $41,025   15.04%      $42,014     15.35%
Core or Tier 1
  Capital
  Requirement     10,654     4.00%      10,858      4.00%     10,893      4.00%      10,908    4.00%       10,947      4.00%
                 -------    -----      -------     -----     -------     -----      -------   -----       -------     -----
Excess           $24,036     9.00%     $28,452     10.48%    $29,275     10.78%     $30,117   11.04%      $31,067     11.35%
                 =======    =====      =======     =====     =======     =====      =======   =====       =======     =====

Risk-Based
  Capital(2)(3)  $35,598    23.85%     $40,218     26.78%    $41,076     27.32%     $41,935   27.86%      $42,923     28.48%
Risk-Based
  Capital
  Requirement     11,939     8.00%      12,013      8.00%     12,027      8.00%      12,040    8.00%       12,056      8.00%
                 -------    -----      -------     -----     -------     -----      -------   -----       -------     -----
Excess           $23,659    15.85%     $28,205     18.78%    $29,049     19.32%     $29,895   19.86%      $30,867     20.48%
                 =======    =====      =======     =====     =======     =====      =======   =====       =======     =====

Reconciliation of capital infused into William Penn Bank:
Net proceeds infused                   $ 5,636               $ 6,676                $ 7,717               $ 8,913
Less: common stock acquired by ESOP      1,016                 1,198                  1,379                 1,588
                                       -------               -------                -------               -------
Pro forma increase in GAAP and
  regulatory capital                   $ 4,620               $ 5,478                $ 6,338               $ 7,325
                                       =======               =======                =======               =======

_________________
(1) Tangible Capital levels and Core or Tier 1 Risk-Based capital levels are shown as a percentage of total adjusted assets. Risk-based capital is shown as a percentage of risk-weighted assets.
(2) Generally accepted accounting principles, referred to as "GAAP," capital includes $174,000 of accumulated other comprehensive loss, which is excluded in Tangible Capital and Core or Tier 1 Capital. The difference between Core or Tier 1 Capital and Risk-Based Capital is attributable to the addition of general loan loss reserves of $1.3 million and the deduction of $415,000 for equity investments and other assets required to be deducted.
(3)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.

                               RECENT DEVELOPMENTS

         The following financial information and other data should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document. The data at and for the three and six months ended December 31, 2007 and 2006 is unaudited, however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods have been reflected. The results of operations for the three and six months ended December 31, 2007 are not necessarily indicative of the results of operations that may be expected for the entire year ending June 30, 2008 or any other period.

                                              At                    At
                                          December 31,           June 30,
                                             2007                  2007
                                          --------------------------------------
                                                     (In Thousands)

Assets                                    $ 268,937            $ 268,830
Loans receivable, net                       183,557              180,204
Cash and amounts due from banks and          16,238               17,647
interest-bearing time deposits
Securities available for sale                    12                   25
Securities held to maturity                  59,236               61,637
Deposits                                    160,086              158,940
FHLB borrowings                              71,000               71,000
Equity                                       33,987               34,058


                                         For the Three         For the Six
                                         Months Ended          Months Ended
                                         December 31,          December 31,
                                      ------------------   ------------------
                                       2007       2006      2007       2006
                                      -------    -------   -------    -------
                                                (In Thousands)
Summary of Operations:
Interest income                       $ 4,050    $ 3,753   $ 8,132    $ 7,549
Interest expense                        2,623      2,490     5,303      4,936
                                      -------    -------   -------    -------
Net interest income                     1,427      1,263     2,829      2,613
Provision for loan losses                   -         41        20         81
                                      -------    -------   -------    -------
Net interest income after provision     1,427      1,222     2,809      2,532
for loan losses
Noninterest income                         73         92       132        148
Noninterest expense                     2,319        715     3,067      1,472
                                      -------    -------   -------    -------
(Loss) income before income taxes        (819)       599      (126)     1,208
Income tax (benefit) expense             (290)       151       (55)       358
                                      -------    -------   -------    -------
Net (loss) income                     $  (529)   $   448   $   (71)   $   850
                                      =======    =======   =======    =======



                                                      At or For the                At or For the
                                                      Three Months                   Six Months
                                                          Ended                        Ended
                                                     December 31,(1)              December 31,(1)
                                                  ----------------------     ---------------------------
                                                    2007        2006            2007           2006
                                                  ---------  -----------     ------------   ------------
Performance Ratios:
 Return on average assets  (net income (loss)
      divided by average total assets) (2)           (0.79)%       0.70 %          (0.05)%         0.66 %
 Return on average equity  (net income (loss)
      divided by average equity) (2)                 (6.41)        5.39            (0.41)          5.15
 Net interest rate spread (2)                         1.54         1.38             1.55           1.45
 Net interest margin on average
      interest-earnings assets (2)                    2.16         1.99             2.14           2.05
 Average interest-earning assets to
      average interest-bearing liabilities (2)      115.53       115.60           114.84         115.53
 Efficiency ratio (noninterest expense
      divided by the sum of net interest
      income and noninterest income)                154.60        52.77           103.58          53.31
 Noninterest expense to average assets (2)            3.45         1.11             2.28           1.14
Asset Quality Ratios:
 Non-performing loans to total loans                  0.41         0.35             0.41           0.35
 Non-performing assets to total assets                0.28         0.24             0.28           0.24
 Net charge-offs to average
      loans outstanding (2)                              -       (0.003)               -         (0.003)
 Allowance for loan losses to total loans             1.00         0.98             1.00           0.98
 Allowance for loan losses to
      non-performing loans                          246.36       283.31           246.36         283.31
Capital Ratios:
 Average equity to average
      assets (average equity divided
      by average total assets) (2)                   12.82        12.89            12.77          12.75
  Equity to assets at period end                     12.64        12.73            12.64          12.73
Number of Full Service Offices:                          3            3                3              3

 ________________
(1)  Ratios are annualized where appropriate.
(2) Average balances are derived from month end balances. Management does not believe that the use of month end balances rather than daily balances has caused any material differences in the information presented.

Comparison of Financial Condition at December 31, 2007 and June 30, 2007

         Our total assets were $269.0 million at December 31, 2007, representing a slight increase over $268.8 million at June 30, 2007, primarily due to a $3.4 million increase in loans receivable, net to $183.6 million at December 31, 2007 from $180.2 million at June 30, 2007. The increase in loans was offset by a $1.4 million or 8.0% decrease in cash and amounts due from banks and a $2.4 million or 3.9% decrease in securities held to maturity to $59.2 million from $61.6 million. There was a $1.1 million increase in deposits to $160.1 million from $158.9 million, and FHLB borrowings remained unchanged at $71.0 million.

         Equity fell by $71,000 to $34.0 million at December 31, 2007, from $34.1 million at June 30, 2007. The decrease was the result of the Bank's decision to refinance a portion of its FHLB advances in December 2007. In connection with that refinancing, we incurred significant prepayment costs; the prepayment penalty was a charge to earnings during the quarter ended December 31, 2007 and amounted to $1.5 million. The resulting net loss incurred for the quarter was responsible for the decrease in equity.

Comparison of Operating Results for the Three and Six Months Ended December 31, 2007 and 2006

         General. For the three months ended December 31, 2007 there was a net loss of $529,000. The net loss was the result of the ^prepayment penalty for the refinancing of FHLB advances during the quarter. ^The prepayment penalty, net of the tax effect, was $1.0 million. For the six months ended December 31, 2007, there was a net loss of $71,000. For the three and six months ended December 31, 2006, net income totaled $448,000 and $850,000, respectively.

         The interest rate ^spread and margin for the six months ended December 31, 2007 were 1.55% and 2.14% as compared to 1.45% and ^2.05% for the six months ended December 31, 2006. Average interest-earning assets rose to $264.3 million for the 2007 period as compared to $255.1 million for the 2006 period. Average interest-bearing liabilities were $230.2 million for the 2007 period compared to $220.8 million for 2006 period.

         Interest Income. Total interest income increased $297,000 to $4.1 million for the three months ended December 31, 2007, from $3.8 million for the three months ended December 31, 2006. Interest income on loans receivable was $3.0 million for the three months ended December 31, 2007 compared to $2.9 million for the same period in 2006. Interest income on securities improved by $156,000 to total $839,000 compared to $683,000 in the prior year period.

         For the six months ended December 31, 2007, total interest income increased $583,000 to $8.1 million, from $7.5 million for the six months ended December 31, 2006. Interest income on loans receivable was $262,000 higher, $6.0 million for the six months ended December 31, 2007 compared to $5.7 million for the same period in 2006. Interest income on securities improved by $233,000 to total $1.7 million compared to $1.4 million in the prior year period.

         Interest Expense. Total interest expense increased $133,000 to $2.7 million for the three months ended December 31, 2007 as compared to $2.5 million for the same period in 2006. The increase resulted primarily from an increase in deposit expense to $1.7 million from $1.5 million. Expense on borrowings was $972,000 compared to $970,000.

         For the six months ended December 31, 2007, total interest expense increased $367,000 to $5.3 million as compared to ^$4.9 million for the same period in 2006. The increase resulted primarily from a $309,000 increase in deposit expense to $3.3 million from $3.0 million. Expense on borrowings was $2.0 million compared to $1.9 million.

         Provision for Loan Losses. We charge to operations provisions for loan losses at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We establish a specific loan loss allowance for an impaired loan based on delinquency status, size of loan, type of collateral and/or appraisal of the underlying collateral and financial condition of the borrower. We base general loan loss allowances upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions^ and management's judgment.

                  There was no provision for loan losses made during the three months ended December 31, 2007 compared to $41,000 in the three months ended December 31, 2006. For the six months ended December 31, 2007 the provision totaled $20,000 compared to $81,000 for the prior year period. Non-performing loans were 0.41% of total loans at December 31, 2007, as compared to 0.49% of total loans at September 30, 2007^ and 1.13% of total loans at June 30, 2007. The decrease in non-performing loans between June 30, 2007 and December 31, 2007 is attributable to a single loan relationship of approximately $1.2 million being brought current.

                  Noninterest Income. Noninterest income was $73,000 for the three months ended December 31, 2007 compared to $92,000 for same period in 2006. The decrease was due to $7,000 of gains on sales of securities in the 2006 period and none in the 2007 period and an $11,000 decline in other noninterest income. Service fee income was $39,000 and $40,000 for the three months ended December 31, 2007 and 2006, respectively.

         For the six months ended December 31, 2007, noninterest income was $132,000 compared to $148,000 for same period in 2006 caused by a $3,000 decline in service fee income. Other noninterest income was $67,000 and $79,000 for the six months ended December 31, 2007 and 2006, respectively.

                  Noninterest Expense. Noninterest expense was significantly impacted during the three months ended December 31, 2007 by the $1.5 million prepayment penalty for refinancing FHLB advances and was $2.3 million compared to $715,000 for the same period in 2006. Without the penalty, noninterest expense would have been $795,000 for the 2007 period. All components of noninterest expense were higher in the 2007 period.

         For the six months ended December 31, 2007, noninterest expense was $3.1 million compared to $1.5 million for the same period in 2006. The 2007 period was significantly impacted by the $1.5 million prepayment penalty for refinancing FHLB advances. Without the penalty, noninterest expense would have been $1.5 million for the 2007 period. Salaries and employee benefits expense fell by $2,000 for the 2007 period while occupancy and equipment expense and other noninterest expense rose by $31,000 and $42,000, respectively.

         Provision for Income Taxes. For the three and six months ended December 31, 2007 there was an income tax benefit of $290,000 and $55,000 as compared to income tax expense of $151,000 and $358,000 for the same periods in 2006. The benefit for the 2007 periods was the result of the net loss for those periods caused by the FHLB prepayment penalty.

SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document. The data at and for the three months ended September 30, 2007 and 2006 is unaudited, however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods have been reflected. The results of operations for the three months ended September 30, 2007 are not necessarily indicative of the results of operations that may be expected for the entire year ending June 30, 2008 or any other period.

                                           At                    At June 30,
                                    September 30,       -------------------------------
                                        2007               2007       2006       2005
                                      --------           --------   --------   --------
                                                      (In Thousands)
Assets                                $266,808           $268,830   $262,349   $261,162
Loans receivable, net                  179,655            180,204    181,012    182,964
Cash and amounts due from banks and     17,299             17,647     10,277     10,835
interest-bearing time deposits
Securities available for sale              117                 25      1,615      1,337
Securities held to maturity             60,327             61,637     60,600     57,455
Deposits                               157,687            158,940    159,329    159,158
FHLB borrowings                         71,000             71,000     66,000     67,000
Equity                                  34,516             34,058     32,672     30,704


                                           For the Three
                                           Months Ended
                                           September 30,            For the Year Ended June 30,
                                       ----------------------  ---------------------------------------
                                         2007        2006         2007          2006         2005
                                       ----------  ----------  ------------  -----------  ------------
                                                               (In Thousands)
Summary of Operations:
Interest income                        $   4,082   $   3,796   $    15,352   $   14,782   $    13,550
Interest expense                           2,680       2,446        10,113        8,969         7,197
                                       ----------  ----------  ------------  -----------  ------------
Net interest income                        1,402       1,350         5,239        5,813         6,353
Provision for loan losses                     20          40           156          186           149
                                       ----------  ----------  ------------  -----------  ------------
Net interest income after provision        1,382       1,310         5,083        5,627         6,204
     for loan losses
Noninterest income                            59          56           267          143            91
Noninterest expense                          748         757         3,042        2,837         2,787
                                       ----------  ----------  ------------  -----------  ------------
Income before income taxes                   693         609         2,308        2,933         3,508
Provision for income taxes                   235         207           748          967         1,244
                                       ----------  ----------  ------------  -----------  ------------
Net income                             $     458   $     402   $     1,560   $    1,966   $     2,264
                                       ==========  ==========  ============  ===========  ============



                                            At or For the
                                             Three Months
                                                Ended                     At or For the Year
                                           September 30,(1)                 Ended June 30,
                                            ------------------    ---------------------------------------
                                             2007      2006          2007         2006        2005
                                            -------  ---------    -----------  ----------- -----------
Performance Ratios:
 Return on average assets  (net income
      divided by average total assets)(2)     0.68%      0.62%          0.60%        0.75%       0.88%
 Return on average equity  (net income
      divided by average equity) (2)          5.35       4.90           4.67         6.21        7.66
 Net interest rate spread(2)                  1.48       1.51           2.11         1.74        1.42
 Net interest margin on average
      interest-earnings assets(2)             2.12       2.08           2.51         2.25        2.03
 Average interest-earning assets to          16.13
      average interest-bearing
      liabilities(2)                             1     115.91         116.13       114.67      114.08
 Efficiency ratio (noninterest expense
      divided by the sum of net interest
      income and noninterest income)         51.20      53.84          55.25        47.63       43.25
 Noninterest expense to average assets(2)     1.11       1.17           1.16         1.08        1.08
Asset Quality Ratios:
 Non-performing loans to total loans          0.49       0.21           1.13         0.22        0.48
 Non-performing assets to total assets        0.33       0.15           0.77         0.15        0.34
 Net charge-offs to average
      loans outstanding(2)                       -          -         (0.005)       0.006      (0.001)
 Allowance for loan losses to total loans     1.02       0.95           1.00         0.91        0.81
 Allowance for loan losses to                09.46
      non-performing loans                  2          447.78          89.15       416.67      168.35
Capital Ratios:
 Average equity to average
      assets (average equity divided
      by average total assets) (2)           12.75      12.74          12.75        12.08       11.49
  Equity to assets at period end             12.94      12.87          12.67        12.45       11.76
Number of Full Service Offices:                  3          3              3            3           3

________________
(1)  Ratios for the three-month periods are annualized where appropriate.
(2) Average balances are derived from month end balances. Management does not believe that the use of month end balances rather than daily balances has caused any material differences in the information presented.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects William Penn Bank's consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with William Penn Bank's consolidated financial statements and accompanying notes thereto beginning on page F-1 of this document, and the other statistical data provided in this prospectus.

Overview and Business Strategy

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans, and borrowed funds, for our lending and investing activities. Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. Net interest income is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds.

         Our net interest income has suffered in recent years as the result of the continued compression of our interest rate spread and net interest margin caused by the flat or inverted interest rate yield curve environment during recent periods. Additionally, our net interest margin has been negatively impacted by the high interest expense associated with the large volume of high cost, long-term, convertible borrowings on our balance sheet. At September 30, 2007 we had $71.0 million of Federal Home Loan Bank (FHLB) advances with a weighted average cost of 5.57%. As a strategy to lock in rates on funding beginning in the late 1990s we took long term advances to protect against rising rates. However, following the implementation of this strategy interest rates, instead of rising, fell to historic lows. As a result, these borrowings have been a drain on our profitability and we determined in early December 2007 to undertake a refinancing of these advances. We refinanced $25.0 million of advances with a weighted average rate of 5.87% and took replacement advances totaling $30.0 million with a weighted average rate of 3.84%. In connection with that refinancing, we incurred significant prepayment costs; the prepayment penalty was a charge to earnings during the quarter ended December 31, 2007 and amounted to $1.5 million. We undertook the refinancing in spite of the large charge in order to improve our margin going forward. The expected reduction in our interest expense on an annual basis as a result of the refinancing equates to approximately $348,000.

         The borrowing of the FHLB advances in an effort to lock in rates was consistent with what has been our general operating philosophy: to avoid interest rate risk exposure. The flat to inverted yield curve of recent years supported our conscious decision to reduce our mortgage lending. We preferred to purchase investments since the competitiveness of the lending market did not permit us to be properly compensated for the risk on fixed rate longer-term loans. The result has been that our total assets and loan portfolio have been relatively flat for some time. It will be a fundamental change in the philosophy of the Bank to now actively pursue a growth strategy.

         Our profitability has also been negatively impacted by the relatively high rates we pay on deposits, the high cost of our FHLB advances, as discussed above, and our relatively low levels of noninterest income. Our strategy has been to cultivate a loyal customer base by providing personalized service, and we have generally competed on the deposit side by offering higher rates and lower fees and on the loan side by underwriting loans that we believe to be high quality, sound credits but that may not, for a variety of reasons, be eligible for re-sale in the secondary mortgage market. A significant amount of our loan originations are "investor loans" on non-owner occupied properties. As of September 30, 2007, $50.3 million of the loans within our $117.1 million portfolio of one to four family mortgage loans were investor loans.

         We expect our deposit levels to react favorably to our January 2008 launch of an internet banking platform with on-line bill pay and our installation of ATM machines at our Richboro and Morrisville offices (projected to occur in the quarter ending March 31, 2008).

         We have generally sought to originate adjustable rate loans and fixed rate loans with terms of 20 years or less. We have avoided originating fixed rate 30-year conventional mortgage loans because of the interest rate risk associated with such loans, and accordingly we generally originate such loans only for resale. The competitive market for loans has made it difficult to do any substantial volume of origination of 30-year fixed rate conventional rate loans for resale, but we have recently begun participating in the Federal Home Loan Bank's Mortgage Partnership Finance Program (MPF) and we anticipate this will enable us to more profitably compete with the larger institutions that dominate the resale market. We intend also to increase our origination of multi-family and nonresidential mortgage loans and expect to continue to be predominantly a portfolio lender. We plan to hire additional staff to achieve the growth in loans, including business development officers, lenders, credit analysts and loan processors. We intend to hire additional personnel and management support outside the lending department as well.

         We will attempt to grow and improve our profitability by:

               o diversifying our loan and deposit activities to increase our commercial business with commercial deposits and commercial real estate loans;

               o    increasing    the    origination   of    multi-family    and
                    nonresidential real estate loans;

               o building our core banking business through internal growth as well as expanding our branch network;

               o developing a sales culture by training and encouraging our branch personnel to promote our existing products and services to our customers; and

               o    maintaining high asset quality.

Anticipated Loss for the Fiscal Year Ending June 30, 2008

         As discussed above, we incurred a prepayment penalty during the quarter ended December 31, 2007 of $1.5 million in connection with the refinancing of our FHLB advances. The after-tax expense related to the penalty is approximately $1.0 million. We also expect to have an additional compensation expense in the quarter ending March 31, 2008 in connection with the termination of our defined benefit pension plan effective on January 20, 2008. While no future benefits will be accrued under the plan following its termination, we will be required to make a significant one-time charge to fully fund the plan. We currently expect that pension expense will be approximately $322,000 (on an after-tax basis the expense amounts to $213,000). We will also have a significant expense related to the establishment of a charitable foundation in connection with the offering. We will contribute to the foundation ^approximately 2% of the total outstanding shares of William Penn Bancorp common stock and $150,000 in cash. This contribution of shares and cash will have an adverse effect on our net income for the quarter and year in which we make the contribution. The after-tax expense of the contribution will reduce net income in our 2008 fiscal year by approximately $739,000.

         The combination of these expenses (the prepayment penalty on FHLB advances, the cost of bringing the pension plan into fully funded status to qualify the plan for termination and the expense of the contribution to the charitable foundation) is expected to result in our incurring a net loss for the fiscal year ending June 30, 2008.

Anticipated Increase in Operating Expenses

         Our results of operations are significantly affected by noninterest expense, which includes compensation and benefits expense, occupancy and equipment expense and other general and administrative expenses such as data processing, professional fees and marketing/advertising costs.

         After the stock offering, additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will increase this category of expense. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts and will recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, we will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. Our decision to terminate the pension plan as of January 2008 was made in order to mitigate benefit costs in anticipation of these stock related compensation expenses.

         We also expect that noninterest expense will be higher going forward as a result of the accounting, legal and various other additional noninterest expenses associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. We will have public company expenses that we have not had previously such as periodic reporting, annual meetings, retention of a transfer agent and professional fees.

         Furthermore, noninterest expense in the future will be impacted by our plan to expand our branch network; we currently intend to open up to three new offices over approximately the next five years. We also expect higher compensation and benefits expenses going forward as the result of our plans to expand the size of our lending department plus hire additional branch personnel and management staff.

         Critical Accounting Policies

         Our accounting policies are integral to understanding the results reported and our significant policies are described in Note 2 to our consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation allowance for deferred tax assets and other-than-temporary impairment of securities.

         Allowance for Loan Losses. The allowance for loan losses is maintained by management at a level which represents their evaluation of known and inherent losses in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

         The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would require us to record a charge against income during the period the provision is made, resulting in a reduction of our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries of loans previously charged-off, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

         Other-than-Temporary Investment Security Impairment. Securities are evaluated periodically to determine whether a decline in their value is other-than-temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term "other-than-temporary" is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized.

Comparison of Financial Condition at September 30, 2007 and June 30, 2007


         Our total assets decreased by $2.0 million to $266.8 million at September 30, 2007 from $268.8 million at June 30, 2007^. There was a $1.2 million decrease in deposits to $157.7 million from $158.9 million^, primarily as a result of withdrawal from NOW accounts of $1.3 million as balances held at the Bank in such accounts by title companies fluctuated. There was a $1.3 million decrease in securities held to maturity to $60.3 million from $61.6 million. Four securities with an aggregate balance of approximately $5.0 million were called and the proceeds were not reinvested in the portfolio. Loans receivable, net decreased by ^$549,000.


         Equity increased $458,000 to $34.5 million at September 30, 2007, from $34.1 million at June 30, 2007 as the result of net income for the quarter.

Comparison of Operating Results for the Three Months Ended September 30, 2007 and 2006


         General. Net income for the three months ended September 30, 2007 was $458,000, an increase of $56,000 or approximately 14% from $402,000 for the three months ended September 30, 2006. The increase in net income resulted primarily from an increase in net interest income. The interest rate spread ^decreased marginally to 1.48% from 1.^51% while the net interest margin moved by ^four basis points to 2.12% for the three months ended September 30, 2007 compared with 2.^08% for the three months ended September 30, 2006. There was a ^26 basis point increase in the yield on average interest-earning assets to 6.18% for the three months ended September 30, 2007, from 5.^92% for the three months ended September 30, 2006. There was a corresponding 29 basis point increase in the cost of average interest-bearing liabilities to 4.70% for the three months ended September 30, 2007, from 4.41% for the three months ended September 30, 2006.

         Interest Income. Total interest income increased ^$286,000 to $4.1 million for the three months ended September 30, 2007, from $3.^8 million for the three months ended September 30, 2006. Average interest-earning assets increased to $264.1 million for the three months ended September 30, 2007, from $255.7 million for the three months ended September 30, 2006, while the yield improved to 6.18% from 5.^92%.

         Interest income on loans receivable was $3.0 million for the three months ended September 30, 2007 and was $118,000 higher than the same period in 2006 as a result of a 26 basis point improvement in the yield. Interest income on securities improved by ^$77,000 to total $839,000 compared to ^$762,000 in the prior year period as a result of both a ^40 basis point improvement in the yield and a $1.1 million increase in the average balance. Interest on other interest-earning assets grew along with an increase in the average balance thereof, primarily as the result of increased FHLB borrowings and a corresponding increase in FHLB stock.


         Interest Expense. Total interest expense increased $233,000 to $2.7 million for the three months ended September 30, 2007 as compared to the same period in 2006. The increase resulted primarily from an increase in deposit expense as the average balance of interest-bearing deposits rose by $1.7 million to $157.3 million for the 2007 period and the average cost rose by 41 basis points. Expense on borrowings rose slightly as a result of an increase in average balances of FHLB advances of $5.0 million from September 30, 2006 to September 30, 2007 offset by a slight decline in the average cost of borrowings to 5.69% from 5.78%. The interest paid on borrowings for the 2007 period was $1.0 million compared to deposit expense of $1.7 million. The weighted average cost of borrowings outstanding as of September 30, 2007 was 5.57% while the weighted average cost of deposits was 4.20%. It has been the Bank's practice consistently to offer deposit rates toward the high end of current market ranges. The Bank expects to have lower borrowing expense going forward as a result of the refinancing of certain of the Bank's FHLB advances during the quarter ending December 31, 2007, as discussed above under Overview and Business Strategy.

         Provision for Loan Losses. We charge to operations provisions for loan losses at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We establish a specific loan loss allowance for an impaired loan based on delinquency status, size of loan, type of collateral and/or appraisal of the underlying collateral and financial condition of the borrower. We base general loan loss allowances upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         There was a $20,000 provision for loan losses made during the three months ended September 30, 2007 compared to $40,000 in the prior year period. Non-performing loans were $888,000, or 0.49%, of total loans at September 30, 2007, as compared to $2.1 million, or 1.13%, of total loans at June 30, 2007 and $402,000 or 0.12% of total loans at June 30, 2006. The decrease in non-performing loans during the period ended September 30, 2007 is attributable to a single loan relationship of approximately $1.2 million being brought current.


         Noninterest Income. Noninterest income was $59,000 for the three months ended September 30, 2007 compared to ^$56,000 for same period in 2006.^ Traditionally, noninterest income has not been a significant area of our operations as we have not in the past focused on fee generation. We hold the bulk of our securities portfolio as held to maturity so gains or losses on the sales of securities is not expected to be a large item in noninterest income. We currently have no plans to seek fee income generation through the offering of complementary services or acquisition of fee producing subsidiaries such as title insurance or third-party securities sales.


         Noninterest Expense. Noninterest expense decreased slightly to $748,000 for the three months ended September 30, 2007, from $757,000 for the same period in 2006.

         Provision for Income Taxes. The provision for income taxes was $235,000 for the three months ended September 30, 2007 compared to $207,000 for the same period in 2006, reflecting an increase in income. The effective tax rate for both periods was 34%.

Comparison of Financial Condition at June 30, 2007 and June 30, 2006


         Our total assets increased by $6.5 million to $268.8 million at June 30, 2007 from $262.3 million at June 30, 2006, primarily due to a $5.0 million increase in borrowings and a $1.4 million increase in equity. ^The increase in borrowings was the result of a $5.0 FHLB advance taken by the Bank in December 2006 in anticipation of funding loan originations during 2007, however, loan originations fell short of the Bank's expectations. Cash and amounts due from banks rose by $6.8 million to $14.2 million as management let liquidity build in preparation for the scheduled maturity of borrowings. Available for sale securities dropped from $1.6 million at June 30, 2006 to $25,000 at June 30, 2007 as the result of sales of securities exceeding purchases during the year. Securities held to maturity rose by $1.0 million to $61.6 million at June 30, 2007. Loans receivable, net were $180.2 million at June 30, 2007 compared to $181.0 million at June 30, 2006. Deposits decreased slightly during the year ended June 30, 2007 to $158.9 million from $159.3 million at the prior fiscal year end.


         Equity increased $1.4 million to $34.1 million at June 30, 2007 as the result of net income for the year of $1.6 million, offset by a $174,000 charge to equity to reflect the funded status of the Bank's pension plan in connection with the adoption of Statement of Financial Accounting Standards No. 158.

Comparison of Operating Results for the Year Ended June 30, 2007 and 2006

         General. Net income for the year ended June 30, 2007 was $1.6 million compared to $2.0 million for the year ended June 30, 2006. This roughly 20% decrease in net income resulted primarily from the continued compression of net interest income as a result of the rate environment. Our net interest income as discussed above under Overview and Business Strategy has been negatively affected by the high cost borrowings we have on our balance sheet as a result of our strategy in earlier years to lock in rates on funding to protect against a rise in interest rates. We expect our recent refinancing of approximately $25.0 million of those advances will improve our net interest margin going forward.
         Our net interest margin for the year ended June 30, 2007 was 2.03% compared to 2.25% for the year ended June 30, 2006. The net interest spread shrunk to 1.42% from 1.74%. There was a 22 basis point increase in the yield on average interest-earning assets to 5.95% for the year ended June 30, 2007, from 5.73% for the year ended June 30, 2006. The improvement in yields however was more than offset by corresponding increases in deposit and borrowing costs as rates increased. The average cost of interest-bearing liabilities rose to 4.53% for the year ended June 30, 2007, from 3.99% for the year ended June 30, 2006.

                  Interest Income. Total interest income increased $570,000 to $15.4 million for the year ended June 30, 2007, from $14.8 million for the year ended June 30, 2006. This resulted from an improvement in yields. Average interest-earning assets were level.

                  Interest income on loans receivable was $11.5 million for the year ended June 30, 2007 compared to $11.6 million for the year ended June 30, 2006. There was a decrease of fourteen basis points in the yield as well as a $1.6 million decrease in the average balance of loans receivable. Interest income on securities was $3.0 million compared to $2.6 million for the year ended June 30, 2006 primarily as a result of a 63 basis point improvement in the yield thereon. Interest on other interest-earning assets grew along with an increase in the average balance thereof, primarily as the result of the increase in cash and amounts due from banks in connection with planning for the scheduled maturity of FHLB advances.

                  Interest Expense. Total interest expense increased $1.1 million to $10.1 million for the year ended June 30, 2007. The increase resulted primarily from an increase of the same amount in deposit expense as the average cost of deposits rose by 77 basis points, more than offsetting a decline in the average balance of interest-bearing deposits to $154.5 million for the year ended June 30, 2007 from $157.3 million the prior year. Expense on borrowings was nearly level as the average cost of borrowings declined by a nominal three basis point change and the average balance of advances rose by $1.1 million, less than a 2% change from the prior year. The weighted average cost of borrowings outstanding as of June 30, 2007 was 5.57% while the weighted average cost of deposits was 4.21%. It has been the Bank's practice to consistently offer deposit rates toward the high end of current market ranges. The Bank expects to have lower borrowing expense going forward as a result of the refinancing of certain of the Bank's FHLB advances during the quarter ending December 31, 2007, as discussed above under Overview and Business Strategy.

                  Provision for Loan Losses. We charge to operations provisions for loan losses at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We establish a specific loan loss allowance for an impaired loan based on delinquency status, size of loan, type of collateral and/or appraisal of the underlying collateral and financial condition of the borrower. We base general loan loss allowances upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

                  There was a $156,000 provision for loan losses made during the year ended June 30, 2007 compared to $186,000 in the year ended June 30, 2006. The allowance as a percentage of total loans was 1.01% at June 30, 2007 as compared to 0.92% at June 30, 2006.

                  Noninterest Income. Noninterest income was $267,000 for the year ended June 30, 2007 compared to $143,000 for year ended June 30, 2006. The increase in other income is primarily attributable to an increase in rental income associated with one of the Bank's properties. Traditionally noninterest income has not been a significant area of our operations as we have not in the past focused on fee generation. We hold the bulk of our securities portfolio as held to maturity so gains or losses on the sales of securities is not expected to be a large item in noninterest expense. We have no plans to seek fee income generation through the offering of complementary services or acquisition of fee producing subsidiaries such as title insurance or third-party securities sales. We do not at present hold any bank owned life insurance.

                  Noninterest Expense. Noninterest expense increased by $205,000, a 7.2% rise, and totaled $3.0 million for the year ended June 30, 2007. Our efficiency ratio for 2007 although higher than 2006 was still very favorable at 55.25%. The largest component of noninterest expense is salaries and employee benefits which increased to $1.9 million for 2007 from $1.7 million for 2006. The increase in salaries and employee benefits is a result of normal salary increases, combined with the increase cost of maintaining employee benefits. Occupancy and equipment expense and other noninterest expense also rose slightly during 2007 to $631,000 from $616,000 and to $560,000 from $548,000, respectively.

                  Provision for Income Taxes. The provision for income taxes was $748,000 for the year ended June 30, 2007 compared to $967,000 for the year ended June 30, 2006 reflecting lower income for 2007. The effective tax rate was 32.4% and 33.0% for the years ended June 30, 2007 and 2006, respectively.

         Average Balance Sheet. The following tables set forth certain information at September 30, 2007 and for the three months ended September 30, 2007 and 2006. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month end balances. Management does not believe that the use of month end balances rather than daily balances has caused any material differences in the information presented^.



                                                                               For the Three Months Ended September 30,
                                                  At September 30,    -------------------------------------------------------------
                                                         2007                    2007                            2006
                                                 -------------------  --------------------------------  ---------------------------
                                                              Yield/   Average               Average    Average            Average
                                                  Balance      Cost    Balance Interest     Yield/Cost  Balance Interest Yield/Cost
                                                  -------      ----    ------- --------     ----------  ------- -------- ----------
                                                                             (Dollars in Thousands)
Interest-earning assets:
 Net loans receivable(1)                         $181,515     6.56%   $181,638  $2,995         6.60%   $181,447  $2,877    6.34%
 Securities(2)                                     60,444     5.23      63,060     839         5.32      61,937     762    4.92
 Other interest-earning assets(3)                  20,389     5.16      19,394     248         5.11      12,285     157    5.11
                                                 ---------            --------- -------                --------- -------
  Total interest-earning assets                   262,348     5.93     264,092   4,082         6.18     255,669   3,796    5.92
                                                                                -------                          -------
Noninterest-earning assets                          4,460                4,313                            3,855
                                                 ---------            ---------                        ---------
      Total assets                               $266,808             $268,405                         $259,524
                                                 =========            =========                        =========
Interest-bearing liabilities:

 NOW accounts                                    $ 12,269     1.50    $ 12,604      46         1.46    $ 13,626      47    1.38
 Money market accounts                             37,801     4.04      38,044     400         4.21      32,964     324    3.93
 Savings and club accounts                         12,998     2.99      13,436      99         2.95      13,873      87    2.51
 Certificates of deposit                           93,262     4.79      93,235   1,125         4.83      95,150   1,034    4.35
                                                 ---------            --------- -------                --------- -------
     Total deposits                               156,330     4.20     157,319   1,670         4.25     155,613   1,492    3.84
 Federal Home Loan Bank advances                   71,000     5.57      71,000   1,010         5.69      66,000     954    5.78
                                                 ---------            --------- -------                --------- -------
  Total interest-bearing liabilities              227,330     4.63     228,319   2,680         4.70     222,613   2,446    4.41
                                                                                -------                          -------
 Noninterest-bearing demand accounts                1,357                1,466                            1,228
Noninterest-bearing liabilities                     3,605                4,451                            3,875
                                                 ---------            ---------                         --------
  Total liabilities                               232,292              234,236                          226,716
Stockholders' equity                               34,516               34,169                           32,808
                                                 ---------            ---------                        ---------
  Total liabilities and stockholders' equity     $266,808             $268,405                         $259,524
                                                 =========            =========                        =========
Net interest income                                                             $1,402                           $1,350
                                                                                =======                          =======
Interest rate spread(4)                                       1.30%                            1.48%                       1.51%
                                                           ========                    =============                     =======
Net yield on interest-earning assets(5)                                                        2.12%                       2.08%
                                                                                       =============                     =======
Ratio of average interest-earning assets to
      average interest-bearing liabilities                              115.67%                          115.37%
                                                                      =========                        =========

_________________
(1) Non-accruing loans have been included in loans receivable and the effect of such inclusion was not material. Allowance for loan losses has been included in noninterest-earning assets. Interest income on loans includes net amortized revenues (costs) on loans.
(2) Includes both available for sale and held to maturity securities. For available for sale securities, fair value adjustments have been included in the average balance of noninterest-earning assets.
(3) Includes interest-bearing deposits at other banks, federal funds purchased and Federal Home Loan Bank of Pittsburgh capital stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Average Balance Sheet. The following tables set forth certain information at June 30, 2007 and for the years ended June 30, 2007, 2006 and 2005. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month end balances. Management does not believe that the use of month end balances rather than daily balances has caused any material differences in the information presented^.



                                                                            For the Year Ended June 30,
                                      At June 30,     ------------------------------------------------------------------------------
                                        2007                     2007                      2006                       2005
                                  ------------------  ------------------------- -----------------------   --------------------------
                                                                        Average                 Average                      Average
                                             Yield/   Average           Yield/ Average          Yield/     Average           Yield/
                                    Balance   Cost    Balance  Interest  Cost  Balance  Interest Cost      Balance  Interest  Cost
                                    -------   ----    -------  --------  ----  -------  -------------      -------  --------  ----
                                                                      (Dollars in Thousands)
Interest-earning assets:
 Net loans receivable(1)          $181,501   6.29%   $181,447  $11,517  6.35% $184,607   $11,614  6.29%   $182,946   $11,133  6.09%
 Securities(2)                      61,662   5.21      60,949    3,020  4.95    60,338     2,608  4.32      58,172     2,122  3.65
 Other interest-earning assets(3)   20,844   5.33      15,721      815  5.18    13,005       560  4.31      12,335       295  2.39
                                  ---------          --------- --------       ---------  --------         ---------  --------
  Total interest-earning assets    264,007   5.96     258,117   15,352  5.95   257,950    14,782  5.73     253,453    13,550  5.35
                                                               --------                  --------                    --------
Noninterest-earning assets           4,823              3,971                    3,995                       3,889
                                  ---------          -----------              ---------                   ---------
      Total assets                $268,830           $262,088                 $261,945                    $257,342
                                  =========          =========                =========                   =========
Interest-bearing liabilities:
 NOW accounts                     $ 12,920   1.45    $ 12,930      187  1.45  $ 14,402       179  1.24    $ 16,166       141  0.87
 Money market accounts              37,516   4.25      34,579    1,412  4.08    30,790       969  3.15      32,892       514  1.56
 Savings and club accounts          13,993   2.96      13,728      382  2.78    14,686       337  2.29      16,005       198  1.24
 Certificates of deposit            92,756   4.77      93,261    4,220  4.52    97,457     3,616  3.71      94,733     2,631  2.78
                                  ---------          --------- --------       ---------  --------         ---------  --------
     Total deposits                157,185   4.21     154,498    6,201  4.01   157,335     5,101  3.24     159,796     3,484  2.18
 Federal Home Loan Bank advances    71,000   5.57      68,692    3,912  5.69    67,616     3,868  5.72      62,384     3,713  5.95
                                  ---------          --------- --------       ---------  --------         ---------  --------
  Total interest-bearing
    liabilities                    228,185   4.63     223,190   10,113  4.53   224,951     8,969  3.99     222,180     7,197  3.24
 Noninterest-bearing
   demand accounts                   1,755              1,487                    1,301                       1,758
 Noninterest-bearing
   liabilities                       4,832              4,006                    4,055                       3,844
                                  ---------          ---------                ---------                   ---------
  Total liabilities                234,772            228,683                  230,307                     227,782
Stockholders' equity                34,058             33,405                   31,638                      29,560
                                  ---------          ---------                ---------                   ---------
 Total liabilities and
   stockholders' equity           $268,830           $262,088                 $261,946                    $257,342
                                  =========          =========                =========                   =========
Net interest income                                            $ 5,239                   $ 5,813                     $ 6,353
                                                               ========                  ========                    ========
Interest rate spread(4)                      1.33%                      1.42%                     1.74%                       2.11%
                                            ======                    =======                   =======                     =======
Net yield on interest-
  earning assets(5)                                                     2.03%                     2.25%                       2.51%
                                                                      =======                   =======                     =======
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                         116.13%                  114.67%                     114.08%
                                                      ========                 ========                    ========

-----------------
(1) Non-accruing loans have been included in loans receivable and the effect of such inclusion was not material. Allowance for loan losses has been included in noninterest-earning assets. Interest income on loans includes net amortized revenues (costs) on loans.
(2) Includes both available for sale and held to maturity securities. For available for sale securities, fair value adjustments have been included in the average balance of noninterest-earning assets.
(3) Includes interest-bearing deposits at other banks, federal funds purchased and Federal Home Loan Bank of Pittsburgh capital stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of our interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. The table presents the: (1) changes in volume (change in volume multiplied by old rate); (2) changes in rate (change in rate multiplied by old volume); and (3) the net changes in rate/volume (change in rate multiplied by the change in volume). The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.


                                              Three Months Ended
                                                September 30,               Year Ended June 30,            Year Ended June 30,
                                        ----------------------------   ----------------------------    ----------------------------
                                               2007 vs. 2006                  2007 vs. 2006                  2006 vs. 2005
                                        ----------------------------   ----------------------------    ----------------------------
                                             Increase (Decrease)            Increase (Decrease)            Increase (Decrease)
                                                   Due to                         Due to                         Due to
                                        ----------------------------   ----------------------------    ----------------------------
                                        Volume       Rate      Net      Volume      Rate      Net       Volume     Rate       Net
                                        -------    -------   -------   -------    -------   -------    -------   -------    -------
                                                                                (In Thousands)
Interest and dividend income:
 Loans                                  $     3    $   115   $   118   $  (200)   $   102   $   (97)   $    86   $   395    $   481
 Securities                                  13         64        77        26        386       412         82       404        486
 Other interest-earning assets               91          -        91       129        126       255         17       248        265
                                        -------    -------   -------   -------    -------   -------    -------   -------    -------
 Total interest-earning assets          $   107    $   179   $   286   $   (45)   $   615   $   570    $   185   $ 1,047    $ 1,232
                                        =======    =======   =======   =======    =======   =======    =======   =======    =======

Interest expense:
 NOW accounts                           $   (13)   $    12   $    (1)  $   (19)   $    27   $     8    $   (16)  $    54    $    38
 Money market accounts                       52         24        76       130        313       443        (35)      490        455
 Savings and club accounts                  (17)        29        12       (23)        68        45        (17)      156        139
 Certificates of deposit                   (126)       217        91      (162)       766       604         78       907        985
 Advances from Federal Home Loan Bank       145        (89)       56        61        (17)       44        303      (148)       155
                                        -------    -------   -------   -------    -------   -------    -------   -------    -------
  Total interest-bearing liabilities    $    41    $   193   $   234   $   (13)   $ 1,157   $ 1,144    $   313   $ 1,459    $ 1,772
                                        =======    =======   =======   =======    =======   =======    =======   =======    =======

Change in net interest income           $    66    $   (14)  $    52   $   (32)   $  (542)  $  (574)   $  (128)  $  (419)   $  (540)
                                        =======    =======   =======   =======    =======   =======    =======   =======    =======


Management of Interest Rate Risk and Market Risk

         Qualitative   Analysis.   Because  the   majority  of  our  assets  and
liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Several years ago market interest rates were at historically low levels. However, beginning in June 2004, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it significantly. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments.

         Quantitative Analysis. The following tables present William Penn Bank's net portfolio value as of September 30, 2007. The net portfolio values shown in these tables were calculated by the Office of Thrift Supervision, based on information provided by William Penn Bank. The -300 basis points scenario is not shown due to the relatively low prevailing interest rate environment.

                      Interest Rate Sensitivity of Net Portfolio Value (NPV)
                                          At September 30, 2007
                 ---------------------------------------------------------------
                      Net Portfolio Value            Net Portfolio Value
                        (In Thousands)           as % of Present Value of Assets
               --------------------------------- -------------------------------
Changes in                                         Net Portfolio  Basis Point
  Rates        $ Amount   $ Change     % Change     Value Ratio     Change
-------------  --------- ------------ ----------- ----------------------------
     -200 bp    45,464         4,862        +12%       15.99%        +119 bp
     -100 bp    43,506         2,904         +7%       15.55%         +76 bp
     - 50 bp    42,165         1,563         +4%       15.21%         +42 bp
        0 bp    40,602                                 14.79%
      +50 bp    38,355        -2,247         -6%       14.14%         -65 bp
     +100 bp    36,126        -4,476        -11%       13.48%        -131 bp
     +200 bp    31,264        -9,338        -23%       11.95%        -284 bp
     +300 bp    25,952       -14,650        -36%       10.17%        -462 bp

                       Risk Measure for a Given Rate Shock
                          September 30, 2007  June 30, 2007   September 30, 2006
                          ------------------  -------------   ------------------
Pre-Shock NPV Ratio
   NPV as % of PVA Assets       14.79%            14.60%            14.30%
   Post Shock NPV Ratio         11.95%            11.37%            12.01%

Sensitivity Measure
   Decline in NPV Ratio         284 bp            322 bp            229 bp
   TB 13a Level Risk           Minimal           Minimal            Minimal

         Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features that limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Notwithstanding the discussion above, the quantitative interest rate analysis presented above indicates that a rapid increase in interest rates would adversely affect our net portfolio value and earnings.

         Liquidity, Commitments and Capital Resources

         The Bank must be capable of meeting its customer obligations at all times. Potential liquidity demands include funding loan commitments, cash withdrawals from deposit accounts and other funding needs as they present themselves. Accordingly, liquidity is measured by our ability to have sufficient cash reserves on hand, at a reasonable cost and/or with minimum losses.

         The Asset and Liability Management Committee of the Board of Directors sets limits and controls to guide senior management's managing of our overall liquidity position and risk. This Committee, along with senior management, is responsible for ensuring that our liquidity needs are being met on both a daily and long term basis.

         Our approach to managing day-to-day liquidity is measured through our daily calculation of investable funds and/or borrowing needs to ensure adequate liquidity. In addition, we constantly evaluate our short-term and long-term liquidity risk and strategy based on current market conditions, outside investment and/or borrowing opportunities, short and long-term economic trends, and anticipated short and long-term liquidity requirements. The Bank's loan and deposit rates may be adjusted as another means of managing short and long-term liquidity needs. We do not at present participate in derivatives or other types of hedging instruments to meet liquidity demands.

Regulatory Capital Compliance

         Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain its status as a well-capitalized institution in accordance with regulatory standards. As of September 30, 2007, the Bank exceeded all applicable regulatory capital requirements and was well capitalized. See Note 13 to the consolidated financial statements beginning at page F-1 for more information about the Bank's regulatory capital compliance.

         Off-Balance Sheet Arrangements

         We are a party to financial instruments with off-balance-sheet risk in the normal course of our business of investing in loans and securities as well as in the normal course of maintaining and improving William Penn Bank's facilities. These financial instruments include significant purchase commitments, such as commitments related to capital expenditure plans and commitments to purchase investment securities or mortgage-backed securities, and commitments to extend credit to meet the financing needs of our customers. At September 30, 2007, we had no significant off-balance sheet commitments other than commitments to extend credit totaling $26.0 million.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments. Since a number of commitments typically expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For additional information regarding the Bank's outstanding lending commitments at June 30, 2007, see Note 11 to the consolidated financial statements beginning on page F-1.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of noninterest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         In July 2006, the FASB issued FASB Interpretation ("FIN") 48, "Accounting for Uncertainty in Income Taxes." This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Bank is evaluating the impact the adoption of FIN 48 will have on its consolidated financial position and results of operations.

         In May 2007, the FASB issued FASB Staff Position ("FSP") FIN 48-1 "Definition of Settlement in FASB Interpretation No. 48" (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective retroactively to January 1, 2007. The Bank is evaluating the impact the adoption of FIN 48 will have on its consolidated financial position and results of operations.

         In September 2006, the FASB issued FASB Statement ("SFAS") No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Bank is evaluating the impact, if any, of the adoption of SFAS No. 157 on its consolidated financial position and results of operations.

         In February 2007, the FASB issued FASB Staff Position (FSP) FAS 158-1, "Conforming Amendments to the Illustrations in FASB Statements No. 87, No. 88, and No 106 and to the Related Staff Implementation Guides." This FSP makes conforming amendments to other FASB statements and staff implementation guides and provides technical corrections to SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." The conforming amendments in this FSP shall be applied upon adoption of SFAS No. 158. The adoption of FSP FAS 158-1 did not have a material impact on the Bank's consolidated financial statements or disclosures.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for the Bank July 1, 2008. The Bank is evaluating the impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.

                          BUSINESS OF WILLIAM PENN, MHC

         The formation of William Penn, MHC as a federal mutual holding company subject to regulation by the Office of Thrift Supervision will be effective upon the completion of the reorganization and offering. So long as William Penn, MHC is in existence, it will own a majority of the outstanding common stock of William Penn Bancorp. If William Penn, MHC converted to a full stock company in what is referred to as a "second-step conversion," it would cease to exist. The Board of Directors has no current plans to undertake a second-step transaction.

         The primary business activity of William Penn, MHC will be to own a majority of William Penn Bancorp's common stock. William Penn, MHC, however, will be authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. William Penn, MHC will not maintain offices separate from those of William Penn Bank or employ any persons other than certain William Penn Bank officers. Officers of William Penn, MHC will not be separately compensated for their service.

                     BUSINESS OF WILLIAM PENN BANCORP, INC.

         William Penn Bancorp is being formed as a federal mutual holding company subsidiary subject to regulation by the Office of Thrift Supervision for the purpose of being a holding company for William Penn Bank. Its primary activity will be holding all of the stock of the Bank, and it will not maintain offices separate from those of the Bank or employ any persons other than certain of the Bank's officers, who will not be separately compensated for their service to William Penn Bancorp.

                       BUSINESS OF WILLIAM PENN BANK, FSB

General

         William Penn Bank is a federal savings bank. Its deposits are insured by the Federal Deposit Insurance Corporation (FDIC) and its primary regulator is the Office of Thrift Supervision. The Bank maintains a website at www.willpenn.com.

         Market Area. Our business of attracting deposits and making loans is primarily conducted within our market area of Bucks County, Pennsylvania and the surrounding counties. We focus on the 90-mile radius surrounding our offices. Bucks County was historically dependent on the steel industry. The local economy has changed and is now diverse, without any particular concentration of industry. Much of the areas in which we conduct business can be characterized as outlying commuter suburbs for the Philadelphia as well as the greater New York City area job markets.

         As part of our business planning, we have examined the specific demographic conditions of the areas immediately surrounding each of our three offices. This examination showed that our Levittown market has lower levels of education, a lower percentage of white-collar workers, lower average household income and fewer overall households than average Bucks County levels. The Levittown market has approximately 4,200 households and is projected to experience a modest decline in households and population through 2011. The predominant age bracket for this market area is 45 to 54 years old. Examination of our Morrisville market revealed higher levels of education and white-collar workers but lower average household income and fewer overall households than average Bucks County levels. The Morrisville market has approximately 5,800 households and is projected to experience a modest decline in households and population through 2011. The predominant age bracket for this market area is 35 to 44 years old. Our Richboro market was determined to have higher levels of education, white-collar workers, household income as well as more overall households than average Bucks County levels. The Richboro market has approximately 4,200 households and is projected to experience slight growth in households and population through 2011. The predominant age bracket for this market area is 45 to 54 years old. The Levittown and Morrisville market areas are believed to have small potential as retail deposit and loan markets with below average propensities for most deposit and loan products while the Richboro market area is believed to have average potential as a retail deposit and loan market with above average propensities for most deposit and loan products. Each of the three market areas has a higher number of businesses per square mile than the Bucks County average, with the different concentrations in Levittown, Morrisville and Richboro being construction, personal services and the health industry, respectively.

         Competition. We operate in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans, from both regional and large institutions as well as other smaller institutions like ourselves. Our larger competitors have the advantage of significantly greater financial and managerial resources and lending limits, but we feel we compete well on the level of personal attention we provide to customers.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking and finance companies for real estate loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities.

         As part of our business planning, we have examined the specific competitive conditions of the areas immediately surrounding each of our three offices. This examination showed that based on deposit information as of June 30, 2006, the most recent market information available, our market share of the deposits within the primary market areas surrounding our Levittown, Morrisville and Richboro offices was approximately 26%, 24% and 13%, respectively.

Lending Activities


         ^Our loan portfolio is primarily comprised of one to four family residential real estate loans^. ^ We are a reputation lender and feel we have built a niche in our market area for providing financing on what we believe are high quality credits that are, for various reasons, ineligible for resale in the secondary market. For example, we originate a significant amount of mortgages on non-owner occupied properties (which are generally referred to as "investor loans"). At September 30, 2007, we had approximately $57.2 million of loans on non-owner occupied one to four family residences ("investor loans"), representing approximately 30% of total loans. This $57.2 million of one to four family investor loans includes $50.3 million of first mortgages, $1.4 million of second mortgages and $5.6 million of construction loans. Loans on one to four family residences are generally considered to have less credit risk than other types of real estate lending, but a property being non-owner occupied puts the loan on that property into the category of "investor loans" and these loans are generally considered to involve a higher degree of credit risk than the financing of owner occupied properties.

         ^As discussed under Overview and Business Strategy, as part of our management of interest rate risk we generally seek to avoid originating fixed rate 30-year loans unless we have a commitment for the resale of such loans in the secondary market. Competitive conditions have limited our resale ability and thus we continue at present to be predominantly a portfolio lender focusing on adjustable rate loans and fixed-rate loans with terms of 20 years or less.

         We have in the past intentionally reduced mortgage lending because of the yield curve's impact on the pricing of short-term assets relative to long term assets. We now anticipate embarking on a proactive growth strategy. We anticipate, however, that we will continue to limit our origination of fixed rate 30-year loans unless we have a commitment for the resale of such loans in the secondary market because that strategy remains a component of our management of interest rate risk. We expect therefore to continue to focus on the origination of adjustable rate loans and fixed-rate loans with terms of 20 years or less. The mix of adjustable rate loans to fixed-rate loans will be dependent on what is in demand by customers, and we plan to continue to retain loans with terms of 20 years or less regardless of whether the loans are fixed or adjustable rate. We intend to increase our origination of multi-family and nonresidential mortgage loans going forward as we grow the overall loan portfolio. Our multi-family and nonresidential real estate lending consists primarily of mortgage loans for the acquisition or refinance of small apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. We do not anticipate changing the type of multi-family and nonresidential lending that we have done in the past; our intention is do a greater volume of the same type of lending. We do not at the present time originate non- real estate commercial loans or lines of credit to businesses and we have no current intention of expanding our lending activities into that type of commercial lending.

         Loan   Portfolio   Composition.   The  following   table  analyzes  the
composition of the Bank's portfolio by loan category at the dates indicated.

                            At                                                 At June 30,
                       September 30,    --------------------------------------------------------------------------------------------
                           2007              2007               2006               2005              2004                 2003
                     ----------------  ----------------  -----------------  --------- -------  -----------------  ------------------
                      Amount  Percent   Amount  Percent    Amount  Percent    Amount  Percent    Amount  Percent    Amount  Percent
                      ------  -------   ------  -------    ------  -------    ------  -------    ------  -------    ------  -------
                                                                       (Dollars in thousands)
Type of Loans:
-------------
Mortgage
  One to four
    family          $117,081   61.67% $117,338    61.82% $117,335   62.41%  $122,821   63.92%  $126,122   65.20%  $120,177   67.15%
  Home equity
    and second
    mortgage           8,966    4.72     8,791     4.63     9,022    4.80      6,216    3.24      6,227    3.22      5,864    3.28
  Multi-family        10,826    5.70    10,829     5.70    11,137    5.92      8,385    4.36      7,774    4.02      6,919    3.87
  Nonresidential      26,783   14.11    27,397    14.43    25,298   13.46     26,943   14.02     24,695   12.77     22,477   12.58
Land                   3,997    2.11     4,010     2.11     4,254    2.28      4,508    2.35      3,607    1.87      2,496    1.39
Construction          12,548    6.61    11,111     5.85     9,822    5.22     10,831    5.64     12,407    6.42     11,990    6.70
Consumer               2,130    1.12     2,762     1.46     3,613    1.92      5,383    2.80      5,715    2.96      4,304    2.40
Home equity
  lines of
  credit               7,105    3.74     7,162     3.77     7,096    3.77      6,591    3.43      6,232    3.22      3,904    2.18
Savings
  account loans          419    0.22       428     0.23       422    0.22        457    0.24        612    0.32        837    0.47
                    --------- ------- --------- -------- --------- -------  --------- -------  --------- -------  --------- -------
    Total loans      189,855  100.00%  189,828   100.00%  187,999  100.00%   192,135  100.00%   193,391  100.00%   178,968  100.00%
                    --------- ======= --------- ======== --------- =======  --------- =======  --------- =======  --------- =======
Less:
   Loans in
     process          (7,302)           (6,668)            (4,081)            (6,206)            (8,586)            (5,755)
   Unearned loan
     origination
     fees             (1,038)           (1,116)            (1,231)            (1,465)            (1,588)            (1,672)
   Allowance for
    loan losses       (1,860)           (1,840)            (1,675)            (1,500)            (1,350)            (1,263)
                    ---------         ---------          ---------          ---------          ---------          ---------

   Total loans, net $179,655          $180,204           $181,012           $182,964           $181,867           $170,278
                    =========         =========          =========          =========          =========          =========

         Loan Maturity Schedule. The following tables sets forth the maturity of the Bank's loan portfolio at September 30, 2007 and June 30, 2007. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. These tables show contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ. ^



                                                                      At September 30, 2007
                          ----------------------------------------------------------------------------------------------------------
                                                                                                             Consumer
                                                              Non-                                           Loans and
                                                           Residential     Home Equity      Home Equity      Savings
                           One to Four    Construction     and Multi-       and Second       Lines of        Account
                             Family        and Land          Family          Mortgage         Credit          Loans          Total
                          -------------- --------------  ---------------  ---------------  -------------- -------------  -----------
                                                                         (In Thousands)
  Amounts Due:
  Within 1 Year            $      1,143   $      8,837    $           4    $         344    $        418   $    1,632   $   12,378
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------

  After 1 year
   1 to 3 years                     385            657              408              459               -          374        2,283
   3 to 5 years                   2,945              -              343              944               -          543        4,775
   5 to 10 years                 18,874              -            4,638            2,462             180            -       26,154
   10 to 15 years                33,472              -           15,149            4,583           6,507            -       59,711
   Over 15 years                 60,116              -           17,067               69               -            -       77,252
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------
  Total due after one year      115,792            657           37,605            8,517           6,687          917      170,175
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------

  Loans in process                  146          7,051                -              105               -            -        7,302
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------
       Total               $    117,081   $     16,545    $      37,609    $       8,966    $      7,105   $    2,549   $  189,855
                          ============== ==============  ===============  ===============  ============== ============ ============


                                                                        At June 30, 2007
                          ----------------------------------------------------------------------------------------------------------
                                                                                                             Consumer
                                                              Non-                                           Loans and
                                                           Residential     Home Equity      Home Equity      Savings
                           One to Four    Construction     and Multi-       and Second       Lines of        Account
                             Family        and Land          Family          Mortgage         Credit          Loans          Total
                          -------------- --------------  ---------------  ---------------  -------------- -------------  -----------
                                                                         (In Thousands)
  Amounts Due:
  Within 1 Year            $      1,157   $      7,609    $         722    $          34    $        345   $    1,186   $   11,053
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------

  After 1 year
   1 to 3 years                     521          1,210              466              383              59        1,425        4,044
   3 to 5 years                   2,099              -              354            1,010               -          579        4,042
   5 to 10 years                 19,683              -            4,537            2,510             142            -       26,872
   10 to 15 years                36,542              -           14,924            4,614           6,616            -       62,696
   Over 15 years                 57,081              -           17,237              135               -            -       74,453
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------
  Total due after one year      115,926          1,210           37,498            8,652           6,817        2,004      172,107
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------

  Loans in process                  255          6,302                6              105               -            -        6,668
                          -------------- --------------  ---------------  ---------------  -------------- ------------ ------------
       Total               $    117,338   $     15,121    $      38,226    $       8,791    $      7,162   $    3,190   $  189,828
                          ============== ==============  ===============  ===============  ============== ============ ============


         The following tables set forth the dollar amount of all loans at September 30, 2007 and June 30, 2007 due after September 30, 2008 and whether they have fixed interest rates or floating or adjustable interest rates.

                                                 At September 30, 2007
                                         ---------------------------------------
                                                         Floating or
                                                         Adjustable
                                         Fixed Rates       Rates        Total
                                         -----------       -----        -----
                                                       (In Thousands)

One to Four Family                         $ 70,566   $ 45,226   $115,792
Construction and Land                             -        657        657
Nonresidential and Multi-Family              23,635     13,970     37,605
Home Equity and Second Mortgage               8,517          -      8,517
Home Equity Lines of Credit                       -      6,687      6,687
Consumer Loans and Savings Account Loans        129        788        917
                                           --------   --------   --------
Total                                      $102,847   $ 67,328   $170,175
                                           ========   ========   ========



                                                   At June 30, 2007
                                         ---------------------------------------
                                                         Floating or
                                                         Adjustable
                                         Fixed Rates       Rates        Total
                                         -----------       -----        -----
                                                       (In Thousands)

One to Four Family                         $ 72,724      $ 43,202      $115,926
Construction and Land                             -         1,210         1,210
Nonresidential and Multi-Family              23,422        14,076        37,498
Home Equity and Second Mortgage               8,652             -         8,652
Home Equity Lines of Credit                       -         6,817         6,817
Consumer Loans and Savings Account Loans        156         1,848         2,004
                                           --------      --------      --------
Total                                      $104,954      $ 67,153      $172,107
                                           ========      ========      ========

         Residential Lending. Currently, our main lending activity consists of the origination of residential real estate loans, including single-family homes and residences housing up to four families. Our primary lending territory is Bucks County and surrounding counties. All mortgage loans in excess of 80% loan-to-value must have private mortgage insurance.

         Our underwriting policies permit the origination of one to four family first mortgage loans, for primary residence or vacation home, with a loan-to-value of up to 95%. We also offer an affordable housing/first time home buyer program, which uses the 95% loan-to-value limit but permits the borrower to have equity in the real estate of only 3%. This program also provides that in low to moderate income census tracts of our Community Reinvestment Act lending area we can permit a 100% loan-to-value. We originate leasehold mortgages with a loan-to-value of up to 70%. We offer mortgage loans on non-owner occupied, one to four family properties (investor loans) with a 90% loan-to-value limit and no more than a 20 year term if the rate is fixed.

         We offer fixed-rate mortgages with terms of 10, 15, 20 or 30 years. We originate adjustable rate mortgages, or ARMs, at rates based upon the constant maturity yield of one year U.S. Treasury securities with up to 30 year terms. We currently offer either one, three, five and seven year ARMs with rates resetting on an annual basis, beginning either after the first, third, fifth or seventh year. These loans have a two percent annual adjustment cap. The maximum rate adjustment cap on the life of the 3/5/7 year ARMs is 6.0%. The maximum rate adjustment cap on the life of the one-year ARMs is 7.0%.

         Property  appraisals  on  real  estate  securing  one  to  four  family
residential   loans  are  made  by  state  certified  or  licensed   independent
appraisers.

         Home Equity Lending. We offer home equity loans and home equity lines of credit with loan-to-value amounts up to 80% for first liens, 75% for second liens and 70% for properties with two or more intervening liens. Fixed-rate home equity loans have a maximum term of 20 years. We offer an interest only home equity loan with an 18-month term. Our home equity line of credit has a five-year draw period during which the borrower may obtain advances on the line of credit, followed by a ten year repayment period. The minimum periodic payment on the home equity line of credit during the draw period may be interest only. Lines of credit have a rate floor of the lower of the initial rate or 4.75% and an adjustment cap of 18% over the life of the loan but no annual adjustment cap. Adjustable rates on our home equity loans and lines of credit adjust monthly and are based on the prime rate.

         Automated Valuation Models (AVM) are used for home equity loans and lines of credit in amounts of $100,000 or less or with loan-to-values of less than 60%. Should the AVM not provide sufficient value to support the request, a full appraisal may be requested by the borrower at the borrower's expense.

         Construction and Land Loans. We originate construction loans, land acquisition loans and land development loans. Construction loans may be for residential or nonresidential projects. Land loans are originated with a 70% loan-to-value limit, land development loans have a 75% limit and construction loans have an 80% limit on the appraised value of the completed project. The construction phase may be no longer than 18 months. A land loan may have a 24 month interest only term or may be three year balloon loan with a 15 year amortization schedule. Financing is available for owner occupied residences, and we also provide financing to builders and real estate developers.

         Construction and land acquisition and development loans are generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. In addition, these loans may result in larger balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

         Multi-family and Nonresidential (Commercial) Mortgages. Our nonresidential real estate lending consists primarily of mortgage loans for the acquisition or refinance of service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. The maximum loan-to-value ratio on all multi-family properties or on office/professional properties under $200,000 is 75%. All other nonresidential properties have a 70% limit. The maximum term on a fixed- rate loan is 20 years. We offer a 30 year term on an adjustable rate loan.

         We will provide multi-family and nonresidential financing for both owner occupied properties and for investor properties. We do not at the present time originate non- real estate commercial loans or lines of credit to businesses.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, multi-family and nonresidential real estate loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business or rental income produced by the property. As a result, the availability of funds for the repayment of these loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. These loans, therefore, have greater credit risk than one to four family residential mortgages or consumer loans. In addition, these loans generally result in larger balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

         Consumer and Personal Lending. Our consumer lending products include loans for new and used autos, savings account loans as well as secured and unsecured personal loans and lines of credit.

         Savings account loans have a rate equal to the account rate plus 2% and there is no term limit on these loans. Secured personal loans may have terms up to seven years, and unsecured personal loans may be up to three years. We accept securities as collateral for secured personal loans.

         Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. Consumer loan repayment is dependent on the borrower's continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, based on our financial condition as of September 30, 2007, our loans to one borrower regulatory lending limit was approximately $5.2 million. Our largest borrower at that date had 45 loans outstanding with an aggregate balance of $3.8 million, representing primarily mortgages on
single-family   residential  investment  properties.   The  Board  of

Directors evaluates the creditworthiness of large borrowers on a case-by-case basis, and the Board is willing to lend up to the regulatory limit for what it determines to be quality loans. The Bank's loans to one borrower regulatory lending limit will be higher following the stock offering because the stock offering proceeds will increase the Bank's capital.

         Loan Approval Procedures and Authority. Lending policies and loan approval limits are approved and adopted by the Board of Directors. Lending authority is vested primarily in the Board of Directors and, to a lesser extent, a loan committee comprised of senior officers may approve loans up to $150,000 if the loan is substantially in compliance with the applicable lending policy. Prior Board approval is required for all loans in excess of $150,000 and the Board generally ratifies all loans over $50,000 at its twice-monthly meetings.

         Asset Quality

         Loan Delinquencies and Collection Procedures. When a loan is 90 days delinquent, the Board may determine to refer it to an attorney for repossession or foreclosure. Reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         With respect to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the property that result from subsequent declines in value are charged to operations in the period in which the declines occur.

         Loans are generally placed on non-accrual status when they are more than 90 days delinquent, however loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         Non-Performing   Assets.  The  following  table  provides   information
regarding loans past due 90 days or more, all of which were accounted for on a non-accrual basis.


                                               At                         At June 30,
                                          September 30, ---------------------------------------------------
                                               2007      2007        2006      2005       2004        2003
                                              ------    ------    --------    ------    -------    --------
                                                                  (Dollars in Thousands)
  One to four family mortgage loans           $  333    $  867    $    402    $  574    $   183    $    141
  Multi-family mortgage loans                    161         -           -         -          -           -
  Nonresidential loans                           149       841           -         -          -           -
  Construction loans                             245       245           -       145          -           -
  Consumer loans                                   -         -           -        34          -           -
  Home equity lines of credit                      -       111           -       138          -           -
                                              ------    ------    --------    ------    -------    --------
     Total non-performing loans               $  888    $2,064    $    402    $  891    $   183    $    141
                                              ======    ======    ========    ======    =======    ========
                                                0.49%     1.13%       0.21%     0.48%      0.10%      0.08%
Total non-performing loans to total
     loans
                                              ======    ======    ========    ======    =======    ========
Total non-performing loans to total assets      0.33%     0.77%       0.15%     0.34%      0.07%       0.05%
                                              ======    ======    ========    ======    =======    ========
Total non-performing assets to total assets     0.33%     0.77%       0.15%     0.34%      0.07%       0.05%
                                              ======    ======    ========    ======    =======    ========


         We had no real estate owned or any other non-performing assets as of any of the dates shown in the table above. We did not have any troubled debt restructurings (wherein the borrower is granted a concession that we would not otherwise consider under current market conditions) as of the dates shown in the above table.

         Classified Assets. Management, in compliance with federal guidelines, has instituted an internal loan review program, whereby loans are classified as special mention, substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset that does not currently expose the Bank to a sufficient degree of risk to warrant an adverse classification, but which possesses credit deficiencies or potential weaknesses that deserve management's close attention is classified as "special mention."

         An asset classified as "substandard" is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Assets so classified have well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
         An asset classified as "doubtful" has all the weaknesses inherent in a "substandard" asset with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of a loss on a doubtful asset is high. That portion of an asset classified as "loss" is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation or charge-off, is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset even though partial recovery may be effected in the future.

         As of September 30, 2007, our classified loans were as follows:

                                         At
                                     September 30,
                                        2007
                                    --------------
                                    (In Thousands)
         Special Mention              $   3,001
         Substandard                      1,336
         Doubtful                             -
         Loss                                 -
                                      ---------
         Total                        $   4,337
                                      =========

         We had one $3.0 million classified loan that comprised the entire amount shown in the above table as special mention as of September 30, 2007. For additional information about this loan see Risk Factors - There is a potential for loss on a sizable land loan in our portfolio.

         Allowance for Loan Losses. The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent losses in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.


         The Bank's loan loss experience in recent periods has been low. Over the last five fiscal years, the Bank had loan charge offs totaling $19,000 and recoveries totaling $30,000. Provisions to the allowance in recent periods have been more influenced by current economic conditions than by the Bank's recent loss experience. The allowance has also been affected by management's decision to raise the Bank's reserve on a land loan secured by a tract of land in Wildwood, New Jersey due to the ongoing concerns about the financial condition of the borrower on this loan. Monthly payments were current as of September 30, 2007, however payments are being received not from the borrower but from the borrower's new business partner, who could cease payment at any time as he is not a party to the loan agreement and has no legal obligation to make payments on this loan. The most recent appraisal the Bank has on this property was prepared in 2004, and although that "as is" appraisal for this undeveloped site was greater than the outstanding balance of the loan, the Bank has designated the loan as special mention in light of the uncertainty related to the development of the property. The issues that could impede the development include zoning, wetlands preservation, site improvements and environmental cleanup. See the discussion titled "There is a potential for loss on a sizable land loan in our portfolio" in Risk Factors, beginning on page __.


         The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

         A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

         Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses.

For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

         In addition, as an integral part of its regulatory examination process, the Office of Thrift Supervision periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on their review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to the Bank's allowance for loan losses for the periods indicated:


                                                 For the Three Months
                                                 Ended September 30,                For the Year Ended June 30,
                                              ----------------------- ---------------------------------------------------------
                                                 2007        2006        2007         2006        2005        2004       2003
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
                                                                          (Dollars in Thousands)
Allowance balance (at beginning of period)    $  1,840    $  1,675    $  1,675     $  1,500    $  1,350    $  1,263   $  1,215
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
Provision for loan losses                           20          40         156          186         149          95         28
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
Charge-offs:
    One to four family mortgage loans                -           -           -            -           -          10          -
    Consumer loans                                   -           -           -           13           4           6          -
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
          Total charge offs                          -           -           -           13           4          16          -
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
Recoveries:
    One to four family mortgage loans                -           -           -            -           -           8          -
    Construction loans                               -           -           -            -           -           -         20
    Consumer loans                                   -           -           9            2           5           -          -
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
          Total recoveries                           -           -           9            2           5           8         20
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
Net (charge-offs) recoveries                         -           -           9          (11)          1          (8)        20
                                              ---------   ---------   ---------    ---------   ---------   ---------  ---------
Allowance balance (at end of period)          $  1,860    $  1,715    $  1,840     $  1,675    $  1,500    $  1,350   $  1,263
                                              =========   =========   =========    =========   =========   =========  =========
Total loans outstanding                       $182,553    $181,275    $183,160     $183,918    $185,929    $184,805   $173,213
                                              =========   =========   =========    =========   =========   =========  =========
Average loans outstanding ^(1)                $182,702    $182,656    $182,672     $185,954    $184,451    $     (1)  $     (1)
                                              =========   =========   =========    =========   =========   =========  =========
  Allowance for loan losses as a percent
       of total loans outstanding                 1.02%       0.95%       1.00%        0.91%       0.81%       0.73%      0.73%
                                              =========   =========   =========    =========   =========   =========  =========
Allowance for loan losses to
  non-performing loans                          209.46%     447.78%      89.16%      416.67%     168.35%     737.70%    895.75%
                                              =========   =========   =========    =========   =========   =========  =========

^(1) Average balances are derived from month end balances. Management does not believe that the use of month end balances rather than daily balances has caused any material differences in the information presented. The average balance information for the years ended June 30, 2003 and 2004 has not been calculated because management of the Bank has determined that to do so results in an undue burden.

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the Bank's allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation allocation applicable to the entire loan portfolio.

                                                                            At June 30,
                 At September 30,  -------------------------------------------------------------------------------------------------
                      2007               2007                2006                2005              2004                 2003
                ------------------ ------------------- ------------------- ------------------- ------------------ ------------------
                        Percent of         Percent of          Percent of          Percent of         Percent of         Percent of
                         Loans to           Loans to            Loans to            Loans to           Loans to           Loans to
                Amount Total Loans Amount  Total Loans Amount  Total Loans Amount  Total Loans Amount Total Loans Amount Total Loans
                ------ ----------- ------  ----------- ------  ----------- ------  ----------- ------ ----------- ------ -----------
                                                                              (Dollars in Thousands)
At end of period allocated to:
Mortgage
  One to four
    family       $  247     61.67%  $  279      61.82%  $  264    62.41%   $  275     63.92%    $  263    65.20%   $  248     67.13%
  Home equity
    and second
    mortgages        18      4.72       18       4.63       18     4.80        12      3.24         14     3.22        12      3.28
  Multi-family      168      5.70      162       5.70      166     5.92       125      4.36        115     4.02       103      3.87
  Nonresidential    437     14.11      503      14.43      376    13.46       385     14.02        368    12.77       332     12.58

Land                486      2.11      489       2.11      498     2.28       366      2.35        166     1.87        30      1.39
Construction         79      6.61       67       5.85       71     5.22        48      5.64         47     6.42        62      6.70
Consumer             71      1.12       89       1.46      108     1.92       268      2.80        298     2.96       302      2.40
Home equity lines
  of credit          14      3.74       20       3.77       14     3.77        20      3.43         12     3.22         8      2.18
Loans on savings
  accounts            -      0.22        -       0.23        -     0.22         -      0.24          -     0.32         -      0.47
                 ------    ------   ------     ------   ------   ------    ------    ------     ------   ------    ------    ------
  Total allocated 1,520              1,627               1,515              1,499                1,283              1,097
    allowance
  Unallocated
   allowance        340                213                 160                  1                   67                166
                 ------             ------              ------             ------               ------             ------
 Total allowance $1,860    100.00%  $1,840     100.00%  $1,675   100.00%   $1,500    100.00%    $1,350   100.00%   $1,263    100.00%
                 ======    ======   ======     ======   ======   ======    ======    ======     ======   ======    ======    ======

Securities Portfolio

         Our investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, pledging requirements, investment quality, marketability and performance objectives.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate environment, tax considerations, market volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank's investment policy include U.S. government and government agency securities, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and corporate bonds. On a short-term basis, our investment policy authorizes investment in federal funds, certificates of deposit and money market investments with insured institutions and with brokerage firms.

         Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of stockholders' equity.

         We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, we may in the future utilize such instruments if we believe it would be beneficial for managing our interest rate risk. Further, we do not purchase securities which are not rated investment grade.

         Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. Callable securities pose reinvestment risk because we may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

         Mortgage-backed Securities and Collateralized Mortgage Obligations. Mortgage-related securities represent a participation interest in a pool of one to four family or multi-family mortgages. We primarily invest in mortgage-backed securities secured by one to four family mortgages. Our mortgage-related
securities  portfolio  includes   mortgage-backed   securities  issued  by  U.S.
government agencies or government-sponsored entities, such as Freddie Mac, Ginnie Mae, and Fannie Mae, and collateralized mortgage obligations issued by private, non-government, corporate issuers.

         The mortgage originators use intermediaries (generally government agencies and government-sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government-sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued non-government, corporate issuers' securities typically offer rates above those paid on government agency issued or sponsored securities, but present higher risk than government agency issued or sponsored securities because they lack the guaranty of those agencies and are generally less liquid investments.

         Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying the securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         Collateralized mortgage obligations are mortgage-derivative products that aggregate pools of mortgages and mortgage-backed securities and create different classes of securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations.

         The following tables set forth certain information regarding the carrying values, weighted average yields and maturities of our investment and mortgage-backed securities portfolio at September 30, 2007 and June 30, 2007. These tables show contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                                                      At September 30, 2007
                  ------------------------------------------------------------------------------------------------------------------
                    One Year or Less     One to Five Years   Five to Ten Years     More Than Ten Years        Total Securities
                  -------------------  -------------------- -------------------  ----------------------  ---------------------------
                             Weighted             Weighted             Weighted                Weighted              Weighted
                   Carrying   Average  Carrying   Average   Carrying   Average    Carrying     Average   Carrying    Average   Fair
                    Value      Yield    Value      Yield      Value    Yield        Value       Yield     Value       Yield    Value
                    -----      -----    -----      -----      -----    -----        -----       -----     -----       -----    -----
                                                                         (Dollars in Thousands)
 Mutual funds     $  117      4.44%    $     -         -%    $    -         -%    $     -          -%    $   117      4.44%  $   117
 U.S. Government
   corporations
   and agencies
   securities      4,500      5.05      35,401      5.15      6,875      5.50       6,003       6.19      52,779      5.31    53,022
 Mortgage-backed
   securities          3      6.50           8      6.63      1,290      4.34       6,247       4.83       7,548      4.75     7,515
                  -------              --------              -------              --------               --------            -------
      Total       $4,620      5.04     $35,409      5.15     $8,165      5.32     $12,250       5.50     $60,444      5.23   $60,654
                  =======              ========              =======              ========               ========            =======

                                                                            At June 30, 2007
                  ------------------------------------------------------------------------------------------------------------------
                    One Year or Less     One to Five Years   Five to Ten Years     More Than Ten Years        Total Securities
                  -------------------  -------------------- -------------------  ----------------------  ---------------------------
                             Weighted             Weighted             Weighted                Weighted              Weighted
                   Carrying   Average  Carrying   Average   Carrying   Average    Carrying     Average   Carrying    Average   Fair
                    Value      Yield    Value      Yield      Value    Yield        Value       Yield     Value       Yield    Value
                    -----      -----    -----      -----      -----    -----        -----       -----     -----       -----    -----
                                                                         (Dollars in Thousands)
 Mutual funds     $   25      4.84%    $     -         -%    $    -         -%    $     -          -%    $    25      4.84%  $    25
 U.S. Government
   corporations
   and agencies
   securities      5,500      5.12      35,399      5.11      6,875      5.50       5,944       6.19      53,718      5.28    53,274
 Mortgage-backed
   securities         17      6.73          12      6.57      1,385      4.32       6,505       4.86       7,919      4.77     7,775
                  -------              --------              -------              --------               --------            -------
      Total       $5,542      5.12     $35,411      5.11     $8,260      5.30     $12,449       5.50     $61,662      5.21   $61,074
                  =======              ========              =======              ========               ========            =======

         The following table sets forth the carrying value of our securities portfolio at the dates indicated. Securities that are held-to-maturity are shown at our amortized cost, and securities that are available-for-sale are shown at their fair value.

                                                                          At June 30,
                                        At September 30,   -----------------------------------------------
                                              2007           2007      2006      2005      2004      2003
                                            -------        -------   -------   -------   -------   -------
                                                                 (In Thousands)
Securities Available for Sale:
------------------------------
Mutual funds                                $   117        $    25   $ 1,615   $ 1,337   $ 5,190   $15,595
                                            =======        =======   =======   =======   =======   =======

Securities Held to Maturity:
U.S. Government corporations and agencies
     securities                             $52,779        $53,718   $51,542   $43,102   $29,006   $ 4,105
Mortgage-backed securities                    7,548          7,919     9,058    14,353    21,861    33,098
Corporate debt securities                         -              -         -         -       302       707
                                            -------        -------   -------   -------   -------   -------

 Total Held to Maturity                     $60,327        $61,637   $60,600   $57,455   $51,169   $37,910
                                            =======        =======   =======   =======   =======   =======

Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. We also have the ability to borrow funds from the Federal Home Loan Bank to supplement deposits as a source of funds.

         In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by pricing strategies and money market conditions.

         Deposits. Our current deposit products include checking and savings accounts, certificates of deposit and fixed or variable rate individual retirement accounts (IRAs). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time, if any, that the funds must remain on deposit and the applicable interest rate. The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections.

         We traditionally have preferred to obtain deposits from within our market area and have discouraged non-local deposits. We do not at this time utilize the services of deposit brokers.

         The following table sets forth the distribution of deposits at the bank at the dates indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

                                                                   At September 30,
                                           ---------------------------------------------------------------
                                                        2007                            2006
                                           --------------------------------  -----------------------------
                                                                   Weighted                      Weighted
                                                       Percent     Average             Percent   Average
                                                       of Total    Nominal             of Total  Nominal
                                             Amount    Deposits     Rate      Amount   Deposits   Rate
                                             ------    --------     ----      ------   --------   ----
                                                                        (Dollars in Thousands)
 Noninterest-bearing demand accounts       $  1,357      0.86%        -%    $  1,128     0.73%        -%
 NOW accounts                                12,269      7.78      1.50       13,427     8.68      1.46
 Money market accounts                       37,801     23.97      4.04       33,044    21.35      3.98
 Savings and club accounts                   12,998      8.24      2.99       13,289     8.59      2.55
 Certificates of deposit                     93,262     59.14      4.79       93,874    60.66      4.43
                                           ---------  --------              --------- --------

   Total deposits                          $157,687    100.00%     4.20%    $154,762   100.00%     3.91%
                                           =========  ========              ========= ========


                                                                                    At June 30,
                                           -----------------------------------------------------------------------------------------
                                                        2007                            2006                         2005
                                           --------------------------------  -------------------------------------------------------
                                                                   Weighted                      Weighted                   Weighted
                                                       Percent     Average             Percent   Average            Percent  Average
                                                       of Total    Nominal             of Total  Nominal            of Total Nominal
                                             Amount    Deposits     Rate      Amount   Deposits   Rate     Amount   Deposits  Rate
                                             ------    --------     ----      ------   --------   ----     ------   --------  ----
                                                                        (Dollars in Thousands)
                                                                                      (Dollars in Thousands)
 Noninterest-bearing demand
     accounts                              $  1,755      1.10%        -%    $  1,239      0.78%        -%  $  2,347     1.47%     -%
 NOW accounts                                12,920      8.13      1.45       13,856      8.70      1.29     14,640     9.20   1.14
 Money market accounts                       37,516     23.60      4.25       32,770     20.57      3.97     30,375    19.08   2.16
 Savings and club accounts                   13,993      8.80      2.96       14,840      9.31      2.56     15,488     9.73   1.97
 Certificates of deposit                     92,756     58.36      4.77       96,624     60.64      4.18     96,308    60.51   3.17
                                          ---------  --------              ---------  --------             -------- --------

   Total deposits                          $158,940    100.00%     4.21%    $159,329    100.00%     3.73%  $159,158   100.00%  2.67%
                                          =========  ========              =========  ========             ======== ========

         The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings, which could increase our cost of funds and negatively impact our net interest rate spread and our financial condition.

         The following table sets forth the time deposits at the Bank classified by interest rate as of the dates indicated.

                                 At                   At June 30,
                            September 30,  -------------------------------------
                               2007            2007      2006      2005
                              -------         -------   -------   -------

             (In Thousands)

             Interest Rate
             0.00-1.99%       $     -         $     -   $     -   $    72
             2.00-2.99%           426             542     4,156    47,440
             3.00-3.99%         5,198           5,988    26,753    32,210
             4.00-4.99%        59,562          56,670    59,981    12,470
             5.00-5.99%        26,828          28,335     3,522     1,797
             6.00-6.99%             -               -     1,050     1,221
             7.00-8.00%             -               -         -         -
             8.00-8.99%         1,232           1,205     1,147     1,085
             9.00-9.99%            16              16        15        13
                              -------         -------   -------   -------
             Total            $93,262         $92,756   $96,624   $96,308
                              =======         =======   =======   =======

    As of September 30, 2007, the amount and maturities of our certificates of deposit were as follows:


                                                      Amount Due
            -------------------------------------------------------------------------------------------------
                 Within                                                             After 5
                 1 year       1-2 years     2-3 years     3-4 years    4-5 years     years        Total
              ------------- -------------- ------------- -----------  ------------ ---------- ---------------
                                                      (In Thousands)
2.00-2.99%    $        426   $          -   $         -  $        -   $         -   $      -   $         426
3.00-3.99%             545          3,521         1,132           -             -          -           5,198
4.00-4.99%          44,130          7,031         3,119       2,481         1,354      1,447          59,562
5.00-5.99%          22,500            455           552         310         2,756        255          26,828
6.00-6.99%               -              -             -           -             -          -               -
7.00-7.99%               -              -             -           -             -          -               -
8.00-8.99%               -          1,232             -           -             -          -           1,232
9.00-9.99%               -              -             -           -             -         16              16
              ------------- -------------- ------------- -----------  ------------ ---------- ---------------
 Total        $     67,601  $      12,239  $      4,803  $    2,791   $     4,110  $   1,718  $       93,262
              ============= ============== ============= ===========  ============ ========== ===============


         The following table sets forth the amount and maturities of time deposits at the Bank at June 30, 2007.

                                                             Amount Due
                  --------------------------------------------------------------------------------------------------
                        Within                                                             After 5
                        1 year       1-2 years     2-3 years     3-4 years    4-5 years     years        Total
                     ------------- -------------- ------------- -----------  ------------ ---------- ---------------
                                                             (In Thousands)
2.00-2.99%           $        542   $          0   $         0  $        -   $         -   $      -   $         542
3.00-3.99%                    867          3,078         2,043           -             -          -           5,988
4.00-4.99%                 41,142          7,152         3,062       2,976           979      1,354          56,670
5.00-5.99%                 24,445            431           253         160         1,697      1,349          28,335
6.00-6.99%                      -              -             -           -             -          -               -
7.00-7.99%                      -              -             -           -             -          -               -
8.00-8.99%                      -              -         1,205           -             -          -           1,205
9.00-9.99%                      -              -             -           -             -         16              16
                     ------------- -------------- ------------- -----------  ------------ ---------- ---------------
 Total               $     67,001  $      10,661  $      6,563  $    3,136   $     2,676  $   2,719  $       92,756
                     ============= ============== ============= ===========  ============ ========== ===============

    As of September 30, 2007, our certificates of deposit of $100,000 or more were scheduled to mature as follows:

                                           At September 30,
                                                2007
                                             -------
                                         (In Thousands)

                 Maturity Period
                 Within three months         $ 9,239
                 Three through six months      7,289
                 Six through twelve months     6,567
                 Over twelve months           10,103
                                             -------
                                             $33,198
                                             =======

         The following table shows the amount of our certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2007.


                                             At June 30,
                                                2007
                                                ----
                                          (In Thousands)

                 Maturity Period
                 Within three months         $11,163
                 Three through six months      5,220
                 Six through twelve months     5,548
                 Over twelve months           10,251
                                             -------
                                             $32,182
                                             =======

         Borrowings. We periodically borrow funds from the Federal Home Loan Bank to supplement deposits as a source of funds. As of September 30, 2007, our borrowings totaled $71.0 million and had a weighted average cost of 5.57%. As a strategy to lock in rates on funding beginning in the late 1990s we took long term advances to protect against rising rates. Rates, however, fell to historic lows instead of rising. These borrowings have been a drain on our profitability and we determined in early December 2007 to undertake a refinancing of these advances, as we expect the improvement in our net interest margin resulting from the refinancing will make it worth incurring a significant penalty for the pre-payment of the advances. The penalty was a $1.5 million charge to earnings during the quarter ended December 31, 2007. We pre-paid $25.0 million of advances with a weighted average rate of 5.87% and took replacement advances totaling $30.0 million with a weighted average rate of 3.84%.

         The following table sets forth certain information regarding our borrowed funds.

                                                 At or for the Three
                                                     Months Ended
                                                     September 30,       At or For the Year Ended June 30,
                                                  ------------------     ---------------------------------
                                                     2007      2006           2007     2006       2005
                                                   -------   -------        -------   -------   -------
                                                                (Dollars in Thousands)
Federal Home Loan Bank Advances:
Average balance outstanding                        $71,000   $66,000        $68,692   $67,616   $62,384
Maximum amount outstanding at any                   71,000    66,000         71,000    69,000    67,000
month-end during the period
Balance outstanding at end of period                71,000    66,000         71,000    66,000    67,000
Weighted average interest rate during the period      5.69%     5.78%          5.69%     5.72%     5.95%
Weighted average interest rate at end of period       5.57%     5.66%          5.61%     5.65%     5.90%

         Additional information regarding our borrowings is included in Note 8 to our consolidated financial statements beginning on page F-1.

Subsidiaries

         We have one subsidiary: WPSLA Investment Corporation, incorporated under Delaware law in 2000 to hold securities. At September 30, 2007, this subsidiary held securities with a carrying value of approximately $28.1 million, representing nearly half of our total securities portfolio of $60.3 million at that date.

Employees

         At September 30, 2007, we had a total of 29 full-time employees and three part-time employees. We consider our relations with them to be good, and our employees are not represented by any collective bargaining group.

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

Premises and Equipment

         As of September 30, 2007, our investment in premises and equipment, net of depreciation and amortization, totaled $1.9 million. We currently have three full-service offices, as shown in the table below.

                      Year Facility     Leased or       Net Book Value at
Office Location          Opened           Owned         September 30, 2007
---------------     --------------- ---------------- ---------------------
                                                          (In thousands)
Levittown                   1967          Owned            $      41
Morrisville                 1973          Owned            $     100
Richboro                    1984          Owned            $     233

     We also own a five-acre tract of land in Levittown, Pennsylvania with a net book value as of September 30, 2007 of approximately $859,000. There are presently two buildings on this property. Our loan servicing department occupies part of one building with the other part of that building leased to a physicians group surgical center. The second building is vacant at present and could be renovated to become either a bank operations center or a new full-service office location. Alternatively, we have also received the necessary approvals to construct a new building on the vacant land on this site to serve as a new full-service office location.

         We also own two adjacent single-family residential properties in Furlong, Pennsylvania (within Bucks County) with a book value as of September 30, 2007 of approximately $288,000. We are currently holding these properties as a potential future office site.

         Legal Proceedings

         William Penn Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans, and other issues incident to its business. There were no lawsuits pending or known to be contemplated against William Penn Bank as of September 30, 2007 that were expected to have a material effect on operations or income.

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

                                   REGULATION

         We operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a savings and loan holding company and federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and consumers. Set forth below is a brief description of certain laws that relate to the regulation of William Penn Bank and William Penn Bancorp. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

         Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution and its holding company, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material adverse impact on William Penn Bancorp, William Penn Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of William Penn Bank and/or William Penn Bancorp or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of William Penn Bank's franchise, resulting in negative effects on the trading price of William Penn Bancorp common stock.

Regulation of William Penn Bank

         General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, William Penn Bank is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         William Penn Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines William Penn Bank and prepares reports to the Bank's Board of Directors on deficiencies, if any, found in its operations. The Office of Thrift Supervision has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federal savings bank and, if action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances.

         Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation ("FDIC") insures the Bank's deposits to applicable limits. Despite the FDIC's authority to assess premiums under a risk-based system for such deposit insurance, most insured depository institutions have not been required to pay premiums for the last ten years. The Federal Deposit Insurance Reform Act of 2005 (the "Reform Act") resulted in significant changes to the federal deposit insurance program: (i) effective March 31, 2006, the Bank Insurance Fund and the Savings Association Insurance Fund were merged into a new combined

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

fund, called the Deposit Insurance Fund; (ii) the current $100,000 deposit insurance coverage will be indexed for inflation (with adjustments every five years, commencing January 1, 2011); and (iii) deposit insurance coverage for retirement accounts was increased to $250,000 per participant subject to adjustment for inflation. In addition, the Reform Act gave the FDIC greater latitude in setting the assessment rates for insured depository institutions, which could be used to impose minimum assessments.

         As authorized, the FDIC sets the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. If the Deposit Insurance Fund's reserves exceed the designated reserve ratio, the FDIC is required to pay out all or, if the reserve ratio is less than 1.5%, a portion of the excess as a dividend to insured depository institutions based on the percentage of insured deposits held on December 31, 1996 adjusted for subsequently paid premiums. Insured depository institutions that were in existence on December 31, 1996 and paid assessments prior to that date (or their successors) are entitled to a one-time credit against future assessments based on the amount of their assessable deposits on that date.

         Pursuant to the Reform Act, the FDIC has determined to maintain the designated reserve ratio at 1.25%. The FDIC has also adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution's ranking in one of four risk categories based on their examination ratings and capital ratios. Beginning in 2007, well-capitalized institutions with the CAMELS ratings of 1 or 2 will be grouped in Risk Category I and will be assessed for deposit insurance at an annual rate of between five and seven basis points. The assessment rate for an individual institution is determined according to a formula based on a weighted average of the institution's individual CAMEL component ratings plus either five financial ratios or the average ratings of its long-term debt. Assessments for institutions in Risk Categories II, III and IV will be at annual rates of 10, 28 and 43 basis points, respectively.

         In addition, all FDIC-insured institutions are required to pay assessments to the FDIC to fund interest payments on bonds issued by the Financing Corporation ("FICO"), an agency of the Federal government established to recapitalize the predecessor to the SAIF. These assessments will continue until the FICO bonds mature in 2017.


         Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. In assessing an institution's capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual institutions where necessary.

         At September 30, 2007, William Penn Bank was in compliance with the minimum capital standards and qualified as "well capitalized." For William Penn Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance as well as Note 13 to the consolidated financial statements. ^


         The Office of Thrift Supervision may require any savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) to take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the institution's activities may be restricted.

         For purposes of the capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. William Penn Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital).

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         Dividend and Other Capital Distribution Limitations. A savings institution, like William Penn Bank, that is a subsidiary of a savings and loan holding company must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution, such as paying a dividend to William Penn Bancorp. The Office of Thrift Supervision
imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. If an application is not required, then a notice must be filed. The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

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

         Capital distributions by William Penn Bancorp, as a savings and loan holding company, are not subject to the Office of Thrift Supervision capital distribution rules. Because William Penn Bancorp will retain 50% of the net proceeds of the stock offering, the possibility that William Penn Bank would need to file an application rather than a notice for capital distributions in the immediate future is not expected to affect the payment of cash dividends by William Penn Bancorp to its stockholders or the amount of such dividends.

         Safety and Soundness Standards. As required by statute, the federal banking agencies have adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The guidelines require, among other things, the implementation of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If it is determined that a savings institution has failed to meet any standard prescribed by the guidelines, the institution may be required to submit an acceptable plan to achieve compliance with the standard.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (generally defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. William Penn Bank met the qualified thrift lender test as of September 30, 2007 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including William Penn Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the depository institution's record of meeting the credit needs of its community to be assessed and taken into account in the evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by William Penn Bank. An unsatisfactory Community Reinvestment Act examination rating may be used as the basis for the denial of an application. William Penn

Bank received an "outstanding" rating in its most recent Community Reinvestment Act examination.

         Federal Home Loan Bank System. William Penn Bank is a member of the Federal Home Loan Bank of Pittsburgh, which is one of twelve regional federal home loan banks. Each federal home loan bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by its board of directors. As a member, William Penn Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Pittsburgh.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

         The USA Patriot Act. William Penn Bank is subject to regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gave the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act took measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

         Among other requirements, Title III of the USA Patriot Act and the related regulations imposed the following requirements with respect to financial institutions:

          o Establishment of anti-money laundering programs that included, at minimum: (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

          o Establishment of a program specifying procedures for obtaining identifying information from customers seeking to open new accounts, including verifying the identity of customers within a reasonable period of time.

          o    Establishment  of appropriate,  specific,  and, where  necessary,
               enhanced  due  diligence  policies,   procedures,   and  controls
               designed to detect and report money laundering.

          o Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

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

         Bank   regulators   are  directed  to  consider  a  holding   company's
effectiveness in combating money laundering when ruling on applications under the Federal Reserve Act and the Bank Merger Act.

         Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings institution is deemed to have received notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company in the amount of up to the lessor of 5% of the savings association's total assets when it was deemed to be undercapitalized or the amount necessary to achieve compliance with applicable capital requirements. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and critically undercapitalized institutions are subject to additional mandatory and discretionary measures.

         Transactions with Related Parties. The Bank's authority to engage in transactions with "affiliates" (e.g., any entity that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must generally be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the law contains a specific exception for loans by the Bank to its executive officers and directors in compliance with federal banking laws. Under such laws, the Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is limited. The law limits both the individual and aggregate amount of loans the Bank may make to insiders based, in part, on the Bank's capital position and requires certain Board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

         Regulation of William Penn Bancorp

         General. William Penn Bancorp will be a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It will be required to file reports with the Office of Thrift Supervision and will be subject to regulation and examination by the Office of Thrift Supervision. William Penn Bancorp will need to obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision will have enforcement authority over William Penn Bancorp and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to William Penn Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of William Penn Bancorp.

         Activities Restrictions. As a savings and loan holding company and a subsidiary holding company of a mutual holding company, William Penn Bancorp will be subject to statutory and regulatory restrictions on its business activities. The non-banking activities of William Penn Bancorp and its non-savings institution subsidiaries will be restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services for and holding properties used by a savings institution subsidiary, activities authorized for multiple savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, William Penn Bancorp will have to obtain prior Office of Thrift Supervision approval of such planned activity or acquisition.

         Mergers and Acquisitions. William Penn Bancorp will be required to obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for William Penn Bancorp to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of William Penn Bancorp and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Waivers of Dividends by William Penn, MHC. William Penn, MHC will be required to provide prior notice to the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from William Penn Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members. Subject to the non-objection of the Office of Thrift Supervision, we anticipate that William Penn, MHC will waive the receipt of any dividends paid by William Penn Bancorp.

         Conversion of William Penn, MHC to Stock Form. Office of Thrift Supervision regulations permit William Penn, MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion, a new holding company would be formed as the successor to William Penn Bancorp, William Penn, MHC's corporate existence would end, and certain depositors of William Penn Bank would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than William Penn, MHC would be automatically converted into shares of common stock of the new holding company. The Board of Directors has no current plans for a second step conversion and there are no assurances that such a transaction will occur.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

         General. William Penn Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, William Penn Bancorp common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. William Penn Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 implemented various legislative reforms addressing, among other matters, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act and the implementing rules of the Securities and Exchange Commission, William Penn Bancorp's principal executive officer and principal financial officer will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including the establishment, maintenance and regular evaluation of the effectiveness of our internal controls.

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations. All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.


         William Penn, MHC, William Penn Bancorp and William Penn Bank will file a consolidated federal tax return. William Penn Bancorp will be permitted to exclude from its income 100% of dividends received from William Penn Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         William Penn^ Bank's federal tax return has not been audited by the Internal Revenue Service in the last five fiscal years.


         State Taxation

         William Penn, MHC and William Penn Bancorp will file Pennsylvania income tax returns and will be subject to a 9.9% state income tax that is calculated based on federal taxable income, subject to certain adjustments. William Penn Bank will continue to file Pennsylvania tax returns as before the reorganization and offering. It is subject to an 11.5% state income tax that is calculated based on federal taxable income, subject to certain adjustments.

         For additional information, see Note 9 to the consolidated financial statements beginning on page F-1.

                                   MANAGEMENT

Board of Directors

         The initial Boards of Directors of William Penn Bancorp and William Penn, MHC will be identical to the current Board of Directors of William Penn Bank. The Board of Directors of William Penn Bank is presently composed of six members who are elected for terms of three years, one-third of whom are elected annually and all of whom are independent under the current listing standards of the Nasdaq Stock Market, other than Charles Corcoran who serves as President. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years.


Directors:                     Age                        Primary Occupation                          Since       Expires
----------------------------- ------ ------------------------------------------------------------- ------------- ----------
William J. Feeney              64    Retired Police Chief, Richboro, PA                                1985        2010
                                     Owner, Occasions of Naples, Inc. (flowers and gifts)
                                     Naples, Florida

Charles Corcoran               55    President of William Penn Bank                                    1989        2009

Craig Burton                   59    Partner, Burton & Browse LLP, Certified Public Accountants        1993        2008
                                     Doylestown, Pennsylvania

Glenn Davis                    56    Owner and President, Davis Pontiac, Inc. (auto dealership)        1986        2008
                                     Richboro, Pennsylvania

William B.K. Parry, Jr.        61    William B. Parry & Son, Ltd. (insurance brokers)                  1986        2009
                                     Langhorne, Pennsylvania

William F. Heefner, Esq.       85    Retired, Founding Partner, Curtin & Heefner LLP (law firm)        1960        2010
                                     Morrisville, Pennsylvania

Senior Management

         Charles Corcoran, age 55, is our President. He joined the Bank in 1979, was elected to the Board of Directors in 1989 and became president in 1993. Mr. Corcoran also serves as our principal financial officer.

         James D. Douglas, age 55, is our Vice President and serves as the chief lending officer. Mr. Douglas joined the Bank in 1978.

         Terry L. Sager, age 46, is our Corporate Secretary. She is a certified public accountant and currently serves as our principal accounting officer. She is also responsible for human resources and employee benefits. Ms. Sager joined the Bank in 1987.

         Lillian Cruz, age 44, is our Savings, Electronic Data Processing and Demand Deposit Accounts Coordinator. Ms. Cruz joined the Bank in 1995.

Compensation of Executive Officers

         The following table summarizes all compensation during fiscal 2007 to our executive officers Charles Corcoran and James D. Douglas. There were no other individuals whose total compensation exceeded $100,000 for the year ended June 30, 2007.



                                                                                 All
                                                                                Other
Name                                                                        Compensation(1)
                                             Salary          Bonus                             Total
-------------------------------------------  -------------   -----------    -----------------  --------------
Charles Corcoran, President                  $  126,500      $    -          $   8,731          $   135,231
James D. Douglas, Vice President             $  106,000      $  500          $   7,470          $   113,970

--------------------
(1) For 2007, all other compensation included the following:

            ^ Name                           401(k) Plan                    Health              Excess Group
                                             Employer                       Insurance           Term Life
                                             Contribution    Auto           Waiver              Insurance
            -------------------------------  -------------   ------------   -----------------   -------------
            Charles Corcoran                 $  4,798        $  3,512        $        -          $  421
            James D. Douglas                 $  4,397        $      -        $    2,800          $  273

         Deferred Compensation Plan. William Penn Bank maintains a deferred compensation plan for officers, which permits participants in the plan to defer a portion of their compensation. The Bank adopted this plan in 1984. The Bank maintains such deferral accounts in cash or invests the amounts credited to a participant's account in deposit accounts or certificates established by the Bank, or in bonds, common and preferred stocks, common trust funds, mutual and money market funds or in annuity contracts issued by an insurance company on the life of the participant, and the participant's account is credited with the earnings and dividends. Normal retirement age is 65. Upon normal retirement age, death or disability, the participant will receive 120 monthly installments. If the participant is terminated for other than attainment of age 65, death, or disability, the amounts deferred shall continue to be invested and held until the participant reaches age 65. If the participant dies before receiving the 120 monthly payments, the designated beneficiary shall receive the remaining value in a lump sum within 60 days. Installment payments to be made to the participant shall commence on the first day of the month next following the date of the termination of the participant's employment.

         Mr. Corcoran is the only officer participating in the deferred compensation plan for officers. He ^did not, however, defer any of his salary for the fiscal year ended June 30, 2007. ^ The amounts credited to his account under this plan for those years in which he does defer a portion of his salary earn interest at a rate adjusted annually equal to the highest rate offered by the Bank on its certificates of deposit as adjusted on December 31st of each year. The current rate on earnings under the plan is 4.8%.

         401(k) Defined Contribution Retirement Plan. We maintain a tax-qualified defined contribution plan (the "401(k) Plan"), for all employees of the Bank who have satisfied the plan's eligibility requirements. The Bank adopted this plan in 1979. Participants become eligible to participate in the plan on the first day of the calendar quarter that coincides with or next follows their attainment of age 18 and completion of one year of service. Eligible employees may contribute up to 20% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. Under the plan, the Bank makes matching contributions equal to 25% of participants' elective deferrals, up to a maximum of 12% of annual compensation. Participants are 100% vested in their salary deferrals as well as the Bank's contributions.
         ^

         Participants have individual accounts under the plan and may direct the investment of their accounts among a variety of investment funds. In connection with the offering, the plan will add another investment alternative, the William Penn Bancorp Stock Fund. The stock fund will permit participants to invest their 401(k) plan funds in William Penn Bancorp common stock. A participant who elects to purchase common stock in the offering through the plan will receive the same subscription priority, and be subject to the same individual purchase limitations, as if the participant had elected to purchase the common stock using other funds.


         Pension Plan. William Penn Bank maintains a qualified noncontributory defined benefit pension plan for employees. The Bank adopted this plan in 1972. All employees who have worked for a period of one year of service are eligible to accrue benefits under the pension plan. Annual contributions to the pension plan are made in order to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended.


         Under the plan's pension formula, annual retirement income will be equal to 47% of highest average pay, multiplied by a fraction based on actual years of credited service divided by the years of credited service up to the normal retirement date of age 65. The pension plan provides for early retirement at age 55 with a reduced benefit. The accrued benefit is further pro-rated for years of service less than 30 at age 65. This will apply to participants who were hired after the attainment of age 35.

         Average pay means the highest average of total annual pay during any five consecutive calendar years within the last ten years. Credited service means uninterrupted years and months of employment with William Penn during which a participant receives pay for at least 1,000 hours of employment.

         The following optional forms of payment are available:

         (1) Joint and Survivor Options - Under these options an adjusted monthly income is payable for life after retirement. Upon death, either 50%, 75% or 100% of the income which was payable will be paid to a beneficiary (if then living) until his or her death.

         (2) Straight Life Annuity - The participant will receive a greater lifetime income, but the payments will cease upon death.

         (3) Guaranteed Payments - The participant will receive a reduced lifetime income and guarantee the continuation of the monthly income to a beneficiary should his or her death occur within 60 or 120 months, for the remainder of such guaranteed period.

         The Board of Directors has approved the termination of the pension plan effective on January 20, 2008. No future benefits will be accrued under the plan following its termination. See Management's Discussion and Analysis - Overview and Business Strategy for a discussion of our current estimate of the one-time charge to fully fund the plan that the Bank expects to record as a compensation expense for the quarter ending March 31, 2008.


         Employment Agreements. We do not currently have employment or severance/change in control agreements with any of our employees. The Board of Directors ^may, however,^ consider the implementation of agreements with key personnel after the offering in order to ensure the Bank can retain such individuals.

Compensation of Directors

         Directors currently are paid a fee of $1,100 per month as board fees. There are two meetings each month. The Chairman receives an extra $150 per month ($1,800 annually). Fees for board meetings represent $13,200 of the total amount shown below for each director other than Mr. Feeney, who currently serves as Chairman. Directors receive $600 per month for attendance at meetings of the Asset Liability Committee and/or the Asset Review Committee, both of which meet monthly. Directors receive $600 for attendance at meetings of the Personnel Committee, which meets annually, and $600 for attendance at meetings of the Audit Committee, which meets quarterly. Each director's fiscal 2007 compensation includes $10,200 of committee meeting fees.

         Each director of the Bank will also serve on the Boards of Directors of William Penn Bancorp and William Penn, MHC. At this time, however, no additional compensation is expected to be paid for service on those Boards; the directors will be compensated only by the Bank. Mr. Corcoran, who is the only director at this time who is also an employee, is not compensated for serving as a director.

         The following table shows all compensation to the Board of Directors during fiscal 2007.

                                            Fees Earned
                                              or Paid
Name                                          in Cash            Total
------------------------------------------------------------------------------
William J. Feeney                             $25,200           $25,200
Craig Burton                                  $23,400           $23,400
Glenn Davis                                   $23,400           $23,400
William F. Heefner                            $23,400           $23,400
William B. K. Parry, Jr.                      $23,400           $23,400


         Deferred Compensation Plan for Directors. William Penn Bank has established a deferred compensation plan for its directors. The Bank adopted this plan in 1984. Under the deferred compensation plan, the director may defer all or part of his annual  compensation  as a  director.  The  principal  amount  of  compensation deferred together with the interest accrued on that amount will earn a return at a rate equal to the highest rate offered on William Penn certificates of deposit on December 31, adjusted annually. The earnings rate on deferrals is currently 4.8%. The participant, or, in the even of his/her death, his/her beneficiary, shall receive distributions beginning on the first day of the first month after the earlier of (i) the participant's death or (ii) the later of (1) the participant's ceasing for any reason (other than death) to be a member of the Board of Directors of William Penn or
  (2) the participant reaching age 70. The deferred compensation plan is payable either in (1) a lump sum payment, (2) 120 equal monthly payments or (3) equal installments. In the event of death, the payments will be made to a designated beneficiary. The participant may request a withdrawal under the deferred compensation plan for a severe hardship prior to age 70.

         All amounts deferred by directors during the fiscal year ended June 30, 2007 are included within the fees earned or paid in cash for fiscal 2007 as shown in the directors' compensation table above.


         Directors Consultation and Retirement Plan. William Penn Bank's Directors Consultation and Retirement Plan provides retirement benefits to the directors of William Penn Bank. The Bank adopted this plan in 1998. The retirement benefit is calculated as the average of the director's total monthly compensation during the 60 calendar months prior to retirement, or $900 if greater, times a percentage (if less then 10 years of service - 0%, 10 but less than 15 years - 50%, and 15 or more years -100%).

         The benefit is payable upon attainment of ten years of service as a director. Such benefit is payable for 60 months. Upon the death of a participant who is receiving benefit payments under the plan prior to his or her death, the remaining number of benefit payments to be made under the plan shall be paid to the beneficiary after the participant's death. Upon the death of a participant who is not receiving benefit payments under the plan prior to his or her death, the beneficiary shall receive 60 monthly payments. If a beneficiary dies after the participant but prior to receiving all payments under the plan, then the remaining payments will continue to be paid to the beneficiary's estate in the form of a lump-sum payment.

         Upon a change in control if the director suffers a termination of service, then the director shall be presumed to have 15 years of service as of such date of change in control and shall receive a lump sum payment equal to the present value of the payment.

         Upon a disability, the director shall be presumed to have 10 years of service and shall receive benefits on the first day of the calendar month after the disability.

Future Stock Benefit Plans

         Employee  Stock  Ownership  Plan.  The Bank  intends to  establish  the
William Penn Bank, FSB Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees of William Penn Bank, to be implemented prior to the completion of the offering. Participating employees are full-time employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the ESOP will be submitted to the Internal Revenue Service. Although no assurances can be given, we expect that a favorable letter of determination will be received.

         The ESOP is to be funded by contributions made by William Penn Bank in cash or William Penn Bancorp common stock. Benefits may be paid either in shares of common stock or in cash. The ESOP will borrow funds with which to acquire up to 8% of the aggregate shares sold in the offering plus contributed to the foundation.


         The ESOP may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. It intends to borrow funds from William Penn Bancorp. The loan is expected to be ^a fixed rate loan with a term of ten years, priced at an annual interest rate equal to the prime rate published in The Wall Street Journal as of the date of the closing of the stock offering. Presently it is anticipated that the ESOP will purchase up to 8% of the aggregate shares sold in the offering plus contributed to the foundation. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.


         Contributions to the ESOP and shares released from the suspense account will be allocated annually among participants on the basis of total taxable cash compensation. All participants must have completed a year of service during the plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Employment service before the adoption of the ESOP shall be credited for the purposes of vesting. Contributions to the ESOP by William Penn Bank are discretionary and as a result benefits payable under the ESOP cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the ESOP and serve as its trustees. The trustees must vote all allocated shares as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the ESOP committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least six months following the completion of the offering. Up to 4.9% of the total number of shares of common stock outstanding after the offering, including shares held by William Penn, MHC and by the charitable foundation, will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in William Penn Bancorp as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in William Penn Bancorp after the passage of at least six months following the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 1.96% of the total number of shares of common stock outstanding after the offering, including shares held by William Penn, MHC and the charitable foundation. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

         Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%.

         The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

         Stockholder Approval of Stock Options and Restricted Stock. We will submit the stock options plan and restricted stock plan to stockholders for their approval, at which time we will provide stockholders with detailed information about the plans and the required approval. Under recently approved Office of Thrift Supervision regulations, the stock option plan and restricted stock plan must be approved by a majority of the total votes actually cast by our public stockholders - meaning all stockholders other than our mutual holding company parent, William Penn, MHC, which will own 70% of our outstanding stock upon completion of the offering and will continue to hold a majority of our outstanding stock so long as we remain in mutual holding company form. The stock option plan and restricted stock plan will comply with all applicable Office of Thrift Supervision regulations in effect at the time the plans are adopted. If the Office of Thrift Supervision regulations were to change in the future to eliminate the requirement to obtain the separate vote of the public stockholders then William Penn, MHC would control the outcome of any vote.

Transactions with Related Persons


         ^William Penn Bank originates loans and extends credit to its directors, executive officers ^and their^ family members ^in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with parties not related to William Penn Bank^. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

         The Bank has an employee loan program whereby employees, excluding executive officers, may obtain a discounted interest rate on their home mortgage loan compared to those prevailing at the time for comparable loans with persons not related to William Penn Bank. The following information is furnished with regard to ^a loan originated under this program to Terry L. Sager, the Bank's corporate secretary and a member of the Bank's senior management team^.

                         largest                                    Amount of           Amount of
                     Principal Amount                               Principal           Interest
                       Outstanding          Principal Amount           Paid               Paid           Interest
       Name              During               Outstanding             During             During            Rate
   of Employee         Fiscal 2007       at September 30, 2007     Fiscal 2007         Fiscal 2007        Payable
------------------- ------------------- ------------------------- --------------- -- ---------------- -- ----------
  Terry L. Sager         $170,000               $155,000              $12,000            $6,000           3.625%


                         THE REORGANIZATION AND OFFERING

         The Board of Directors adopted the plan authorizing the reorganization and stock offering on November 21, 2007, subject to the approval of the Office of Thrift Supervision and approval of the Bank's members. We received authorization from the Office of Thrift Supervision to conduct the stock offering on February __, 2008. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

         General

         William Penn Bancorp will sell its common stock to eligible depositors and borrowers of William Penn Bank in a subscription offering and, if shares are available, to the general public in a community offering and/or a syndicated community offering. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

         We are offering for sale between 1,190,000 shares at the minimum and 1,610,000 shares at the maximum of the offering range (1,851,500 shares at the adjusted maximum. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering. Interest will be paid on subscription funds from the date the payment is received until the offering is either completed or terminated.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         The proceeds from the sale of common stock of William Penn Bancorp will provide William Penn Bank with new equity capital, which will support future growth and expanded operations. While William Penn Bank currently exceeds all regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, provides a means for the orderly preservation and expansion of William Penn Bank's capital base.

         The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

         Conduct of the Offering

         Subject to the limitations of the plan of reorganization and stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

          o Eligible Account Holders (depositors at the close of business on September 30, 2006 with deposits of at least $50.00);

          o    the William Penn Bank, FSB Employee Stock Ownership Plan;

          o Supplemental Eligible Account Holders (depositors at the close of business on December 31, 2007 with deposits of at least $50.00); and

          o Other Members (all other depositors of William Penn Bank as of January 31, 2008 and borrowers of William Penn Bank as of June 1, 2005 whose borrowings remained outstanding as of January 31,
               2008).

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

         Any shares sold above the maximum of the offering range may be sold to the William Penn Bank, FSB Employee Stock Ownership Plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

         Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of reorganization and stock issuance to the following persons in the following order of priority:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under Limitations on Purchases of Common Stock, up to the greater of
(i) the maximum purchase limitation in the community offering (i.e., 25,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the total amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case measured as of September 30, 2006, whose subscriptions remain unfilled. Subscription rights received by officers and directors of William Penn Bancorp or William Penn Bank, and such persons' associates, based on their increased deposits in William Penn Bank in the one year preceding September 30, 2006 will be subordinated to the subscription rights of the Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 2: The Employee Stock Ownership Plan. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders. It is expected that the William Penn Bank, FSB Employee Stock Ownership Plan will purchase up to 8% of the aggregate shares sold in the offering plus contributed to the foundation. To the extent that it does not purchase shares in the offering, it intends to purchase shares in the open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan, each Supplemental Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 25,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case measured as of December 31, 2007, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 4: Other Members. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the employee stock ownership plan and Supplemental Eligible Account Holders, each Other Member shall be given the opportunity to purchase, subject to the overall limitations described under Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 25,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Other Member and the denominator is the total amount of all qualifying deposits of all Other Members. If Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the employee stock ownership plan and Supplemental Eligible Account Holders, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Other Members first so as to permit each subscribing Other Member to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Other Member whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Other Members, in each case measured as of January 31, 2008, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Other Member must list on his order form all accounts in which he had an ownership interest as of January 31, 2008. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Joint Accounts. Subscription rights in connection with a joint account must be shared with the other persons on the joint account; a joint account entitles the holders thereof to submit orders for up to an aggregate of 25,000 shares. Joint account holders are not entitled to place multiple orders that would in the aggregate exceed 25,000 shares because the joint account relationship is considered evidence that the holders are acting in concert.

         Restrictions on Transfer of Subscription Rights and Shares. Applicable regulations and the plan of reorganization and stock issuance prohibits any person with subscription rights from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted. Each person subscribing for shares will be required to certify that such person is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue all available legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders that we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at __:__ _.m., Eastern time, on ____________, 2008. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2008. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2008. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2008, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________, 2009. If the offering is extended beyond ____________, 2008, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the expiration of the resolicitation period, a subscriber's subscription will be canceled and funds will be returned with interest.

         A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ____________, 2008.

Community Offering

         If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering then shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any one person may purchase in the community offering is 25,000 shares, or $250,000.

         Preference in the community shall be given first to natural persons and trusts of natural persons residing in Bucks County, Pennsylvania and second to other natural persons and trusts of natural persons residing in Pennsylvania. If shares are available for these "preferred purchasers" in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred purchasers whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred purchasers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of the first group of preferred purchasers (natural persons and trusts of natural persons residing in Bucks County, Pennsylvania) and then the orders of the second group of preferred purchasers (natural persons and trusts of natural persons residing in Pennsylvania), shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred purchasers.

         We will consider persons to reside in Bucks County if they occupy a dwelling there and have an ongoing physical presence in Bucks County that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in Bucks County. In all cases, the determination of residence status will be made by us in our sole discretion.

         The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         ^If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

         The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

         The plan of reorganization and stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe Bruyette & Woods, Inc. acting as our agent. In such capacity, Keefe Bruyette may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe Bruyette nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe Bruyette has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See - Community Offering above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         The maximum amount of common stock that any one person may purchase in the syndicated community offering is 25,000 shares, or $250,000. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of reorganization and stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the stock offering and promptly return all funds; return all funds, then set a new offering range and notify all subscribers to give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

         Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum purchase of common stock by an individual is $250,000. This limit applies to stock purchases in total in the subscription, community and/or syndicated community offerings. A joint account entitles the holders thereof to submit orders for up to an aggregate of 25,000 shares; they may not exceed 25,000 shares.

          2. The purchases of individuals who are considered to be associates of each other or who are deemed to be acting in concert with each other will be limited so that no more than 25,000 shares in aggregate are purchased by such individuals. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 30% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

          6. Depending upon market or financial conditions, with the approval of the Office of Thrift Supervision and without notice to subscribers, we may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. We also may, in our sole discretion, contact other large subscribers to give them the same opportunity. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who increase their subscriptions.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be issued in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders; (d) if there is an oversubscription at the Other Member level, to fill unfilled subscriptions of Other Members; (e) to fill orders received in a community offering, with preference given to persons who live in the local community; and (f) to fill orders received in the syndicated community offering. The William Penn Bank, FSB Employee Stock Ownership Plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization and stock issuance, either alone or acting in concert with others.

          10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the Office of Thrift Supervision. Under regulations of the Office of Thrift Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The  term   "associate"   of  a  person  is  defined  in  the  plan  of
reorganization and stock issuance pursuant to the regulations of the Office of Thrift Supervision to mean:

          (1) any corporation or organization of which that person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (2) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity; or

          (3) an individual who is related by blood or marriage to that person if they live in the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         In addition, pursuant to the regulations of the Office of Thrift Supervision, directors or senior officers of William Penn Bank and William Penn Bancorp who are related by blood or marriage will be considered associates of each other.

         The term "acting in concert" means:

          (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. In addition, persons or entities having the same address on any account or stock order form will be considered to be acting in concert. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of William Penn Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Offering - Restrictions on Transferability by Directors and Executive Officers.

         Ordering and Receiving Common Stock


         Persons Who are Not Permitted to Participate in the Stock Offering. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of reorganization and stock issuance reside. We are not required, however, to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:



     o The number of persons otherwise eligible to subscribe for shares under the plan of reorganization and stock issuance who reside in such jurisdiction is small; or

     o The granting of subscription rights or the offer or sale of shares of common stock to such persons would require us or any of our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify William Penn Bancorp securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

     o Such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of cost or otherwise.

     Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares, or the need for us, or our officers, directors or employees to register as brokers, dealers or salesmen.


         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account at William Penn Bank. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. To place an order in the community offering, an investor must complete an order form and return it prior to the applicable expiration date. Once submitted, subscription orders cannot be revoked without our consent.

         To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

         If a stock order form:

          o is not delivered to a subscriber and is returned to us by the United States Postal Service or we are unable to locate the addressee;

          o is not received by us or is received after the applicable expiration date;

          o    is not completed correctly or executed; or

          o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee stock ownership plan;

then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We are not required to accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of reorganization and stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         The reverse side of the order form contains a certification form mandated by regulation. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. Payment for shares of common stock ordered in the subscription offering may be made:

          o by check or money order made payable to "William Penn Bancorp, Inc."; or

          o by authorization of withdrawal from deposit accounts maintained with William Penn Bank.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to William Penn Bancorp, Inc., and checks received by the stock information center will be deposited directly to the segregated deposit account at William Penn Bank established to hold funds received as payment for shares. Interest will be paid on subscription funds received at William Penn Bank's regular passbook savings rate of interest from the date payment is received until the offering is completed or terminated. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to William Penn Bank's regular passbook savings rate.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the applicable account rate until the offering has been completed or terminated. Sums authorized for withdrawal from a certificate of deposit will continue to earn interest at the contract rate on the certificate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares. However, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will be converted into a savings account and will earn interest at the regular passbook savings rate subsequent to the withdrawal. In the case of payments made by check or money order, funds will be placed in a segregated account and interest will be paid by William Penn Bank at the regular passbook savings rate from the date payment is received until the offering is completed or terminated. It is a violation of the terms of the offering to stop payment on a check once submitted with an order, and we will take appropriate action with respect to any such violation.

         An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         A subscriber interested in using funds in an individual retirement account to purchase common stock must do so through a self-directed IRA account. William Penn Bank IRA accounts are not self-directed accounts. To use funds in an IRA account at William Penn Bank, a subscriber must make a trustee-to-trustee transfer of the IRA funds held at William Penn Bank to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase shares in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a William Penn Bank IRA account to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRA accounts.

         Federal regulations prohibit William Penn Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Information Center. Our stock information center is located at ___________________, Pennsylvania. The phone number is (___) ___-____. The stock information center's hours of operation are __:__ a.m. to __:__ p.m., Eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed, even though trading of our common stock may have commenced.

Restrictions on Repurchase of Shares

         Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the offering, repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans, including the employee stock ownership plan. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause William Penn Bank's regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

The Offering Range

         The plan of reorganization and stock issuance requires that the amount of stock offered must be based on the estimated pro forma market value of William Penn Bancorp as determined by an independent appraisal. Our independent appraiser, RP Financial LC, based its appraisal on the following factors, among others:

          o the present financial condition and recent operating results of William Penn Bank;

          o the economic and demographic conditions in William Penn Bank's existing market area; and

          o the estimated impact of the stock offering as well as the estimated expense of the stock benefit plans on our net worth and earnings potential.

         RP Financial advised in its valuation appraisal report, dated November 30, 2007, that the estimated pro forma market value of William Penn Bancorp on a fully-converted basis ranged from a minimum of $42.5 million to a maximum of $57.5 million with a midpoint of $50.0 million.

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing William Penn Bancorp's shares. RP Financial did not independently verify the consolidated financial statements and other information provided by us, nor did RP Financial value independently our assets or liabilities. The valuation considers us as a going concern and should not be considered as an indication of our liquidation value. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         No sale of shares of common stock in the stock offering may be completed unless RP Financial confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of William Penn Bancorp and William Penn Bank. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, we will be required to return all subscribers' funds to them (with interest) and conduct a resolicitation of all orders received. Subscribers would in that case be permitted to modify, rescind or resubmit their orders prior to the expiration of the resolicitation offering. It is possible that we would increase or decrease the purchase limitations in such a situation. Any change in the estimated valuation range would first need to be approved by the Office of Thrift Supervision.

         An increase in the number of shares of common stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and William Penn Bancorp's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and William Penn Bancorp's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the Bank's main office and the other locations specified under Where You Can Find More Information. The appraisal report is an exhibit to the registration statement filed with the Securities and Exchange Commission.

         For its services in making this appraisal, RP Financial's fees and out-of-pocket expenses are estimated to total approximately $47,500. We have agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by us to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.


         Methodology of the Appraisal. Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial relied primarily on the comparative market value methodology in determining the pro forma market value. In applying this methodology, RP Financial analyzed financial and operational comparisons of William Penn Bank with a selected peer group of publicly traded mutual holding companies. The following table shows the names of the peer group companies as well as their locations, initial public offering date, asset size as of September 30, 2007 and market value data, based on market prices as of November 30, 2007. All of the companies are NASDAQ traded other than Gouverneur Bancorp, which is AMEX listed.^

                                                                          IPO Date               Total              Market
Company Name, Ticker Symbol and Location                                                        Assets              Value
----------------------------------------------------------------- -- ------------------- ---- ------------ ---- ---------------
                                                                                              (In Millions)
Brooklyn Federal Bancorp - BFSB (Brookylyn, NY)                          April 2005              $390                $178
United Community Bancorp - UCBA (Lawrenceburg, IN)                       March 2006              $378                $101
Lake Shore Bancorp - LSBK (Dunkirk, NY)                                  April 2006              $356                $59
Greene County Bancorp - GCBC (Catskill, NY)                            December 1998             $339                $46
Northeast Community Bancorp - NECB (White Plains, NY)                    July 2006               $318                $158
Cheviot Financial - CHEV (Cincinnati, OH)                               January 2004             $316                $96
Pathfinder Bancorp - PBHC (Oswego, NY)                                 November 1995             $314                $26
Jacksonville Bancorp - JXSB (Jacksonville, IL)                           April 1995              $282                $20
Kentucky First Federal Bancorp - KFFB (Hazard, KY)                       March 2005              $273                $82
Gouverneur Bancorp - GOV (Gouverneur, NY)                                March 1999              $133                $25

         Pricing Ratios. Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial utilized the average and median price-to-earnings and price-to-book value ratios of the peer group companies, based on their current stock trading prices, to establish appropriate pro forma pricing ratios for William Penn Bancorp. The estimated pro forma market value was established based on how William Penn Bank compares to the peer group companies on a financial and operational basis.

         The ratio of "price-to-earnings" measures the stock's cost relative to the company's earnings. It is the price of one share of stock divided by the earnings per share. It represents how much an investor is paying for a company's earnings ability; a high ratio means the stock is priced high relative to how much the company earns.

         The ratio of "price-to-book value" measures the stock's cost relative to the company's equity. Book value per share is another way of saying equity per share. The company's total equity divided by the number of shares outstanding is the equity per share. The price-to-book value ratio represents how much an investor is paying for the stock relative to the net worth of the company.

         The following table presents the pricing ratios for the peer group companies on a fully-converted basis and the pro forma fully-converted pricing ratios for William Penn Bancorp. The calculations of the fully-converted pricing ratios for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of November 30, 2007.

                                                                          Price-to-earnings          Price-to-book
                                                                               multiple               value ratio
                                                                        -----------------------    -------------------
Pricing ratios for peer group on a fully-converted basis:
Average                                                                         23.15x                   80.54%
Median                                                                          24.51x                   81.10%
High                                                                            29.49x                   93.39%
Low                                                                             11.81x                   65.24%

                                                                          Price-to-earnings          Price-to-book
                                                                               multiple               value ratio
                                                                        -----------------------    -------------------
Pro forma pricing ratios for William Penn Bancorp
on a fully-converted basis:
Minimum                                                                         23.26x                   61.46%
Midpoint                                                                        27.03x                   66.18%
Maximum                                                                         30.30x                   70.13%
Maximum, as adjusted                                                            34.48x                   73.96%

         The estimated pro forma market values for mutual holding company stock offerings as well as full conversion stock offerings are generally set at a level that results in the company's pro forma price-to-book ratio being less than the price-to-book ratio of the peer group. The converting company's value is discounted relative to the peer group because the company's return on equity (which is a measure of how much the company earns relative to its amount of capital) following the offering is generally expected to be lower than the peer group's return on equity until the company is able to profitably deploy the new capital from the offering. The practice of setting the estimated pro forma market value to reflect the uncertainty about the company's ability to profitably deploy its new capital is called the "new issue discount."


         The contribution of $150,000 in cash and approximately 2% of the total shares to be outstanding upon completion of the offering to the charitable foundation reduced our estimated pro forma market value.


Plan of Distribution and Marketing Arrangements

         We have engaged Keefe Bruyette & Woods, Inc., a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Keefe Bruyette will assist us in the offering as follows:

          o consulting as to the securities marketing implications of any aspect of the plan of reorganization and stock issuance;

          o reviewing with our Board of Directors the financial impact of the offering based upon the independent appraiser's appraisal of the common stock;

          o reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

          o assisting in the design and implementation of a marketing strategy for the offering;

          o assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

          o providing such other general advice and assistance we may request to promote the successful completion of the offering.

         For these services, Keefe Bruyette will receive a management fee of $25,000 payable in four monthly installments and a success fee upon completion of the offering of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the stock issuance is consummated, excluding in each case shares purchased by the William Penn Bank, FSB Employee Stock Ownership Plan and shares purchased by our directors, officers and employees and their immediate families and shares issued to the charitable foundation.

         The plan of reorganization and stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe Bruyette. In such capacity, Keefe Bruyette may form a syndicate of other broker-dealers. Neither Keefe Bruyette nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe Bruyette has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe Bruyette will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Keefe Bruyette and other National Association of Securities Dealers member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Keefe Bruyette for its reasonable out-of-pocket expenses (including legal fees and expenses) associated with its marketing effort, up to a maximum of $65,000. If the plan of reorganization and stock issuance is terminated or if Keefe Bruyette terminates its agreement with us in accordance with the provisions of the agreement, Keefe Bruyette will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe Bruyette against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Keefe Bruyette has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for our common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock offered for sale. Keefe Bruyette expresses no opinion as to the prices at which the common stock, once issued, may trade.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe Bruyette. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 so as to permit officers, directors and employees to participate in the sale of our common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Appropriate instructions will be issued to the transfer agent with respect to applicable restrictions on transfer of such stock. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made by tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provisions to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering


         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares. ^


Effects of the Stock Offering

         General. The stock offering will not have any effect on William Penn Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, William Penn Bank will continue to be subject to regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Deposits and Loans. Each holder of a deposit account in William Penn Bank at the time of the stock offering will continue as an account holder in William Penn Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks and other evidence of their accounts. The stock offering will not affect the loans of any borrower from William Penn Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

         Voting Rights. As a stock savings bank, all voting rights of William Penn Bank will be held solely by its sole stockholder, William Penn Bancorp. All voting rights of William Penn Bancorp will be held by its stockholders, including William Penn, MHC. All voting rights of William Penn, MHC will be held by the Board of Directors of William Penn, MHC. William Penn, MHC will own a majority of the outstanding common stock of William Penn Bancorp, and thus the Board of Directors of William Penn, MHC, which is comprised of the same individuals who are directors of William Penn Bancorp, will control the affairs of William Penn Bancorp, including the election of directors of William Penn Bancorp.


         Material Federal and State Tax Consequences of the Offering. The reorganization may be completed in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan and applicable laws, regulations, and policies. However, we intend to complete the reorganization using a series of mergers as described below. This structure allows William Penn Bank to retain all of its historical tax attributes and produces significant savings to us because it simplifies regulatory approvals and conditions associated with the reorganization. ^

         We will complete the reorganization as follows:


          (i) William Penn Bank, in its mutual form, will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One");

          (ii) Interim One will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim Two");

          (iii) Interim One will organize William Penn^ Bancorp, Inc. as a federal stock corporation ^and a wholly owned subsidiary^ of Interim One;

          (iv) William Penn Bank, in its mutual form, will exchange its charter for a federal stock savings bank charter;

          (v) ^Interim One will cancel its outstanding stock ^and exchange its charter for a federal mutual ^holding company charter;


          (vi) ^Interim Two will merge with and into William Penn Bank, with William Penn Bank surviving;

          (vii) ^the former members of William Penn Bank ^will become members of William Penn, MHC;

          (viii) William Penn, MHC will receive all of the stock of William Penn Bank ^in exchange for ^its shares of Interim Two stock;

          (ix) William Penn, MHC will ^transfer all of the ^outstanding shares of William Penn Bank to William Penn Bancorp; and

          (x) William Penn Bancorp will offer for sale ^approximately 28% of its common stock.


         As a result of these transactions: (a) William Penn Bank, FSB will be a wholly owned subsidiary of William Penn Bancorp; (b) William Penn Bancorp will be a majority-owned subsidiary of William Penn, MHC; and (c) the former depositors of William Penn Bank will hold liquidation interests in William Penn, MHC.

         Under this structure: (1) the reorganization is intended to be a tax-free reorganization under Code section 368(a)(1)(F); and (2) the exchange of the shares of William Penn Bank's initial common stock deemed constructively received by William Penn Bank's depositors for liquidation interests in William Penn, MHC is intended to be a tax-free exchange under Code section 351.

         The reorganization is conditioned on, among other things, the prior receipt by William Penn Bank of either a private letter ruling from the Internal Revenue Service and from the federal taxing authorities or an opinion of counsel as to the federal and Pennsylvania income tax consequences of the reorganization to William Penn Bank (in both its mutual and stock form), William Penn Bancorp and the eligible account holders and supplemental account holders.

         In the following discussion, "the Mutual Bank" refers to William Penn Bank before the reorganization and "the Stock Bank" refers to William Penn Bank after the reorganization. We have received an opinion from our counsel, Malizia Spidi & Fisch, PC on the material federal tax consequences of the reorganization and stock offering to William Penn Bancorp, the purchasers of the common stock and the recipients of subscription rights. The opinion has been filed as part of William Penn Bancorp's registration statement with the United States Securities and Exchange Commission and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. With regard to the reorganization, we have received an opinion from Malizia Spidi & Fisch, PC stating that:

          o    The  reorganization  will constitute a reorganization  under Code section 368(a)(1)(F), and William Penn Bank, FSB (in either its status as the Mutual Bank or the Stock Bank) will recognize no gain or loss as a result of the reorganization;

          o The basis of each asset of the Mutual Bank received by the Stock Bank in the reorganization will be the same as the Mutual Bank's basis for such asset immediately prior to the reorganization;

          o The holding period of each asset of the Mutual Bank received by the Stock Bank in the reorganization will include the period during which such asset was held by the Mutual Bank prior to the reorganization;

          o For purposes of Code section 381(b), Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of the Mutual Bank (subject to application of Code sections 381, 382, and 384) will be taken into account by the Stock Bank as if the reorganization had not occurred;

          o The Mutual Bank's members will recognize no gain or loss upon their constructive receipt of shares of the Stock Bank common stock solely in exchange for their interest (i.e., liquidation and voting rights) in the Mutual Bank;

          o William Penn, MHC will recognize no gain or loss upon its receipt from the Mutual Bank's members of shares of Stock Bank common stock solely in exchange for the Mutual Bank's members' interest (i.e., liquidation and voting rights) in William Penn, MHC;

          o William Penn Bancorp will recognize no gain or loss upon its receipt of 100% of the common stock of Stock Bank from William Penn, MHC;

          o William Penn, MHC will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank to William Penn Bancorp;

          o No gain or loss will be recognized by depositors of the Mutual Bank upon the issuance to them of deposits in the Stock Bank in the same dollar amount as their deposits in the Mutual Bank;

          o No gain or loss will be recognized by William Penn Bancorp on the receipt of money in exchange for stock sold in the offering; and

          o No gain or loss will be recognized by eligible account holders, supplemental eligible account holders or other members upon the distribution to them of the non-transferable subscription rights to purchase shares of stock.

         The opinion in the final bullet above is based on (1) no person receiving any payment, whether in money or property, in lieu of subscription rights and (2) the position that the subscription rights to purchase shares of common stock received by account holders have a fair market value of zero. In reaching such opinion, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes therefore that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero and has noted in its opinion that it is not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights is a reasoned conclusion rather than an absolute conclusion. Such conclusion is, however, supported by the representation from RP Financial LC that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights in certain cases, regardless of whether the rights are exercised. This income may be capital gain or ordinary income, and William Penn Bancorp could recognize gain on the distribution of these rights.

         We have also received an opinion from Malizia Spidi & Fisch, PC stating that, assuming the reorganization does not result in any federal income tax liability to William Penn Bancorp, Inc., William Penn Bank or William Penn
Bank's members, then implementation of the reorganization and stock offering will not result in any Pennsylvania income tax liability to those entities or persons.

         Unlike a private letter ruling from the Internal Revenue Service, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the federal or Pennsylvania tax authorities. Account holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Interpretation, Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by the Board, with the concurrence of the Office of Thrift Supervision. To the extent permitted by law, all interpretations by us of the plan of reorganization and stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of reorganization and stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of reorganization and stock issuance as a result of comments from regulatory authorities or otherwise.

         Completion of the offering requires the sale of all shares of the common stock within ninety days following approval of the plan of reorganization and stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of reorganization and stock issuance will be terminated and we will continue our business. We may terminate the plan of reorganization and stock issuance at any time.

         Conditions to the Offering

         Completion of the offering is subject to several factors, including:

          1. the receipt of all the required approvals of the Office of Thrift Supervision for the issuance of common stock in the offering,


          2.   the approval of the members of William Penn Bank, and

          3.   the sale of 1,190,000 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

              PROPOSED STOCK PURCHASES BY DIRECTORS AND MANAGEMENT

         Preliminary indications from our directors and senior management and their associates are that they will subscribe for an aggregate of approximately 103,500 shares in the stock offering. If 1,400,000 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 7.4% of the shares sold in the offering and 2.1% of the ^4,989,983 total shares outstanding after the offering, including shares issued to William Penn, MHC and the charitable foundation. At the maximum of the offering range, these percentages decrease to 6.4% and 1.8%.


         The following table sets forth the amount of stock that our directors and senior management have indicated that they intend to purchase in the offering. The intended purchases of each individual's associates are included.

                                                         Number of
          Name                                            Shares
          -------------------------------------     --------------------

          William J. Feeney                               20,000
          Charles Corcoran                                25,000
          Craig Burton                                     5,000
          Glenn Davis                                      5,000
          William B.K. Parry, Jr.                         22,500
          William F. Heefner                               5,000
          James D. Douglas                                15,000
          Terry L. Sager                                   5,000
          Lillian Cruz                                     1,000
                                                    --------------------
               Total                                      103,500
                                                    ====================

         The purchases by the William Penn Bank, FSB Employee Stock Ownership Plan and any stock benefit plans to be adopted following the stock offering will increase the insiders' ownership of shares.

         Purchases of common stock in the offering by directors and executive officers and their associates will be counted toward the minimum of 1,190,000 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy this minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 30% of the shares sold in the offering.

                     WILLIAM PENN BANK COMMUNITY FOUNDATION

General


         In furtherance of our commitment to our local community, the plan of reorganization and stock issuance provides that we will establish William Penn Bank Community Foundation as a non-stock, nonprofit Delaware corporation in connection with the offering. We intend to contribute $150,000 in cash and to issue a number of shares equal to ^approximately 2.0% of the shares of common stock issued in the offering (including shares issued to William Penn, MHC) to the William Penn Bank Community Foundation. The members of William Penn Bank will vote upon the contribution of cash and stock to the foundation as a separate matter from voting on approval of the reorganization and offering.


Purpose of the Charitable Foundation

         We emphasize community lending and community activities and the foundation is being formed in recognition of this commitment. The foundation will provide financial support to charitable organizations in the communities in which we operate and will be dedicated completely to community activities and the promotion of charitable causes.

Structure of the Charitable Foundation

         William Penn Bank Community Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of William Penn Bank Community Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in
Section 501(c)(3) of the Internal Revenue Code. William Penn Bank Community Foundation's certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors or officers.

         All of our current directors as well as our vice president, James D. Douglas, and our secretary, Terry L. Sager, will serve on the initial Board of Directors of the charitable foundation. As required by OTS regulations, we also will select one additional person to serve on the initial Board of Directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. While there are no plans to change the size of the initial Board of Directors during the year following the completion of the offering, following the first anniversary of the offering, the charitable foundation may alter the size and composition of its Board. For five years after the offering, one seat on the charitable foundation's Board will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation's Board of Directors will be reserved for one of William Penn Bank's directors. Additionally, for as long as the charitable foundation remains in existence not less than a majority of seats will be reserved for persons who are either William Penn directors or officers.

         The Board of Directors of William Penn Bank Community Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of William Penn Bank Community Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of William Penn Bank Community Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of common stock of William Penn Bancorp held by the charitable foundation. However, as required by OTS regulations, all shares of common stock held by William Penn Bank Community Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of William Penn Bancorp.

         William Penn Bank Community Foundation's place of business will be located at William Penn Bank's administrative offices. The foundation will utilize employees of William Penn Bank as necessary to manage the foundation's operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the OTS regulations governing transactions between William Penn Bank and the foundation.

         William Penn Bank Community Foundation will receive working capital from the $150,000 initial cash contribution as well as from the following:

          (1) any dividends that may be paid on William Penn Bancorp's shares of common stock in the future;

          (2) within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

          (3) the proceeds of the sale of any of the shares of common stock in the open market from time to time.

         As a private foundation under Section 501(c)(3) of the Internal Revenue Code, William Penn Bank Community Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock is that the amount of common stock that may be sold by William Penn Bank Community Foundation in any one year shall not exceed 5% of the average market value of the assets held by William Penn Bank Community Foundation, except where the Board of Directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

         Our independent tax advisor, Malizia Spidi & Fisch, PC, has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. William Penn Bank Community Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as William Penn Bank Community Foundation files its application for tax-exempt status within 27 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether William Penn Bank Community Foundation's tax exempt status will be affected by the regulatory requirement that all shares of common stock of William Penn Bancorp held by William Penn Bank Community Foundation must be voted in the same ratio as all other outstanding shares of common stock of William Penn Bancorp on all proposals considered by stockholders of William Penn Bancorp.

         We have received an opinion from our independent tax advisor that William Penn Bancorp's contribution of its shares of stock to William Penn Bank Community Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that William Penn Bank Community Foundation is required to pay William Penn Bancorp for such stock. We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to William Penn Bank Community Foundation. We estimate that substantially all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to William Penn Bank Community Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

         Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize William Penn Bank Community Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to William Penn Bank Community Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

         As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. William Penn Bank Community Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. William Penn Bank Community Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

         Regulatory Requirements Imposed on the Charitable Foundation

         OTS regulations impose the following requirements on the establishment of the William Penn Bank Community Foundation:

          o    the OTS may examine the foundation at the foundation's expense;

          o the foundation must comply with all supervisory directives imposed by the OTS;

          o the foundation must provide annually to the OTS a copy of the annual report that the foundation submits to the Internal Revenue Service;

          o the foundation must operate according to written policies adopted by its Board of Directors including a conflict of interest policy;

          o the foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

          o the foundation must vote its shares of William Penn Bancorp in the same ratio as all of the other shares voted on the proposal considered by the stockholders of William Penn Bancorp.

         Within six months of completing the offering, the William Penn Bank Community Foundation must submit to the OTS a three-year operating plan.

               RESTRICTIONS ON ACQUISITION OF WILLIAM PENN BANCORP

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire William Penn Bancorp, William Penn Bank or their respective capital stock are described below. Also discussed are certain provisions in William Penn Bancorp's charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire William Penn Bancorp.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

          o    it  would   result  in  a  monopoly   or   substantially   lessen
               competition;

          o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

          o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         Under current Office of Thrift Supervision regulations, we can prohibit anyone from acquiring more than 10% of William Penn Bancorp's outstanding common stock for the five-year period following the offering. However, because we are majority owned by William Penn, MHC, this means that someone who holds 10% of our outstanding common stock controls approximately 36% of the minority shares held by stockholders other than William Penn, MHC.

         The Office of Thrift Supervision has recently proposed changes to its regulations that would permit us to apply the 10% limit to the minority shares so that no entity, person or group acting in concert may during the five years following the offering acquire more than 10% of the minority shares held by stockholders other than William Penn, MHC. Any stockholder who violated that prohibition would not be permitted to vote any of the stock acquired in excess of the limit.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution ^in what is commonly called a ^"remutualization transaction." However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted.


Charter and Bylaws of William Penn Bancorp

         The following discussion is a summary of certain provisions of the charter and bylaws of William Penn Bancorp that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of William Penn Bancorp is required by the bylaws to be divided into three staggered classes as equal in size as is possible, with one class elected annually by stockholders for three-year terms. A classified Board promotes continuity and stability of management of William Penn Bancorp, but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors are elected by a plurality of votes cast, and because William Penn, MHC will own a majority of the common stock, it will control the election of directors.

         Limitation of Beneficial Ownership and Voting. For a period of three years following the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the then-outstanding shares of William Penn Bancorp common stock without Office of Thrift Supervision prior approval.

         Additionally, our charter includes a provision that limits the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by William Penn, MHC and the charitable foundation, for a period of five years from the date this stock offering is completed.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, William Penn Bancorp will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock. Although these shares could be used by the Board of Directors of William Penn Bancorp to make it more difficult or to discourage an attempt to obtain control of William Penn Bancorp through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because William Penn, MHC will own a majority of the common stock.

         Special Meetings of Stockholders. William Penn Bancorp's bylaws provide that special meetings of stockholders may be called only by the chairman of the Board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock of William Penn Bancorp.

         How Shares are Voted. William Penn Bancorp's bylaws provide that there will not be cumulative voting by stockholders for the election of William Penn Bancorp's directors. No cumulative voting rights means that William Penn, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of William Penn Bancorp to be elected at that meeting. This could prevent minority stockholder representation on William Penn Bancorp's Board of Directors.

         Procedures for Stockholder Nominations. William Penn Bancorp's bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of William Penn Bancorp at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of William Penn Bancorp and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Indemnification.    William   Penn   Bancorp's   bylaws   provide   for
indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the Office of Thrift Supervision.

                          DESCRIPTION OF CAPITAL STOCK

General


         William Penn Bancorp is authorized to issue 49,000,000 shares of common stock, par value $0.10 per share and 1,000,000 shares of serial preferred stock, par value $0.10 per share. Upon completion of the stock offering, we will have between ^ 4,233,985 shares of common stock at the minimum and ^5,745,957 shares of common stock at the maximum of the offering range outstanding (^6,615,404 shares at the adjusted maximum), including shares that will be held by William Penn, MHC and William Penn Bank Community Foundation. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although William Penn, MHC, so long as it is in existence, must own a majority of William Penn Bancorp's outstanding shares of common stock.


Common Stock

         Distributions. William Penn Bancorp can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations that are imposed by law. See Our Policy Regarding Dividends. The holders of common stock of William Penn Bancorp will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of William Penn Bancorp out of funds legally available therefor. If William Penn Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. With the permission of the Office of Thrift Supervision, William Penn, MHC may waive the receipt of dividends on the shares of William Penn Bancorp it owns.

         Voting Rights. The holders of common stock will possess exclusive voting rights in William Penn Bancorp. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of William Penn Bancorp, the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of William Penn Bancorp (including all debts and liabilities of William Penn Bank), all assets of William Penn Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares William Penn Bancorp may issue, the Board of Directors may sell shares of capital stock of William Penn Bancorp without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 1,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for William Penn Bancorp's common stock will be _______________________.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering, the establishment of the charitable foundation, federal taxation and state taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Certain legal matters will be passed upon for Keefe Bruyette & Woods, Inc. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of William Penn Bank, FSB at June 30, 2007 and 2006 and for the years then ended have been included in this prospectus in reliance upon the report of Beard Miller Company LLP, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         RP Financial LC has consented to the publication in this document of a summary of its letter setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         William Penn Bancorp will register its common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form SB-2 are, of necessity, brief descriptions. The registration statement and exhibits can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including William Penn Bancorp, that file electronically with the SEC. The address for this web site is http://www.sec.gov.

         We have filed applications for approval of the reorganization and stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in those applications. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of William Penn Bank, FSB and William Penn, MHC, are available without charge from William Penn Bank, FSB. Copies of the plan of reorganization and stock offering are also available without charge.

                                                                       PAGE
                                                                       ----

CONSOLIDATED FINANCIAL STATEMENTS

     Report of Independent Registered Public Accounting Firm           F - 2

     Consolidated Balance Sheets                                       F - 4

     Consolidated Statements of Income                                 F - 5

     Consolidated Statements of Equity                                 F - 6

     Consolidated Statements of Cash Flows                             F - 7

     Notes to Consolidated Financial Statements                        F - 8



SCHEDULES

     All  schedules  are  omitted  because  the  required   information  is  not
          applicable or is included in the consolidated financial statements and related notes.


     The  registrant, William Penn Bancorp, Inc., is in organization and has not
          yet  commenced   operations  to  date;   accordingly,   the  financial
          statements of William Penn Bancorp, Inc. have been omitted.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
William Penn Bank, FSB
Levittown, Pennsylvania


         We have audited the accompanying consolidated balance sheets of William Penn Bank, FSB and subsidiary as of June 30, 2007 and 2006, and the related consolidated statements of income, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of William Penn Bank, FSB and subsidiary as of June 30, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 2 to the consolidated financial statements, the Bank adopted Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Post-Retirement Plans," on June 30, 2007.


         We have reviewed the accompanying consolidated balance sheet of William Penn Bank, FSB and subsidiary as of September 30, 2007, the related consolidated statements of income and cash flows for the three months ended September 30, 2007 and 2006, and the consolidated statement of equity for the three months ended September 30, 2007. These interim consolidated financial statements are the responsibility of the Bank's management.

         We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.



                                        /s/Beard Miller Company LLP



Beard Miller Company LLP
Paoli, Pennsylvania
December 13, 2007

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

                                                                                      JUNE 30,
                                                                 SEPTEMBER 30,  --------------------
                                                                    2007          2007       2006
                                                                  --------      --------   --------
                                                                (UNAUDITED)
                                                                        (IN THOUSANDS)
                             ASSETS


     Cash and due from banks                                      $ 14,176      $ 14,229   $  7,476
     Interest bearing time deposits                                  3,123         3,418      2,801
     Securities available for sale                                     117            25      1,615
     Securities held to maturity, fair value $60,537, $61,049
         and $59,571                                                60,327        61,637     60,600
     Loans receivable, net of allowance for loan losses $1,860,
         $1,840 and $1,675                                         179,655       180,204    181,012
     Premises and equipment, net                                     1,893         1,937      2,030
     Federal Home Loan Bank stock, at cost                           3,855         3,838      3,663
     Deferred income taxes                                           1,816         1,816      1,595
     Accrued interest receivable and other assets                    1,846         1,726      1,557
                                                                  --------      --------   --------

         TOTAL ASSETS                                             $266,808      $268,830   $262,349
                                                                  ========      ========   ========

                     LIABILITIES AND EQUITY
LIABILITIES

     Deposits:
              Non-interest bearing                                $  1,357      $  1,755   $  1,239
              Interest bearing                                     156,330       157,185    158,090
                                                                  --------      --------   --------

         Total Deposits                                            157,687       158,940    159,329

     Advances from Federal Home Loan Bank                           71,000        71,000     66,000
     Advances from borrowers for taxes and insurance                   687         1,947      1,912
     Accrued interest payable and other liabilities                  2,918         2,885      2,436
                                                                  --------      --------   --------

         TOTAL LIABILITIES                                         232,292       234,772    229,677

COMMITMENTS AND CONTINGENCIES                                         --            --         --
-----------------------------                                         --            --         --

EQUITY                                                              34,516        34,058     32,672
                                                                  --------      --------   --------

         TOTAL LIABILITIES AND EQUITY                             $266,808      $268,830   $262,349
                                                                  ========      ========   ========


See notes to consolidated financial statements.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,      YEARS ENDED JUNE 30,
                                                        -----------------------------------------
                                                          2007       2006       2007       2006
                                                        --------   --------   --------   --------
                                                             (UNAUDITED)
                                                                   (IN THOUSANDS)
INTEREST INCOME

     Loans receivable, including fees                   $  2,995   $  2,877   $ 11,517   $ 11,614
     Taxable securities                                      839        762      3,020      2,608
     Other                                                   248        157        815        560
                                                        --------   --------   --------   --------

         TOTAL INTEREST INCOME                             4,082      3,796     15,352     14,782
                                                        --------   --------   --------   --------

INTEREST EXPENSE

     Deposits                                              1,670      1,492      6,201      5,101
     Borrowings                                            1,010        954      3,912      3,868
                                                        --------   --------   --------   --------

         TOTAL INTEREST EXPENSE                            2,680      2,446     10,113      8,969
                                                        --------   --------   --------   --------

         NET INTEREST INCOME                               1,402      1,350      5,239      5,813

PROVISION FOR LOAN LOSSES                                     20         40        156        186
                                                        --------   --------   --------   --------

         NET INTEREST INCOME AFTER PROVISION FOR
               LOAN LOSSES                                 1,382      1,310      5,083      5,627
                                                        --------   --------   --------   --------

OTHER INCOME

     Service fees                                             26         22        111        119
     Realized gains (losses) on sales of securities         --         --            9        (18)
     Other                                                    33         34        147         42
                                                        --------   --------   --------   --------

         TOTAL OTHER INCOME                                   59         56        267        143
                                                        --------   --------   --------   --------

OTHER EXPENSES

     Salaries and employee benefits                          457        486      1,851      1,673
     Occupancy and equipment                                 152        149        631        616
     Other                                                   139        122        560        548
                                                        --------   --------   --------   --------

         TOTAL OTHER EXPENSES                                748        757      3,042      2,837
                                                        --------   --------   --------   --------

         INCOME BEFORE INCOME TAXES                          693        609      2,308      2,933

INCOME TAX EXPENSE                                           235        207        748        967
                                                        --------   --------   --------   --------

         NET INCOME                                     $    458   $    402   $  1,560   $  1,966
                                                        ========   ========   ========   ========



See notes to consolidated financial statements.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF EQUITY
PERIOD ENDED SEPTEMBER 30, 2007 AND YEARS ENDED JUNE 30, 2007 AND 2006


                                                                                         ACCUMULATED
                                                                                            OTHER
                                                                     RETAINED           COMPREHENSIVE       TOTAL
                                                                     EARNINGS                LOSS           EQUITY
                                                                     --------                ----           ------
                                                                                        (IN THOUSANDS)

BALANCE - JULY 1, 2005                                                $30,706                $   (2)        $30,704
                                                                                                             ------

     Comprehensive income:
         Net income                                                     1,966                     -           1,966
         Net change in unrealized loss on securities
              available for sale, net of taxes                              -                     2               2
                                                                                                             ------
      TOTAL COMPREHENSIVE INCOME                                                                              1,968
                                                                      -------           -----------          ------

BALANCE - JUNE 30, 2006                                                32,672                     -          32,672

     Net income                                                         1,560                     -           1,560
     Adjustment to initially apply SFAS No. 158, net of deferred
         income tax benefit of $89                                          -                  (174)           (174)
                                                                      -------           -----------          ------

BALANCE - JUNE 30, 2007                                                34,232                  (174)         34,058

     Net income (unaudited)                                               458                     -             458
                                                                      -------                ------          ------

BALANCE - SEPTEMBER 30, 2007 (UNAUDITED)                              $34,690                $ (174)        $34,516
                                                                      =======                ======         =======


See notes to consolidated financial statements.
--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,             YEARS ENDED JUNE 30,
                                                                              -----------------------       -----------------------
                                                                                2007           2006           2007           2006
                                                                              --------       --------       --------       --------
                                                                                   (UNAUDITED)
                                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                                                 $    458       $    402       $  1,560       $  1,966
   Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses                                                  20             40            156            186
         Provision for depreciation                                                 44             44            182            148
         Net accretion of securities premiums and discounts                        (60)           (44)          (177)          (149)
         Deferred income taxes                                                    --             --             (132)           (59)
         Realized (gains) losses on sales of securities                           --             --               (9)            18
         Increase in accrued interest receivable and other
              assets                                                              (120)           (74)          (169)            (7)
         Increase in accrued interest payable and other
              liabilities                                                           33            216            186             97
                                                                              --------       --------       --------       --------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                 375            584          1,597          2,200
                                                                              --------       --------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Securities available for sale:
         Purchases                                                                 (92)        (1,984)        (7,349)        (7,417)
         Proceeds from sales of securities                                        --            1,099          8,948          7,124
   Securities held to maturity:
         Purchases                                                              (4,002)        (5,425)       (33,708)       (20,503)
         Maturities, calls and principal paydowns                                5,372          9,145         32,848         17,507
   Proceeds from sale of loan                                                     --             --              150           --
   Net decrease in loans receivable                                                529          2,601            502          1,766
   Net (purchases) maturities of interest bearing time deposits                    295             (1)          (617)          (575)
   Net (increase) decrease in Federal Home Loan Bank stock                         (17)             9           (175)           157
   Purchases of premises and equipment                                            --              (27)           (89)          (514)
                                                                              --------       --------       --------       --------

         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                     2,085          5,417            510         (2,455)
                                                                              --------       --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase (decrease) in deposits                                          (1,253)        (4,567)          (389)           171
   Proceeds from advances from Federal Home Loan Bank                             --             --            5,000          5,000
   Repayment of advances from Federal Home Loan Bank                              --             --             --           (6,000)
   Increase (decrease) in advances from borrowers for taxes and
      insurance                                                                 (1,260)        (1,336)            35            (49)
                                                                              --------       --------       --------       --------

         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                    (2,513)        (5,903)         4,646           (878)
                                                                              --------       --------       --------       --------

         NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (53)            98          6,753         (1,133)

CASH AND CASH EQUIVALENTS - BEGINNING                                           14,229          7,476          7,476          8,609
                                                                              --------       --------       --------       --------

CASH AND CASH EQUIVALENTS - ENDING                                            $ 14,176       $  7,574       $ 14,229       $  7,476
                                                                              ========       ========       ========       ========

SUPPLEMENTARY CASH FLOWS INFORMATION
   Interest paid                                                              $  2,640       $  2,451       $ 10,085       $  8,979
                                                                              ========       ========       ========       ========

   Income taxes paid                                                          $    240       $   --         $    825       $  1,035
                                                                              ========       ========       ========       ========


See notes to consolidated financial statements.
--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

William Penn Bank, FSB (the Bank) is a federally chartered mutual savings bank. The Bank's primary business consists of the taking of deposits and granting of mortgage loans to customers generally in the Bucks County, Pennsylvania area. The Bank is supervised and regulated by the Office of Thrift Supervision.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, WPSLA Investment Corporation. WPSLA Investment Corporation was incorporated under Delaware law in 2000 to hold securities for the Bank. At September 30, 2007, this subsidiary held $28,100,000 of the Bank's $60,444,000 securities portfolio (unaudited). All intercompany transactions and balances have been eliminated in consolidation.


ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to the determination of the allowance for loan losses and the evaluation of other than temporary impairment of securities.

PRESENTATION OF CASH FLOWS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and interest bearing demand deposits.

SECURITIES

     Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.

     Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SECURITIES (CONTINUED)

     Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

     Management determines the appropriate classification of debt securities at the time of purchase.

     Federal law requires a member institution of the Federal Home Loan Bank system to hold stock of its district Federal Home Loan Bank according to a predetermined formula. This restricted stock is carried at cost.

LOANS RECEIVABLE

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

     The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon the Bank's past loan experience, known or inherent credit risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR LOAN LOSSES (CONTINUED)

     The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

     A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

TRANSFERS OF FINANCIAL ASSETS

     Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and
     (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

PREMISES AND EQUIPMENT

     Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the following estimated useful lives of the related assets:

                                                                 YEARS
                                                                 -----
        Office buildings and improvements                        5 - 33
        Furniture, fixtures and equipment                        5 - 10
        Automobiles                                                4

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS


     The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the three months ended September 30, 2007 and 2006 was $6,000 and $8,000, respectively (unaudited). Advertising expense for the years ended June 30, 2007 and 2006 was $34,000 and $46,000, respectively.


INCOME TAXES

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the balance sheets when they are funded.

COMPREHENSIVE INCOME

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

     The components of other comprehensive income and related tax effects are as follows (in thousands):

                                                               THREE MONTHS ENDED
                                                                  SEPTEMBER 30,                   YEARS ENDED JUNE 30,
                                                         ----------------------------       ----------------------------
                                                              2007             2006              2007             2006
                                                         -----------      -----------       -----------      -----------
                                                                   (UNAUDITED)
                   Unrealized holding gains (losses)
                        on available for sale
                        securities                        $         -      $         -       $         9      $       (15)
                   Reclassification adjustment for
                        (gains) losses included in
                        net income                                  -                -                (9)              18
                                                          -----------      -----------       -----------      -----------

                          NET UNREALIZED GAINS                      -                -                 -                3

                   Income tax effect                                -                -                 -               (1)
                                                          -----------      -----------       -----------      -----------

                          NET OF TAX AMOUNT               $         -      $         -       $         -      $         2
                                                          ===========      ===========       ===========      ===========


--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RETIREMENT BENEFITS

     Substantially all employees are covered by a pension plan. The cost of the plan is based on actuarial computations of current and future benefits for employees. It is the Bank's policy to fund the recommended required contribution determined under the Employee Retirement Income Security Act.

SEGMENT REPORTING

     The Bank acts as an independent community financial services provider, and offers traditional banking and related financial services to individual, business and government customers. Through its branch and automated teller machine network, the Bank offers a full array of commercial and retail financial services, including the taking of time, savings and demand deposits; the making of commercial, consumer and mortgage loans; and the providing of other financial services.

     Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.

RECLASSIFICATION

     Certain items in the 2006 financial  statements  have been  reclassified to
     conform  to  the  2007  financial  statement   presentation  format.  These
     reclassifications had no effect on net income.

NEW ACCOUNTING STANDARDS

     In July 2006, the FASB issued FASB Interpretation ("FIN") 48, "Accounting for Uncertainty in Income Taxes." This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Bank is evaluating the impact the adoption of FIN 48 will have on our consolidated financial position and results of operations.

     In May 2007, the FASB issued FASB Staff Position ("FSP") FIN 48-1 "Definition of Settlement in FASB Interpretation No. 48" (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective retroactively to January 1, 2007. The Bank is evaluating the impact the adoption of FIN 48 will have on our consolidated financial position and results of operations.

     In September 2006, the FASB issued FASB Statement ("SFAS") No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Bank is evaluating the impact, if any, of the adoption of SFAS No. 157 on our consolidated financial position and results of operations.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS (CONTINUED)

     In February 2007, the FASB issued FASB Staff Position (FSP) FAS 158-1, "Conforming Amendments to the Illustrations in FASB Statements No. 87, No. 88, and No 106 and to the Related Staff Implementation Guides." This FSP makes conforming amendments to other FASB statements and staff implementation guides and provides technical corrections to SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." The conforming amendments in this FSP shall be applied upon adoption of SFAS No. 158. The adoption of FSP FAS 158-1 did not have a material impact on our consolidated financial statements or disclosures.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for the Bank July 1, 2008. The Bank is evaluating the impact that the adoption of SFAS No. 159 will have on our consolidated financial statements.


NOTE 3 - INVESTMENT IN INTEREST-BEARING TIME DEPOSITS

The interest-bearing time deposits by contractual maturity are shown below (in thousands):

                                                                                               JUNE 30,
                                                                    SEPTEMBER 30,         -------------------
                                                                        2007              2007         2006
                                                                    ------------         ------        ------
                                                                    (UNAUDITED)
          Due in one year or less                                      $1,645             $1,841        $1,616
          Due after one year through five years                         1,478              1,577         1,185
                                                                       ------            ------        ------

                                                                       $3,123             $3,418        $2,801
                                                                       ======             ======        ======

NOTE 4 - SECURITIES

The amortized cost and approximate fair value of securities are summarized as follows (in thousands):

                                                                              SEPTEMBER 30, 2007
                                                     ---------------------------------------------------------
                                                                        GROSS          GROSS
                                                     AMORTIZED       UNREALIZED      UNREALIZED       FAIR
                                                        COST            GAINS          LOSSES         VALUE
                                                        ----            -----          ------         -----
                                                                          (UNAUDITED)
AVAILABLE FOR SALE:
         Mutual funds                                $     117        $      -       $       -        $   117
                                                     =========        ========       =========        =======

HELD TO MATURITY:
         U.S. Government corporations and
         agencies securities                         $  52,779        $    365       $    (122)       $53,022
         Mortgage-backed securities                      7,548              25             (58)         7,515
                                                     ---------        --------       ---------        -------

                                                     $  60,327        $    390       $    (180)       $60,537
                                                     =========        ========       =========        =======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - SECURITIES (CONTINUED)

                                                                         JUNE 30, 2007
                                                     ---------------------------------------------------------
                                                                        GROSS          GROSS
                                                     AMORTIZED       UNREALIZED      UNREALIZED       FAIR
                                                        COST            GAINS          LOSSES         VALUE
                                                        ----            -----          ------         -----
AVAILABLE FOR SALE:
         Mutual funds                                 $    25         $     -         $     -        $    25
                                                      =======         =======         =======        =======

HELD TO MATURITY:
         U.S. Government corporations and
         agencies securities                          $53,718         $    13         $  (457)       $53,274
         Mortgage-backed securities                     7,919              20            (164)         7,775
                                                      -------         -------         -------        -------

                                                      $61,637         $    33         $  (621)       $61,049
                                                      =======         =======         =======        =======
                                                                         JUNE 30, 2006
                                                     ---------------------------------------------------------
                                                                        GROSS          GROSS
                                                     AMORTIZED       UNREALIZED      UNREALIZED       FAIR
                                                        COST            GAINS          LOSSES         VALUE
                                                        ----            -----          ------         -----
AVAILABLE FOR SALE:
         Mutual Funds                                 $ 1,615         $     -         $     -        $ 1,615
                                                      =======         ======          ======         =======
HELD TO MATURITY:

         U.S. Government corporations and
         agencies securities                          $51,542         $     -         $  (830)       $50,712
         Mortgage-backed securities                     9,058              39            (238)         8,859
                                                      -------         -------         -------        -------

                                                      $60,600         $    39         $(1,068)       $59,571
                                                      =======         =======         =======        =======



No securities were sold during the three months ended September 30, 2007 and September 30, 2006 (unaudited).

Gross realized gains on sales of securities were $9,000 and $-0- for the years ended June 30, 2007 and 2006, respectively. Gross realized losses were $-0- and $18,000 for the years ended June 30, 2007 and 2006, respectively.


The amortized cost and fair value of securities, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without penalties (in thousands).

                                                       SEPTEMBER 30, 2007                      JUNE 30, 2007
                                                  ---------------------------         -----------------------------
                                                       HELD TO MATURITY                      HELD TO MATURITY
                                                  ---------------------------         -----------------------------
                                                  AMORTIZED             FAIR                                   FAIR
                                                     COST               VALUE         AMORTIZED COST          VALUE
                                                     ----               -----         --------------          -----
                                                          (UNAUDITED)

Due in one year or less                           $   4,500          $   4,507           $  5,500           $  5,488
Due after one year through five years                35,401             35,649             35,399             35,125
Due after five years through ten years                6,875              6,953              6,875              6,843
Due after ten years                                   6,003              5,913              5,944              5,818
Mortgage-backed securities                            7,548              7,515              7,919              7,775
                                                  ---------           ---------          --------           --------

                                                  $  60,327           $ 60,537           $ 61,637           $ 61,049
                                                  =========           =========          ========           ========

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - SECURITIES (CONTINUED)

The following table shows the Bank's investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position (in thousands):

                                                                     SEPTEMBER 30, 2007
                                    --------------------------------------------------------------------------------------
                                     LESS THAN 12 MONTHS              12 MONTHS OR MORE                    TOTAL
                                    -----------------------         -----------------------        -----------------------
                                    FAIR         UNREALIZED         FAIR         UNREALIZED         FAIR        UNREALIZED
                                    VALUE          LOSSES           VALUE          LOSSES          VALUE          LOSSES
                                    -----          ------           -----          ------          -----          ------
                                                                         (UNAUDITED)
HELD TO MATURITY:
         U.S. Government
         corporations and
         agencies securities        $5,640            $(54)         $4,192           $(68)       $  9,832           $(122)
         Mortgage-backed
         securities                      -               -           2,279            (58)          2,279             (58)
                                 ---------    ------------    ------------   -------------   -------------   ------------

       TOTAL TEMPORARILY
           IMPAIRED SECURITIES      $5,640            $(54)         $6,471          $(126)        $12,111           $(180)
                                 =========    ============    ============   =============   =============   ============
                                                                       JUNE 30, 2007
                                    --------------------------------------------------------------------------------------
HELD TO MATURITY:
         U.S. Government
         corporations and
         agencies securities       $25,299           $(198)        $18,953          $(259)        $44,252           $(457)
         Mortgage-backed
         securities                      -               -           5,417           (164)          5,417            (164)
                                 ---------    ------------    ------------   -------------   -------------   ------------

       TOTAL TEMPORARILY
           IMPAIRED SECURITIES     $25,299           $(198)        $24,370          $(423)        $49,669           $(621)
                                 =========    ============    ============   =============   =============   ============

                                                                       JUNE 30, 2006
                                    --------------------------------------------------------------------------------------
HELD TO MATURITY:
         U.S. Government
         corporations and
         agencies securities       $27,833           $(541)        $22,879          $(289)        $50,712         $  (830)
         Mortgage-backed
         securities                  1,064             (18)          5,341           (220)          6,405            (238)
                                ----------    ------------    ------------   -------------   -------------   ------------

       TOTAL TEMPORARILY
           IMPAIRED SECURITIES     $28,897           $(559)        $29,759          $(509)        $58,656         $(1,068)
                                ==========    ============    ============   =============   =============   ============

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - SECURITIES (CONTINUED)


The Bank had 10 securities in an unrealized loss position as of September 30, 2007 (unaudited). In management's opinion, the unrealized losses on the Bank's investments in direct obligations of U.S. government agencies and mortgage-backed securities were caused by interest rate increases. The contractual terms of U.S. government agencies do not permit the issuer to settle the securities at a price less than the par value of the investment. The contractual cash flows of mortgage-backed securities are guaranteed by FNMA and FHLMC. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the Bank's investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Bank has the intent and ability to hold such investments to maturity or market price recovery, no securities are deemed to be other-than-temporarily impaired.


The Bank had 43 securities in an unrealized loss position as of June 30, 2007.


NOTE 5 - LOANS RECEIVABLE

The composition of net loans receivable is as follows (in thousands):

                                                                                                      JUNE 30,
                                                                         SEPTEMBER 30,          -------------------------
                                                                             2007              2007                 2006
                                                                         ------------          --------             --------
                                                                          (UNAUDITED)
          Mortgage loans on real estate:
                   Residential 1-4 family                                   $117,081           $117,338             $117,335
                   Residential multi-family (five or more)                    10,826             10,829               11,137
                   Commercial - non-residential                               26,783             27,397               25,298
                   Construction                                               12,548             11,111                9,822
                   Land                                                        3,997              4,010                4,254
                   Home equity and second mortgages                            8,966              8,791                9,022
                   Equity lines of credit                                      7,105              7,162                7,096
                                                                            --------           --------             --------

                 TOTAL MORTGAGE LOANS ON REAL ESTATE                         187,306            186,638              183,964

          Consumer loans                                                       2,130              2,762                3,613
          Loans on savings accounts                                              419                428                  422
                                                                            --------           --------             --------

                 TOTAL LOANS                                                 189,855            189,828              187,999

          Loans in process                                                    (7,302)            (6,668)              (4,081)
          Unearned loan origination fees                                      (1,038)            (1,116)              (1,231)
          Allowance for loan losses                                           (1,860)            (1,840)              (1,675)
                                                                            --------           --------             --------

                 NET LOANS                                                  $179,655           $180,204             $181,012
                                                                            ========           ========             ========

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE (CONTINUED)

The following is a summary of the allowance for loan losses (in thousands):

                                                               THREE MONTHS ENDED
                                                                  SEPTEMBER 30,                     YEARS ENDED JUNE 30,
                                                            ---------------------------         ----------------------------
                                                                2007             2006              2007             2006
                                                               ------           ------            ------           ------
                                                                   (UNAUDITED)
          Balance, beginning                                   $1,840           $1,675            $1,675           $1,500
                   Provision for loan losses                       20               40               156              186
                   Charge-offs                                      -                -                 -              (13)
                   Recoveries                                       -                -                 9                2
                                                               ------           ------            ------           ------

          Balance, ending                                      $1,860           $1,715            $1,840           $1,675
                                                               ======           ======            ======           ======



The following is a summary of information pertaining to impaired and non-accrual loans (in thousands):

                                                                                                        JUNE 30,
                                                                         SEPTEMBER 30,         -----------------------------
                                                                              2007               2007                2006
                                                                            ---------          ---------             -------
                                                                          (UNAUDITED)
          Impaired loans without a valuation allowance                      $       -          $       -             $    39
          Impaired loans with a valuation allowance                             3,448              4,147               3,001
                                                                            ---------          ---------             -------

                 TOTAL IMPAIRED LOANS                                       $   3,448          $   4,147             $ 3,040
                                                                            =========          =========             =======

          Valuation allowance related to impaired loans                           495                565                 450
          Total non-accrual loans                                                 888              2,064                 402
          Total loans past due ninety days or more and still accruing               -                  -                   -



                                                             THREE MONTHS ENDED
                                                                SEPTEMBER 30,                   YEARS ENDED JUNE 30,
                                                         ---------------------------         --------------------------
                                                          2007              2006              2007                2006
                                                          ----              ----              ----                ----
                                                                (UNAUDITED)
          Average investment in impaired loans             $3,798            $3,039           $3,583              $3,001
          Interest income recognized on impaired
               loans                                           87                80              382                 345
          Interest income recognized on cash basis
               on impaired loans                               87                80              382                 345

Mortgage loans serviced for others are not included in the accompanying balance sheets. The total amount of loans serviced for the benefit of others was approximately $1,816,000 (unaudited), $1,825,000 and $1,702,000 at September 30, 2007, June 30, 2007 and 2006, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing are included in advances from borrowers for taxes and insurance.


--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE (CONTINUED)

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates. Activity consisted of the following (in thousands):

                                                                                        THREE MONTHS ENDED
                                                                                          SEPTEMBER 30,        YEAR ENDED
                                                                                              2007           JUNE 30, 2007
                                                                                              ----           -------------
                                                                                           (UNAUDITED)
          Beginning balance                                                                   $1,231             $   846
          New loans                                                                                -                 462
          Repayments                                                                             (88)                (77)
                                                                                              ------              ------

          Ending balance                                                                      $1,143              $1,231
                                                                                              ======              ======



NOTE 6 - PREMISES AND EQUIPMENT

The components of premises and equipment are as follows (in thousands):

                                                                                                    JUNE 30,
                                                                       SEPTEMBER 30,       ---------------------------
                                                                          2007               2007                 2006
                                                                         ------            --------             -------
                                                                      (UNAUDITED)
          Land                                                           $  822            $   822              $   822
          Office buildings and improvements                               1,937              1,937                1,912
          Furniture, fixtures and equipment                                 227                255                  265
          Automobiles                                                        20                 20                   20
                                                                         ------            --------             -------

                                                                          3,006              3,034                3,019
          Accumulated depreciation                                       (1,113)            (1,097)                (989)
                                                                         ------            --------             -------

                                                                         $1,893            $ 1,937              $ 2,030
                                                                         ======            ========             =======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 7 - DEPOSITS

Deposits and their respective weighted average interest rate consist of the following major classifications (dollars in thousands):

                                                                                        JUNE 30,
                                        SEPTEMBER 30,             -------------------------------------------------------
                                            2007                            2007                           2006
                                  ------------------------        ------------------------        -----------------------
                                  WEIGHTED                        WEIGHTED                        WEIGHTED
                                   AVERAGE                         AVERAGE                        AVERAGE
                                  INTEREST                        INTEREST                        INTEREST
                                    RATE           AMOUNT           RATE           AMOUNT           RATE          AMOUNT
                                    ----           ------           ----           ------           ----          ------
                                         (UNAUDITED)
Non-interest bearing demand
     accounts                         -   %     $   1,357           -  %      $    1,755           -  %       $    1,239
NOW accounts                          1.50         12,269          1.45           12,920          1.29            13,856
Money market accounts                 4.04         37,801          4.25           37,516          3.97            32,770
Savings and club accounts             2.99         12,998          2.96           13,993          2.56            14,840
Certificates of deposit               4.79         93,262          4.77           92,756          4.18            96,624
                                                ---------                     ----------                      ----------

                                      4.20      $ 157,687          4.21       $  158,940          3.73        $  159,329
                                                =========                     ==========                      ==========

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $33,198,000 (unaudited), $32,182,000 and $34,027,000 at September 30, 2007, June 30, 2007 and 2006, respectively. Generally, deposits in excess of $100,000 are not insured by Federal Deposit Insurance Corporation.


The scheduled maturities of certificates of deposit are as follows (in thousands):


     FISCAL YEAR                                                     SEPTEMBER 30,       JUNE 30,
     ENDING JUNE 30:                                                     2007              2007
     ---------------                                                  -------             -------
                                                                      (UNAUDITED)
          2008                                                        $67,601             $67,001
          2009                                                         12,239              10,661
          2010                                                          4,803               6,563
          2011                                                          2,791               3,136
          2012                                                          4,110               2,676
          Thereafter                                                    1,718               2,719
                                                                      -------             -------
                                                                      $93,262             $92,756
                                                                      =======             =======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - DEPOSITS (CONTINUED)

A summary of interest expense on deposits is as follows (in thousands):

                                                    THREE MONTHS ENDED SEPTEMBER 30,             YEARS ENDED JUNE 30,
                                                    --------------------------------         --------------------------
                                                        2007               2006                2007               2006
                                                     --------            -------             ------             -------
                                                              (UNAUDITED)
          NOW                                        $     46            $    47             $   187            $   179
          Money market                                    400                324               1,412                969
          Savings and club                                 99                 87                 382                337
          Certificates of deposit                       1,125              1,034               4,220              3,616
                                                     --------            -------             ------             -------

                                                     $  1,670            $ 1,492             $ 6,201            $ 5,101
                                                     ========            =======             =======            =======


At September 30, 2007, June 30, 2007 and 2006, deposits from principal officers and directors and their affiliates were approximately $1,012,000 (unaudited), $1,016,000 and $918,000, respectively.



NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK


The Bank has a maximum borrowing capacity with the FHLB of Pittsburgh of approximately $186,582,000 (unaudited) at September 30, 2007 and $182,508,000 at June 30, 2007 of which $71,000,000 was outstanding at September 30, 2007 and June 30, 2007. Advances are secured by qualifying assets of the Bank which include the Federal Home Loan Bank stock, mortgage-backed securities and mortgage loans.


Advances from the Federal Home Loan Bank consist of the following (dollars in thousands):

                                                                                                        JUNE 30,
                                                                          SEPTEMBER 30,          ------------------------
             MATURITY DATE                   INTEREST RATE (%)                2007               2007             2006
             -------------                   -----------------                ----               ----             ----
                                                                           (UNAUDITED)
          December 2007                      6.41 - Fixed                     $5,000             $ 5,000          $ 5,000
          February 2008                      5.48 - Convertible                5,000               5,000            5,000
          July 2009                          5.45 - Convertible                5,000               5,000            5,000
          July 2009                          6.05 - Convertible                5,000               5,000            5,000
          September 2009                     5.84 - Convertible                5,500               5,500            5,500
          February 2010                      5.91 - Convertible                4,000               4,000            4,000
          March 2010                         6.05 - Convertible                4,000               4,000            4,000
          April 2010                         5.856 - Convertible               4,000               4,000            4,000
          July 2010                          6.54 - Convertible                3,500               3,500            3,500
          September 2010                     6.10 - Convertible                4,000               4,000            4,000
          October 2010                       6.06 - Convertible                4,000               4,000            4,000
          May 2014                           5.60 - Convertible                4,000               4,000            4,000
          June 2015                          4.04 - Convertible                5,000               5,000            5,000
          September 2015                     4.13 - Convertible                5,000               5,000            5,000
          November 2015                      6.07 - Convertible                3,000               3,000            3,000
          December 2016                      4.49 - Convertible                5,000               5,000                -
                                                                             -------             -------          -------

                   TOTAL                                                     $71,000             $71,000          $66,000
                                                                             =======             =======          =======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK (CONTINUED)

On the convertible rate notes, the Federal Home Loan Bank has the option to convert the notes at rates ranging from 0.01% to 0.23% above the three-month LIBOR on a quarterly basis upon the arrival of specified conversion dates or the occurrence of specific events. Accordingly, contractual maturities above may differ from expected maturities.


Maturities of long-term debt at September 30, 2007 and June 30, 2007 are as follows (in thousands):


          Fiscal year ending June 30:
               2008                                                   $10,000
               2009                                                         -
               2010                                                    27,500
               2011                                                    11,500
               2012                                                         -
               Thereafter                                              22,000
                                                                      -------

                                                                      $71,000
                                                                      =======


NOTE 9 - INCOME TAXES

The components of income tax expense are as follows (in thousands):

                                                           THREE MONTHS ENDED
                                                             SEPTEMBER 30,                       YEARS ENDED JUNE 30,
                                                       ---------------------------             -----------------------
                                                        2007               2006                2007               2006
                                                        ----               ----                ----               ----
                                                                (UNAUDITED)
          Federal:
                   Current                              $235               $207                $880             $1,016
                   Deferred                                -                  -                (132)               (59)
                                                        ----               ----                ----             ------

                                                         235                207                 748                957
          State, current                                   -                  -                   -                 10
                                                        ----               ----                ----             ------

                                                        $235               $207                $748             $  967
                                                        ====               ====                ====             ======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9 - INCOME TAXES (CONTINUED)

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax expense included in the statements of income is as follows (dollars in thousands):

                                                                                THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                              -----------------------------------------------------------
                                                                        2007                               2006
                                                              ------------------------           ------------------------
                                                                                % OF                               % OF
                                                                               PRETAX                             PRETAX
                                                               AMOUNT          INCOME             AMOUNT          INCOME
                                                               ------          ------             ------          ------

          Federal income tax at statutory rate                $   235            34.0%           $   207            34.0%
          State tax, net of federal benefit                         -               -                  -               -
                                                              -------          ------            -------          ------

                                                              $   235            34.0%           $   207            34.0%
                                                              =======          ======            =======          ======




                                                                                 YEARS ENDED JUNE 30,
                                                              ----------------------------------------------------------
                                                                       2007                                2006
                                                              ----------------------            ------------------------
                                                                                % OF                               % OF
                                                                               PRETAX                             PRETAX
                                                              AMOUNT           INCOME            AMOUNT           INCOME
                                                              ------           ------            ------           ------
          Federal income tax at statutory rate                 $785           34.0%                $997          34.0%
          State tax, net of federal benefit                       -            -                      6           0.2
          Low income housing tax credit                         (39)          (1.7)                 (39)         (1.3)
          Other                                                   2            0.1                    3           0.1
                                                               ----           ----                 ----          ----

                                                               $748           32.4%                $967          33.0%
                                                               ====           ====                 ====          ====

Items that gave rise to significant portions of deferred tax assets and liabilities are as follows:

                                                                                                     JUNE 30,
                                                                                             ---------------------------
                                                                                              2007                 2006
                                                                                             ------               ------
                                                                                                  (IN THOUSANDS)
          Deferred tax assets:
                   Loan origination fees                                                     $  379              $   419
                   Allowance for loan losses                                                    651                  573
                   Deferred directors' fees                                                     513                  469
                   Deferred compensation                                                         75                   71
                   Other                                                                         62                   53
                   Premises and equipment                                                        47                   10
                   Employee benefit plan                                                         89                    -
                                                                                             ------               ------

                                                                                              1,816                1,595
          Deferred tax liabilities                                                                -                    -
                                                                                             ------               ------

                 NET DEFERRED TAX ASSET                                                      $1,816               $1,595
                                                                                             ======               ======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - INCOME TAXES (CONTINUED)


Retained earnings include $2,800,000 at September 30, 2007 (unaudited), June 30, 2007 and 2006, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from "applicable excess reserve" defined as the total amount of reserve over the base year reserve. The Bank's total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.



NOTE 10 - EMPLOYEE AND DIRECTOR BENEFIT PLANS

The Bank has a pension plan covering substantially all employees. The plan provides a benefit based on final average earnings and years of service.

The Bank has adopted the provisions of Statement of Financial Accounting Standards No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"), as of June 30, 2007. In accordance with SFAS No. 158, our fiscal year 2006 accounting and related disclosures were not affected by the adoption of the new standard. The table below summarizes the incremental effects of SFAS No. 158 adoption on the individual line items in our Consolidated Balance Sheets at June 30, 2007.

                                                                      PRE SFAS NO.            SFAS              POST SFAS
                                                                        NO. 158              NO. 158             NO. 158
                                                                       ADOPTION             ADJUSTMENT          ADOPTION
                                                                       --------             ----------          --------
          Assets:
               Deferred income taxes                                    $1,727              $    89              $1,816
               Accrued interest receivable and other assets              1,728                   (2)              1,726

          Liabilities:
               Accrued interest payable and other liabilities            2,624                  261               2,885

          Equity:
               Accumulated other comprehensive loss                          -                 (174)               (174)

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)

The following table sets forth the aggregate funded status of the pension plan at June 30, 2007 and 2006:

                                                                        2007       2006
                                                                       -------    -------
                                                                         (IN THOUSANDS)
Accumulated benefit obligation                                         $ 1,142    $ 1,093
                                                                       =======    =======

Change in benefit obligation:
         Benefit obligation at beginning of the year                   $ 1,429    $ 1,415
              Service cost                                                  98         92
              Interest cost                                                 89         73
              Actuarial (gain) loss                                         43       (118)
              Benefits paid                                               (176)       (33)
                                                                       -------    -------

         Benefit obligation at end of the year                           1,483      1,429
                                                                       -------    -------

Change in plan assets:
         Fair value of plan assets at beginning of year                  1,224      1,093
              Actual return on plan assets                                  92         90
              Employer contributions                                        83         74
              Benefit paid                                                (176)       (33)
                                                                       -------    -------

         Fair value of plan assets at end of year                        1,223      1,224
                                                                       -------    -------

       FUNDED STATUS                                                   $  (260)   $  (205)
                                                                       =======    =======

Prior to the adoption of SFAS No. 158:
         Funded status                                                 $  --      $  (205)
         Unrecognized net actuarial loss                                  --          197
         Unrecognized transition obligation                               --           18
                                                                       -------    -------

       NET AMOUNT RECOGNIZED AS PREPAID PENSION COST                   $  --      $    10
                                                                       =======    =======

Subsequent to the adoption of SFAS No. 158:
         Unrecognized net actuarial loss                               $   247
         Unrecognized transition obligation                                 16
                                                                       -------

                                                                           263
         Income tax benefit                                                (89)
                                                                        ------

       NET AMOUNT RECOGNIZED IN ACCUMULATED OTHER COMPREHENSIVE LOSS   $   174
                                                                       =======

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)

                                                                                             2007                 2006
                                                                                             -----                -----
                                                                                                  (IN THOUSANDS)
          Components of net periodic benefit cost for the year ended June 30:
                   Service cost                                                              $  98                $  92
                   Interest cost                                                                89                   73
                   Expected return on plan assets                                             (102)                 (91)
                   Amortization of net loss                                                      4                   12
                   Amortization of transition obligation                                         2                    2
                                                                                             -----                -----

                 NET PERIODIC PENSION COST                                                   $  91                $  88
                                                                                             =====                =====

Assumptions used in determining the net periodic pension cost and the plan's funded status for 2007 and 2006 are as follows:

                                                                                                     2007           2006
                                                                                                     ----           ----
          Discount rate                                                                              6.35%           6.35%
          Rate of increase in compensation levels                                                    3.00            3.00
          Expected long-term rate of return on plan assets                                           8.50            8.50

The Bank's pension plan asset allocations at June 30, 2007 and 2006 are as follows:

                                                                                                    PERCENTAGE OF PLAN
                                                                                                        ASSETS AT
                                                                                                    ------------------
                               ASSET CATEGORY                                                       2007          2006
                               --------------                                                       ----          ----
           Money market                                                                               1%            6%
           William Penn Bank, FSB certificate of deposit                                             99            94
                                                                                                    ---           ---

                                                                                                    100%          100%
                                                                                                    ====          ===

It is the Bank's intention to terminate this plan in the year ending June 30, 2008. As of June 30, 2007, the Bank expects to pay approximately $400,000 to settle its plan obligation, of which $322,000 was paid in October 2007. If the plan is terminated, all obligations are expected to be satisfied by lump-sum disbursements to plan participants.


The Bank also has a savings plan qualified under Section 401(k) of the Internal Revenue Code which covers substantially all of its employees. Employees can contribute up to 20% of gross pay and the Bank matches 25% of such contributions up to 12%. Savings plan expense charged to operations amounted to $32,000 and $28,000 for the years ended June 30, 2007 and 2006, respectively, and $7,000 and $8,000 for the three months ended September 30, 2007 and 2006, respectively (unaudited).


--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - EMPLOYEE AND DIRECTOR BENEFIT PLANS (CONTINUED)


The Bank has a retirement plan for the directors of the Bank. Upon retirement, a director who agrees to serve as a consulting director to the Bank will receive a monthly benefit amount for a period of up to 60 months. The expense included in the statements of income for these benefits was $17,000 and $1,000 for the years ended June 30, 2007 and 2006, respectively, and $4,000 and $4,000 for the three months ended September 30, 2007 and 2006, respectively (unaudited). At September 30, 2007, June 30, 2007 and 2006, approximately $222,000 (unaudited), $219,000 and $208,000, respectively, had been accrued under this plan.

The Bank has deferred compensation plans for certain directors of the Bank whereby they can elect to defer their directors' fees. Under the plans' provisions, benefits which accrue at the Bank's highest certificate of deposit rate will be payable upon retirement, death or permanent disability. At
September  30,  2007,   June  30,  2007  and  2006,   approximately   $1,537,000
(unaudited), $1,509,000 and $1,379,000, respectively, had been accrued under the plans. Interest expense included in the statements of income for these benefits was $67,000 and $56,000 for the years ended June 30, 2007 and 2006, respectively, and $18,000 and $15,000 for the three months ended September 30, 2007 and 2006, respectively (unaudited).



NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.


A summary of the Bank's financial instruments with off-balance sheet risk is as follows (in thousands):


                                                                                                      JUNE 30,
                                                                     SEPTEMBER 30,           -------------------------
                                                                         2007                2007                 2006
                                                                         ----                ----                 ----
                                                                      (UNAUDITED)
          Commitments to extend credit                                 $15,432             $13,594              $ 7,915
          Unfunded commitments under lines of credit                    10,566              10,431               11,656


--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have 90-day fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies, but includes principally residential or commercial real estate.


Included in the above commitments to extend credit at June 30, 2007 were fixed rate commitments to grant loans of approximately $5,230,000 which had interest rates that range from 6.25% to 8.25%.

Included in the above commitments to extend credit at September 30, 2007 were fixed rate commitments to grant loans of approximately $6,503,000 which had interest rates that range from 5.88% to 7.50% (unaudited).



NOTE 12 - CONCENTRATION OF CREDIT RISK

The Bank grants loans to customers primarily located in Bucks County, Pennsylvania. The concentration of credit by type of loan is set forth in Note
5. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.


NOTE 13 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.


Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined) and of total capital (as defined) to risk-weighted assets (as defined). Management believes, as of September 30, 2007 (unaudited) and June 30, 2007, that the Bank meets all capital adequacy requirements to which it is subject.


--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

As of September 30, 2007 and June 30, 2007, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum core, Tier I risk-based and total risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented below (in thousands):

                                                                                                        TO BE WELL
                                                                                                    CAPITALIZED UNDER
                                                                         FOR CAPITAL ADEQUACY       PROMPT CORRECTIVE
                                                     ACTUAL                    PURPOSES             ACTION PROVISIONS
                                               ------------------        -------------------        ------------------
                                               AMOUNT       RATIO        AMOUNT        RATIO        AMOUNT       RATIO
                                               ------       -----        ------        -----        ------       -----
AS OF SEPTEMBER 30, 2007 (UNAUDITED):
         Total risk-based capital              $35,598       23.9%    $=>11,939        =>8.0%   $=>14,914       =>10.0%
         Core capital (to risk-weighted
            assets)                             34,690       23.9           N/A          N/A     => 8,708       => 6.0
         Core capital (to adjusted total
            assets)                             34,690       13.0      =>10,654        =>4.0     =>13,321       => 5.0
         Tangible capital (to adjusted
            total assets)                       34,690       13.0      => 4,003        =>1.5          N/A          N/A

AS OF JUNE 30, 2007:
         Total risk-based capital              $35,082       24.0%    $=>11,710        =>8.0%   $=>14,638       =>10.0%
         Core capital (to risk-weighted
            assets)                             34,232       23.3           N/A          N/A     => 8,815       => 6.0
         Core capital (to adjusted total
            assets)                             34,232       12.7      =>10,781        =>4.0     =>13,477       => 5.0
         Tangible capital (to adjusted
            total assets)                       34,232       12.7      => 4,026        =>1.5       N/A             N/A

AS OF JUNE 30, 2006:
         Total risk-based capital              $33,897       23.2%    $=>11,693        =>8.0%   $=>14,616       =>10.0%
         Core capital (to risk-weighted
            assets)                             32,672       22.5           N/A          N/A     => 8,770       => 6.0
         Core capital (to adjusted total
            assets)                             32,672       12.4      =>10,522        =>4.0     =>13,174       => 5.0
         Tangible capital (to adjusted
            total assets)                       32,672       12.4      => 3,945        =>1.5          N/A          N/A

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - REGULATORY CAPITAL REQUIREMENTS (CONTINUED)


The following table presents a reconciliation of the Bank's equity as determined using accounting principles generally accepted in the United States of America
(GAAP) and its regulatory capital amounts (in thousands):

                                                                                                     JUNE 30,
                                                                     SEPTEMBER 30,        ---------------------------
                                                                          2007               2007               2006
                                                                          ----               ----               ----
                                                                      (UNAUDITED)
          Bank GAAP Equity                                              $34,516            $34,058            $32,672
          Accumulated other comprehensive loss                              174                174                  -
                                                                        -------            -------            -------

                 TANGIBLE CAPITAL, CORE CAPITAL AND TIER 1               34,690             34,232             32,672
                     RISK-BASED CAPITAL

          Allowance for loan losses (excluding specific reserves of
               $495, $565, and $450, respectively)                        1,323              1,265              1,225
          Equity investments and other assets required to be
               deducted                                                    (415)              (415)                 -
                                                                        -------            --------           -------

                 TOTAL RISK-BASED CAPITAL                               $35,598            $35,082            $33,897
                                                                        =======            ========           =======



NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.


The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments:


CASH AND CASH EQUIVALENTS AND INTEREST BEARING TIME DEPOSITS

     The carrying amounts of cash and cash equivalents and interest bearing time deposits approximate their fair value.

SECURITIES

     Fair values of securities are based on quoted market prices.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

LOANS RECEIVABLE

     For variable-rate loans that reprice frequently and which entail no significant changes in credit risk, fair values are based on carrying values. The fair value of fixed rate loans are estimated using discounted cash flow analyses at interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

FEDERAL HOME LOAN BANK STOCK

     The carrying amount of Federal Home Loan Bank stock approximates fair value.

ACCRUED INTEREST RECEIVABLE AND PAYABLE

     The carrying amount of accrued interest receivable and payable approximates fair value.

DEPOSITS

     Fair values for demand deposits, savings accounts and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar instruments with similar maturities.

ADVANCES FROM FEDERAL HOME LOAN BANK

     Fair value of advances from Federal Home Loan Bank is estimated using discounted cash flow analyses, based on rates currently available to the Bank for advances from Federal Home Loan Bank with similar terms and remaining maturities.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     Fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present credit worthiness of the counterparties.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The estimated fair values of the Bank's financial instruments were as follows (in thousands):

                                                    SEPTEMBER 30,                               JUNE 30,
                                              ---------------------       -------------------------------------------------
                                                        2007                        2007                        2006
                                              ---------------------       ---------------------       ---------------------
                                              CARRYING        FAIR        CARRYING        FAIR        CARRYING        FAIR
                                               AMOUNT         VALUE        AMOUNT         VALUE        AMOUNT         VALUE
                                               ------         -----        ------         -----        ------         -----
                                                 (UNAUDITED)
Financial assets:
         Cash and amounts due from banks      $14,176       $14,176     $  14,229     $  14,229    $    7,476    $    7,476
         Interest bearing time deposits         3,123         3,123         3,418         3,418         2,801         2,801
         Securities available for sale            117           117            25            25         1,615         1,615
         Securities held to maturity           60,327        60,537        61,637        61,049        60,600        59,571
         Loans receivable, net                179,655       179,444       180,204       178,285       181,012       180,714
         Federal Home Loan Bank stock           3,855         3,855         3,838         3,838         3,663         3,663
         Accrued interest receivable:
            Loans receivable                      863           863           827           827           728           728
            Investment securities                 666           666           624           624           448           448
            Mortgage-backed securities             27            27            30            30            35            35

Financial liabilities:
         Non-interest bearing demand
         deposits                               1,357         1,357         1,755         1,755         1,239         1,239
         NOW accounts                          12,269        12,269        12,920        12,920        13,856        13,856
         Money market accounts                 37,801        37,801        37,516        37,516        32,770        32,770
         Savings and club accounts             12,998        12,998        13,993        13,993        14,840        14,840
         Certificates of deposit               93,262        93,661        92,756        92,395        96,624        95,493
         Advances from Federal Home Loan Bank  71,000        72,358        71,000        71,064        66,000        65,894
         Accrued interest payable                 409           409           369           369           341           341

Off-balance sheet financial instruments             -             -             -             -             -             -


NOTE 15 - LEGAL CONTINGENCIES

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank's consolidated financial statements.

--------------------------------------------------------------------------------

WILLIAM PENN BANK, FSB
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONVERSION TO MUTUAL HOLDING COMPANY


On November 21, 2007, the Board of Directors approved a plan of reorganization and stock issuance by which the Bank will reorganize from its current status as a mutual savings bank to a mutual holding company structure. Pursuant to the plan of reorganization and stock issuance, the Bank will become a wholly owned stock-form subsidiary of William Penn Bancorp, Inc., a to-be-formed Federal corporation. Upon completion of the reorganization, at least a majority of the to-be outstanding shares of common stock of William Penn Bancorp, Inc. will be issued to William Penn, MHC. Consummation of the reorganization and stock issuance is subject to regulatory approval and approval by the Bank's members. Pursuant to the plan, a minority interest in the to-be outstanding shares of William Penn Bancorp, Inc. common stock will be offered for sale for cash in a subscription offering to the Bank's members and, if necessary, a community offering or syndicated community offering and an amount equal to ^approximately 2% of the to-be issued shares will be contributed to the William Penn Charitable Foundation.

Upon completion of the reorganization and offering, the mutual holding company is expected to own 70.0% of the outstanding shares of common stock of William Penn Bancorp, Inc., the charitable foundation will own ^approximately 2.0% and the minority public stockholders will own the remaining 28.0%. In the future, any payment of dividends by William Penn Bancorp, Inc. will be subject to certain regulatory restrictions.

The costs associated with the stock offering will be deferred and will be deducted from the proceeds upon sale of the stock. Approximately $15,000 of costs have been incurred at September 30, 2007 (unaudited). No costs had been incurred at June 30, 2007. If the stock offering is unsuccessful these costs will be expensed.



NOTE 17 - SUBSEQUENT EVENT

In December 2007, the Bank refinanced $25,000,000 of advances from the Federal Home Loan Bank, which had a weighted average interest rate of 5.87%. The refinancing was funded with new advances totaling $30,000,000, which have a weighted average interest rate of 3.84%. The transaction resulted in a prepayment penalty of approximately $1,524,000, which will be reflected in other expenses in the quarter ending December 31, 2007.

--------------------------------------------------------------------------------

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. Our affairs may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.



                           William Penn Bancorp, Inc.
              (Proposed Holding Company for William Penn Bank, FSB)



                     Up to _________ Shares of Common Stock
                 (Subject to Increase to Up to _________ Shares)





                                   PROSPECTUS






                             Keefe Bruyette & Woods


                               ____________, 2008




Until the later of ______________ __, 2008, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits and Financial Statement Schedules.

         The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

         (a)      Exhibits:

         1.1      Form of Agency Agreement with Keefe, Bruyette & Woods, Inc.*
         2.1      Plan of Mutual Holding Company and Reorganization and Stock Issuance*
         3(i)     Charter of William  Penn  Bancorp,  Inc.* 3(ii) Bylaws of William Penn Bancorp, Inc.*
         4.1      Specimen Stock Certificate of William Penn Bancorp, Inc.*
         5.1      Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered*
         8.1      Federal Tax Opinion of Malizia Spidi & Fisch, PC*
         8.2      State Tax Opinion of Malizia Spidi & Fisch, PC*
         10.1     Directors Consultation and Retirement Plan*
         10.2     Deferred Compensation Plan for Directors*
         10.3     Restated Deferred Compensation Plan*
         23.1     Consent of Beard Miller Company LLC
         23.2     Consent of RP Financial, LC*
         23.3     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5.1, 8.1 and 8.2)
         24.1     Power of Attorney (set forth on the signature page)
         99.1     Letter of RP Financial LC as to the value of subscription rights*
         99.2     Conversion Valuation Appraisal Report prepared by RP Financial LC
         99.3     Stock Order Form and Marketing Materials

-------------
*        Previously filed.


         (b) Financial Statement Schedules:

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or the notes thereto.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richboro in the Commonwealth of Pennsylvania on February 4, 2008.

                                       WILLIAM PENN BANCORP, INC.


                                               /s/ Charles Corcoran
                                               ---------------------------------
                                       By:     Charles Corcoran
                                               President
                                               (Duly Authorized Representative)



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on February 4, 2008:


/s/ Charles Corcoran                                             /s/ Terry L. Sager
------------------------------------------------------------     ---------------------------------------------------
Charles Corcoran                                                 Terry L. Sager
President and Director                                           Secretary
(Principal Executive and Financial Officer)                      (Principal Accounting Officer)


/s/ William J. Feeney*                                           /s/ Craig Burton*
------------------------------------------------------------     ---------------------------------------------------
William J. Feeney                                                Craig Burton
Chairman of the Board of Directors                               Director


/s/ Glenn Davis*                                                 /s/ William F. Heefner*
------------------------------------------------------------     ---------------------------------------------------
Glenn Davis                                                      William F. Heefner
Director                                                         Director


/s/ William B.K. Parry, Jr.*
------------------------------------------------------------
William B.K. Parry, Jr.
Director


* Signed pursuant to power of attorney